As filed with the Securities and Exchange Commission on August 12, 1997.

                           Registration No. 333-27601



                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-11




                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                        AMERICAN CHURCH MORTGAGE COMPANY
        (Exact name of registrant as specified in governing instruments)

                            10237 Yellow Circle Drive
                           Minnetonka, Minnesota 55343
             (Address of principal executive offices of registrant)

                  David G. Reinhart, Vice-President & Secretary
                        American Church Mortgage Company
                            10237 Yellow Circle Drive
                           Minnetonka, Minnesota 55343
                     (Name and address of agent for service)

                                   Copies to:

                             Philip T. Colton, Esq.
                                Maun & Simon, PLC
                        2000 Midwest Plaza Building West
                                801 Nicollet Mall
                              Minneapolis, MN 55402
                              (Counsel for Company)


        Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.





         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                     PART 1
                       INFORMATION REQUIRED IN PROSPECTUS

                              CROSS REFERENCE SHEET
                    Required by Item 501(b) of Regulation S-K

Item Number and Caption in Form S-11                             Heading in Prospectus
1.       Forepart of Registration Statement and                  Cover Page of Registration Statement; Outside Cover
         Outside Front Cover Page of Prospectus.                 Page of Prospectus


2.       Inside Front and Outside Back Cover Pages               Inside Front and Outside Back Cover Pages of
         of Prospectus                                           Prospectus

3.       Summary Information, Risk Factors and                   Front Cover Page; Prospectus Summary;
         Ratio of Earnings to Fixed Charges                      Risk Factors

4.       Determination of Offering Price                         Front Cover Page (Notes to table)

5.       Dilution                                                Not Applicable

6.       Selling Security Holders                                Not Applicable

7.       Plan of Distribution                                    Front and Inside Front Cover Page;
                                                                 Plan of Distribution

8.       Use of Proceeds                                         Use of Proceeds; Business of the Company Financing
                                                                 Business

9.       Selected Financial Data                                 Summary--Summary Financial Information;
                                                                 Capitalization; Selected Financial Data.

10.      Management's Discussion and Analysis of                 Management's Discussion and Analysis of Financial
         Financial Condition and Results of                      Condition and Results of Operations
         Operations

11.      General Information as to Registrant                    Business of the Company; Management; Security
                                                                 Ownership of Management and Others; Certain
                                                                 Relationships and Transactions with Management;
                                                                 Description of Capital Stock

12.      Policy with Respect to Certain Activities               Business of the Company--The Proposed Business
                                                                 Activities; --Financing Business; --Mortgage Loan
                                                                 Processing and Underwriting; --Loan Funding and
                                                                 Bank Borrowing; --Financing Policies; --Prohibited
                                                                 Investments and Activities; --Policy Changes;
                                                                 Prospectus Summary--Business Objectives and
                                                                 Policies

13.      Investment Policies of Registrant                       Business of the Company--Financing Policies;
                                                                 Prospectus Summary--Business Objectives and
                                                                 Policies

14.      Description of Real Estate                              Not Applicable


Item Number and Caption in Form S-11                             Heading in Prospectus
15.      Operating Data                                          Not Applicable

16.      Tax Treatment of Registrant and Its Security            Summary--Tax Status of Company; Risk Factors--
         Holders                                                 Risks Related to Federal Income Taxation; Federal
                                                                 Income Tax Consequences

17.      Market Price of and Dividends on                        Inside Front Cover; Summary--Dividends and
         Registrant's Common Equity and Related                  Distributions; Distributions
         Shareholder Matters

18.      Description of Registrant's Securities                  Description of Capital Stock

19.      Legal Proceedings                                       Not Applicable

20.      Security Ownership of Certain Beneficial                Security Ownership of Management and Others
         Owners and Management

21.      Directors and Executive Officers                        Management; The Advisor and the Advisory
                                                                 Agreement

22.      Executive Compensation                                  Management

23.      Certain Relationships and Related                       Risk Factors--Risks Relating to Management;
         Transactions                                            Management; Security Ownership of Management
                                                                 and Others;  Business of the Company; Certain
                                                                 Relationships and Transactions with Management;
                                                                 The Advisor and the Advisory Agreement;
                                                                 Compensation to Advisor and Affiliates; Conflicts of
                                                                 Interest; Reports to Shareholders, Rights of
                                                                 Examination and Additional Information

24.      Selection, Management and Custody of                    Risk Factors; Use of Proceeds; Conflicts of Interest;
         Registrant's Investments                                Compensation to Advisor and Affiliates; Business of
                                                                 the Company; Management; The Advisor and the
                                                                 Advisory Agreement

25.      Policies with Respect to Certain Transactions           Risk Factors; Use of Proceeds; Conflicts of Interest;
                                                                 Compensation to Advisor and Affiliates; Business of
                                                                 the Company; Management; The Advisor and the
                                                                 Advisory Agreement; Plan of Distribution

26.      Limitations of Liability                                Risk Factors; The Advisor and the Advisory
                                                                 Agreement; Plan of Distribution; Management--
                                                                 Fiduciary Responsibility of Board of Directors

27.      Financial Statements and Information                    Financial Statements

28.      Interests of Named Experts and Counsel                  Legal Matters; Experts

29.      Disclosure of Commission Position on                    Management--Fiduciary Responsibility of Board of
         Indemnification of Securities Act Liabilities           Directors


PROSPECTUS
                                [GRAPHIC OMITTED]

                                1,500,000 Shares


                        American Church Mortgage Company

                                  Common Stock



       The shares of Common Stock offered hereby (the "Shares") are being sold on a best efforts basis by American Church Mortgage Company (the "Company"). There is no requirement that a minimum number of shares be sold and no assurance can be given that any or all of the Shares will be sold. Prior to this Offering, there has been no public market for the common stock of the Company. The Offering price has been determined by negotiations between the Company and the Managing Underwriter.
 American Investors Group, Inc., an affiliate of the Company, is the Managing Underwriter of this Offering. See "Conflicts of Interest." The Company is a Minnesota corporation operating as an infinite life real estate investment trust ("REIT") and is organized for the purpose of making mortgage loans to churches and other non-profit religious organizations located throughout the United States. The Company's investment objectives are to provide investors preservation of capital through diversification, greater security through investment in only mortgage-backed loans and securities, and a higher level of distributable income than attainable through an investment in guaranteed or government-backed fixed-income securities. See "Distributions."

       INVESTMENT IN THE SHARES INVOLVES SIGNIFICANT RISKS AND CONFLICTS OF INTEREST. SEE "RISK FACTORS" BEGINNING AT PAGE 9 AND "CONFLICTS OF INTEREST." Among such risks are the following:

o Interest rate fluctuations or payment default on mortgage loans made by the Company, which could adversely affect the Company's ability to make distributions or to qualify as a REIT.
o Potential conflicts of interest and mutual benefits to affiliates of the Company, the Managing Underwriter and the Advisor in connection with the formation of the Company, offering of the Shares, and on-going business operations of the Company.
o Since the Offering is made on a "best efforts" basis, there is no assurance that all or a material amount of the Shares will be sold.
o There is no public market for the Common Stock of the Company and no assurance that a market for the Shares will develop after the offering, which may adversely affect a shareholder's ability to dispose of Shares.
o Risks associated with the current lack of a public market and lack of liquidity of the Shares.
o Taxation of the Company as a corporation if it were to lose its status as a REIT would, among other things, adversely affect the ability of the Company to pay dividends.
o Potential anti-takeover effects of limiting ownership to 9.8% of the outstanding Shares of the Company.
o Shares will not be listed on any stock exchange and will not be qualified for quotation on NASDAQ.
o The mortgages and bonds owned by the Company are secured by single purpose properties and the borrowers rely primarily on contributions to service the obligation.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.


                                                  Price to Public (1)       Selling Commission (1)     Proceeds to Company (2)
Per Share                                               $10.00                    $.595                      $9.405
Total                                                $15,000,000                $892,500                  $14,107,500
===========================================  ============================= =========================  =========================
                                                                                                     (footnotes on following page)



LASALLE ST. SECURITIES, INC.                   AMERICAN INVESTORS GROUP, INC.
   Chicago, Illinois                              Minneapolis, Minnesota



                The date of this Prospectus is ___________, 1997.

(FOOTNOTES FROM PREVIOUS PAGE)

(1) The Shares are being offered on a "best efforts" basis. The Company will pay the Underwriters selling commissions equal to 5.95% of the gross proceeds from the sale of the Shares, all or any part of which commissions may be re-allowed to Soliciting Dealers. The Company has also agreed to pay the non-accountable expenses of the Managing Underwriter in the amount of $35,000 on the first 100,000 Shares sold and $7,000 on each increment of 100,000 Shares sold thereafter . In addition, the Company has agreed to indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933. The public offering price of the Shares was determined by negotiations between the Company and the Managing Underwriter based on the price paid ($10.00 per share) by the Company's initial shareholder and shareholders who purchased shares in the Company's initial public offering completed November 8, 1996. See "Plan of Distribution." The Managing Underwriter is an affiliate of the Company and of the Advisor. See "Transactions With Management" and "Conflicts of Interest."

(2) Before deducting other expenses of issuance and distribution, estimated at up to $195,150, payable by the Company, including the Underwriter's non-accountable expenses of up to $133,000. See "Plan of Distribution."

      The Company has registered 1,650,000 Shares of common stock, $.01 par value per share of which 150,000 Shares are available only to shareholders (investors who purchase the Shares offered hereby) who participate in the Company's dividend reinvestment plan. The Shares offered hereby (the "Offering") will be sold by securities broker-dealers (the "Soliciting Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD"). American Investors Group, Inc., an affiliate of the Advisor, serves as Managing Underwriter of the Offering and LaSalle St. Securities, Inc., Chicago, Illinois serves as Co-Underwriter of the Offering. The Company began active business operations April 15, 1996 and as of July 1, 1997 had Average Invested Assets of $3,212,000, having sold 335,481 Shares in its initial public offering. This Offering will terminate no later than 365 days from the date of this Prospectus, subject to extension by mutual agreement of the Company and Managing Underwriter for an additional 120 days, or until completion of the sale of the Shares, whichever first occurs. The Company reserves the right to terminate this Offering at any time. The Company intends to continue to deploy net proceeds from the sale of Shares in this Offering as they are sold and on a regular basis pursuant to its investment and operating strategy. See "Plan of Distribution."

     Suitability: Investors must have a minimum net worth of at least $45,000 (exclusive of home, home furnishings and automobiles) or $150,000 without reference to such exclusions, or gross income of at least $45,000 per annum. Suitability standards may be higher in some states. See "Who May Invest."

      THERE IS CURRENTLY NO MARKET FOR THE SHARES, AND THERE CAN BE NO ASSURANCE THAT A FAVORABLE MARKET WILL DEVELOP OR, IF DEVELOPED, WILL BE SUSTAINED. FURTHER, THERE ARE CURRENTLY NO MARKET-MAKERS FOR THE SHARES; HOWEVER, THE UNDERWRITERS INTEND TO APPLY THEIR EFFORTS TO IDENTIFY AND SECURE BROKER-DEALERS CAPABLE OF MAKING A MARKET IN THE SHARES. THERE CAN BE NO ASSURANCE THAT THE SHARES CAN BE RESOLD AT OR ABOVE THE PUBLIC OFFERING PRICE.

      THE USE OF FORECASTS IN THE OFFERING IS PROHIBITED. ANY REPRESENTATIONS TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY CASH BENEFIT OR TAX CONSEQUENCES WHICH MAY FLOW FROM AN INVESTMENT IN THE COMPANY IS PROHIBITED.

      NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, UNDERWRITERS OR ANY SOLICITING DEALER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE EFFECTED PURSUANT HERETO SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

      THE SECURITIES DESCRIBED HEREIN ARE OFFERED BY THE UNDERWRITERS AND SOLICITING DEALERS ON BEHALF OF THE COMPANY SUBJECT TO PRIOR SALE, WITHDRAWAL, CANCELLATION OR MODIFICATION OF THE OFFERING BY THE COMPANY AND THE UNDERWRITERS WITHOUT NOTICE. THE OFFERING CAN ONLY BE MODIFIED BY MEANS OF AN AMENDMENT OR SUPPLEMENT TO THE PROSPECTUS. OFFERS TO PURCHASE AND CONFIRMATIONS OF SALES ISSUED BY THE UNDERWRITERS AND SOLICITING DEALERS ARE SUBJECT TO (1) ACCEPTANCE BY THE COMPANY, (2) RELEASE AND DELIVERY OF THE PROCEEDS OF THE OFFERING TO THE COMPANY, (3) DELIVERY OF THE SECURITIES AND (4) THE RIGHT OF THE COMPANY TO REJECT ANY AND ALL OFFERS TO PURCHASE AND TO CANCEL ANY AND ALL CONFIRMATIONS OF SALE OF THE SECURITIES OFFERED HEREBY, AT ANY TIME PRIOR TO RECEIPT OF FUNDS FROM THE PURCHASERS, IF THE OFFERING IS NOT REGISTERED, EXEMPT FROM REGISTRATION OR OTHERWISE QUALIFIED IN THE JURISDICTION OF SALE OR IF ANY REGULATION OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES ADMINISTRATOR OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. PROHIBITS THE SALE.

      Subscriptions may be rejected for any reason. If a subscription is rejected, the Company will promptly refund to the investor the consideration paid for the Shares without deduction or interest.

      The Company intends to furnish Shareholders with annual reports containing financial statements audited by the Company's independent accountants, quarterly reports for the first three quarters of each year containing summary financial and other information, and such other reports as the Company deems appropriate or as required by law.

-------------------------------------------------------------------------------


                            --- TABLE OF CONTENTS ---



PROSPECTUS SUMMARY..........................................................  4
RISK FACTORS................................................................  9
   Risks Related to Offering................................................  9
   Risks Related to Company.................................................  9
   Risks Related to Management.............................................. 10
   Risks Related to Mortgage Lending Generally.............................. 12
   Risks Related to Mortgage Lending to Churches............................ 12
   Potential Liability Under Federal and State
      Environmental Laws.................................................... 13
   Risks Related to Federal Income Taxation................................. 13
   Effect of Future Changes in Tax Laws..................................... 14
WHO MAY INVEST.............................................................. 14
USE OF PROCEEDS............................................................. 15
COMPENSATION TO ADVISOR AND AFFILIATES...................................... 15
CONFLICTS OF INTEREST....................................................... 17
   Transactions with Affiliates and Related Parties......................... 17
   Compensation to the Advisor and Conflicts
      of Interest........................................................... 17
   Competition by the Company with Affiliates............................... 18
   Non-Arm's-Length Agreements.............................................. 18
   Lack of Separate Representation.......................................... 19
   Shared Operations Facilities............................................. 19
DISTRIBUTIONS............................................................... 19
CAPITALIZATION.............................................................. 21
SELECTED FINANCIAL DATA..................................................... 22
MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL
   CONDITION AND RESULTS OF OPERATIONS...................................... 23
   Plan of Operation........................................................ 23
   Results of Operations.................................................... 23
   Liquidity and Capital Resources.......................................... 24
BUSINESS OF THE COMPANY..................................................... 25
   General.................................................................. 25
   The Company's Business Activities........................................ 25
   Financing Business....................................................... 25
   Current First Mortgage Loan Terms........................................ 26
   Property (Portfolio) of the Company...................................... 27
   Mortgage Loan Processing and Underwriting................................ 28
   Loan Commitments......................................................... 28
   Loan Portfolio Management................................................ 29
   Loan Funding and Bank Borrowing.......................................... 29
   Financing Policies....................................................... 29
   Prohibited Investments and Activities.................................... 30
   Policy Changes........................................................... 31
   Competition.............................................................. 31
   Employees................................................................ 32
   Operations............................................................... 32
 MANAGEMENT................................................................. 32
   General.................................................................. 32
   Fiduciary Responsibility of Board of Directors;
     Indemnification........................................................ 34
   Warrants and Options..................................................... 35


SECURITY OWNERSHIP OF MANAGEMENT
 AND OTHERS ................................................................ 35
 CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH
   MANAGEMENT............................................................... 36
THE ADVISOR AND THE ADVISORY AGREEMENT ..................................... 37
   Church Loan Advisors, Inc................................................ 37
   The Advisory Agreement................................................... 37
   Prior Performance of Advisor and Affiliates.............................. 39
   FEDERAL INCOME TAX CONSEQUENCES.......................................... 39
   Qualification as a Real Estate Investment Trust.......................... 39
   Failure of the Company to Qualify as a Real
          Estate Investment Trust........................................... 43
   Taxation of the Company's Shareholders................................... 43
   Taxation of Tax-Exempt Shareholders...................................... 43
   Tax Consequences of Foreign Investors.................................... 44
   Backup Withholding....................................................... 44
   State and Local Taxes.................................................... 44
   Other Tax Consequences................................................... 44
ERISA CONSEQUENCES.......................................................... 44
   Fiduciary Consequences................................................... 45
   Plan Assets Issue........................................................ 45
DESCRIPTION OF CAPITAL STOCK................................................ 46
   General.................................................................. 46
   Repurchase of Shares and Restrictions on Transfer........................ 46
   Dividend Reinvestment Program............................................ 47
   Transfer Agent and Registrar  ........................................... 47
SUMMARY OF THE ORGANIZATIONAL DOCUMENTS..................................... 47
   Certain Article and Bylaw Provisions..................................... 47
   Board of Directors....................................................... 48
   Limitations on Director Actions.......................................... 48
   Minnesota Anti-Takeover Law.............................................. 48
   Restrictions on Roll-Ups................................................. 48
   Limitation on Total Operating Expenses................................... 49
   Transactions with Affiliates............................................. 49
   Restrictions on Investments.............................................. 50
   Advisory Arrangements.................................................... 51
PLAN OF DISTRIBUTION........................................................ 51
   General.................................................................. 51
   Compensation............................................................. 51
   Subscription Process..................................................... 52
   Determination of Investor Suitability.................................... 53
   Suitability of the Investment............................................ 53
COMMISSION POSITION ON INDEMNIFICATION FOR
   SECURITIES ACT LIABILITIES............................................... 53
LEGAL MATTERS............................................................... 54
EXPERTS..................................................................... 54
REPORTS TO SHAREHOLDERS, RIGHTS OF EXAMINATION
   AND ADDITIONAL INFORMATION............................................... 54
GLOSSARY.................................................................... 56
FINANCIAL STATEMENTS....................................................... F-1
APPENDIX I................................................................. A-1


 -----------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this Prospectus. Certain terms used in this Prospectus are defined in the Glossary beginning at page 56.

                                   THE COMPANY

  The Company is a Real Estate Investment Trust ("REIT") engaged in the business of making mortgage loans from $100,000 to $1,000,000 to churches and other non-profit religious organizations throughout the United States. The Company's business is limited to making (or participating through the purchase of bonds) mortgage-backed loans to churches and other non-profit religious organizations for the purchase, construction or refinancing of real estate and improvements. Incorporated on May 27, 1994, the Company commenced active business operations on or about April 15, 1996 and concluded its initial public offering on November 8, 1996. As of July 1, 1997 the Company had funded nine mortgage loans in the aggregate principal amount of $3,212,000, and had purchased for $119,217 church bonds having a face value of $150,000. The Company intends to deploy net proceeds from the sale of the Shares through lending funds pursuant to its business plan as funds from the sale of the Shares become available for such purpose. See "Business of the Company."

  Subject to the supervision of the Company's Board of Directors (consisting of six directors, a majority of whom are Independent Directors), the business of the Company is managed by Church Loan Advisors, Inc. (the "Advisor"), which is owned by V. James Davis, David G. Reinhart and Philip J. Myers. Mssrs. Davis, Reinhart and Myers have 12, 14 and 8 years of experience, respectively in the area of mortgaged-backed lending to churches through their current and former associations with the Managing Underwriter (American Investors Group, Inc.), of which Mr. Myers is also President and Director, and Mr. Reinhart is Chairman of the Board of Directors. Mssrs. Davis and Reinhart are officers and directors of the Company and Directors of the Advisor. The Company has entered into an agreement with the Advisor (the "Advisory Agreement") which details the terms for the provision of services to the Company by the Advisor. Pursuant to the Advisory Agreement, the Company must pay the Advisor certain advisory fees and expenses, as defined in the Advisory Agreement, and one-half of any origination fees collected by the Company with respect to mortgage loans made by the Company. See "The Advisor and the Advisory Agreement," "Compensation to the Advisor and Affiliates" and "Distributions." The Advisor is neither a registered investment advisor under the Investment Advisors Act of 1940, nor a registered investment company under the Investment Company Act of 1940.

  The executive offices of the Company and the Advisor are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343 and their telephone number is (612) 945-9455.

                                  CAPITAL STOCK

  The capital stock of the Company consists of 50,000,000 undesignated shares, of which the Board of Directors has established 30,000,000 shares of Common Stock, par value $.01 per share. In order to avoid inadvertent loss of REIT status, the Company's Articles of Incorporation imposed limits on the purchase of outstanding shares that can be owned by an individual or group. See "Description of Capital Stock."

                                  THE OFFERING


Common Stock Offered (1)............................          1,500,000 Shares

Common Stock Outstanding After Offering (2).........          1,859,791 Shares

Percentage Owned by Non-Affiliates After Offering...                        99%

Net Proceeds of Offering (3)........................               $14,107,500

Use of Proceeds..................... Principally, to Make Mortgage-Backed Loans
                                     to Churches. See "Use of Proceeds."

             ------------------------------------------------------

     (1) All of the Shares of Common Stock are being offered by the Company on a "best efforts" basis through the Underwriters.
     (2) Assumes sale of all Shares being offered hereby. Excludes (i) 9,000 Shares which each Director and the President of the Advisor (7 individuals) have an option to purchase at a price of $10.00 per share, pursuant to the Stock Option Plan for Directors and the Advisor, which vest and are thus exercisable over various periods and expire on various dates from November 15, 1999 to November 15, 2001 (See "Management -- Warrants and Options"); and (ii) shares which may continue to be issued during this Offering to shareholders participating in the Company's Dividend Reinvestment Plan.
     (3) Before deducting other expenses of issuance and distribution payable by the Company, estimated at $203,000. See "Use of Proceeds."

                                  RISK FACTORS

  An investment in the Shares involves a high degree of risk. See "Risk Factors" for a more complete discussion of factors that investors should consider before purchasing any of the Shares. Some of the significant Consequences include:

      o    Fluctuations  in  interest  rates or default in payment by  borrowers
           could   adversely   affect  the   Company's   distributions   to  its
           Shareholders.

      o Potential conflicts of interest and mutual benefits to Affiliates of the Company, the Managing Underwriter and the Advisor in connection with the formation of the Company, offering of the Shares, and on-going business operations of the Company could affect decisions made by the Advisor on behalf of the Company.

      o If the Company fails to maintain status as a REIT, it will be taxed as a corporation which, among other things, would reduce funds available for distribution to Shareholders.

      o This is a "best efforts" offering which means that there is no assurance that all or a material amount of the Shares offered will be sold.

      o There is no market for the Shares and no assurance that any market will develop after the Offering. Trading in the Shares is currently limited.

      o No single Shareholder may own in excess of 9.8% of the outstanding shares of the Company, which limitation could inhibit liquidity or the ability to sell the Company.

                              CONFLICTS OF INTEREST

      A number of potential conflicts exist between the Company and the Advisor and its principals. The Advisor and its Affiliates may engage in businesses of the type conducted by the Company. The Advisor and its Affiliates also receive compensation from the Company for services rendered and an Advisory Fee equal to a percentage of Average Invested Assets. See "Conflicts of Interest."

                        BUSINESS OBJECTIVES AND POLICIES

      The objective of the Company is to provide cash distributions or current income to its Shareholders through the implementation of its investment and operating strategy, which is limited primarily to the business of making mortgage loans from $100,000 to $1,000,000 to churches and other non-profit religious organizations throughout the United States. The Company will seek to enhance returns by (i) emphasizing shorter-term (0-5 years) and mid-term (5-15 years) loans and construction loans (although there is no limit on the term of loans the Company will make); (ii) seeking origination fees (i.e. "points") from the borrower at the outset of a loan and upon any renewal of a loan; (iii) making a limited amount of higher- interest rate second mortgage loans to qualified borrowers; and (iv) purchasing a limited amount of mortgage-secured debt securities issued by churches and other non-profit religious organizations. The Company's policies limit the amount of second mortgage loans to 20% of the Company's Average Invested Assets on the date any second mortgage loan is closed and limit the amount of mortgage-secured debt securities to 30% of Average Invested Assets on the date of their purchase. All other mortgage loans made by the Company will be secured by a first mortgage (or deed of trust) lien in favor of the Company. Although the Company will attempt to make mortgage loans for terms of short or medium duration, or those having variable interest rates, in order to reduce the risk to the Company of rising interest rates, it may determine to make longer-term fixed- interest rate loans under certain circumstances. The Company may borrow up to 50% of its Average Invested Assets. See "Business of the Company."

  The Company's objective is to provide its Shareholders with current income and an attractive yield through quarterly distributions, while protecting their principal investment by following specified lending guidelines and applying identified criteria in making determinations as to the credit worthiness of potential borrowers. These criteria include:


  o All loans made by the Company will be secured by mortgages with loan-to-value ratios not to exceed 75% of valuation of the real property and improvements serving as collateral.

  o The maximum amount of a loan or loans by the Company to a single borrower will be limited to $1,000,000.

  o Real property valuation will be determined based on a written appraisal acceptable to the Advisor. On loans over $500,000, the Company will require a written appraisal issued by a member of the Appraisal Institute ("MAI"), or a state-certified appraiser.

  o An ALTA (American Land Title Association) or equivalent Mortgagee Title Policy must be furnished to the Company by the borrower, which policy insures the mortgage interest of the Company.

  o The borrower's total long-term debt (including the proposed loan) as of the date of the mortgage loan may not exceed the multiple of four (4) times the borrower's gross income for its most recent twelve (12) months.

  o The borrower must furnish to the Company financial statements (balance sheet and income and expense statement) for the last two (2) complete fiscal years and financial statements for the period within ninety (90) days of the loan closing date. On loans of $500,000 or less, the financial statements for the prior fiscal year must be reviewed by an independent accounting firm. On loans in excess of $500,000, the last complete fiscal year statements must be audited by an independent auditor.

  o In its discretion, the Advisor may require the borrower to grant to the Company a security interest in all personal property (excluding leased personal property) located and to be located upon the mortgaged premises.

  o In its discretion, the Advisor may require that the borrower arrange for automatic electronic or drafting of monthly payments to the Company.

  o In its discretion, the Advisor may require (i) key-man life insurance on the life of the senior pastor of a borrowing church; (ii) personal guarantees of church members and/or Affiliates; and (iii) such other security enhancements for the benefit of the Company as it deems appropriate.

  o The borrower must agree to provide to the Company annual reports (including financial statements) within 120 days of each fiscal year end beginning with the fiscal year end next following the funding of the loan.


      See "Business of the Company -- Financing Policies."

                           DIVIDENDS AND DISTRIBUTIONS

  The Company intends to make regular quarterly distributions to its Shareholders. In order to qualify for the beneficial tax treatment afforded REITs by the Internal Revenue Code, the Company is required to pay dividends to Shareholders in annual amounts equal to at least 95% of the Company's REIT taxable income. HOWEVER, THERE IS NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO PAY DIVIDENDS AT THIS OR ANY LEVEL. Dividends will be determined by the Company's Board of Directors and will be dependent upon a number of factors, including but not limited to, earnings and financial condition of the Company, maintenance of REIT tax status, funds available for distribution, results of operations, economic conditions and other facts and circumstances which the Board of Directors deems relevant. Further, the proceeds from the sale of the Shares will be held in relatively low-yield secure investments pending application to fund loans to be made by the Company. The relative yield generated by such capital, and, thus, dividends (if any) to Shareholders could be less than could be expected once the Company has fully invested its capital in accordance with its business plan.

  As of July 1, 1997, the Company had deployed approximately $3,212,000 in net proceeds from the sale of approximately 335,000 Shares and pre-existing capital in accordance with its investment and operating strategy. Dividends paid by the Company to its Shareholders to date are as follows:



Distribution Date:      For Quarter Ended:           Dollar Amount Distributed          Annualized Yield Per
                                                     Per Share (2):                     Share Represented (2):
July 30, 1996           June 30, 1996                $.1927(1)                          9.25%
October 30, 1996        September 30, 1996           $.23125                            9.25%
January 30, 1997        December 31, 1996            $.240625                           9.625%
April 30, 1997          March 31, 1997               $.225                              9.00%
July 30, 1997           June 30, 1997                $.22875                            9.15%

(1) Represents a 75 day operating quarter (April 15th to June 30th, 1996) (2) To the extent that distributions exceed current and accumulated earnings and profits, the excess is treated as a return of capital for federal income tax purposes.


                            TAX STATUS OF THE COMPANY

    The Company has elected to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), for its taxable year ending December 31, 1996 and subsequent taxable years. In the opinion of counsel to the Company, Maun & Simon, PLC, the Company was formed in conformity with the requirements for qualification as a REIT and the Company's method of operations permit it to meet the requirements for qualification and taxation as a REIT. If and as long as the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it distributes at least 95% of its REIT taxable income to its Shareholders. REITs are subject to a number of organizational and operational requirements. If the Company fails to qualify as a REIT in any taxable year, the Company will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Federal Income Tax Consequences" for a more detailed discussion of the consequences of a failure of the Company to qualify as a REIT. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property.

                                 WHO MAY INVEST

    The section of this Prospectus entitled "Who May Invest" describes minimum net worth and income requirements, as well as a detailed explanation of other suitability requirements which investors must meet prior to subscription. In particular, investors must have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher in certain states. See "Who May Invest."

                          SUMMARY FINANCIAL INFORMATION

  The selected financial data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" have been derived from the Company's audited financial statements as of and for the years ended December 31, 1995 and 1996 and from the Company's interim unaudited financial statements for the six month periods ended June 30, 1996 and 1997. The financial statements are included elsewhere in this Prospectus. Reference is made to the financial statements, and notes thereto, for a more detailed presentation of financial information.

                                                                              Six Months       Six Months
                                           Year Ended          Year Ended       Ended             Ended
                                           December 31,        December 31,    June 30,          June 30,
                                              1995                1996           1996              1997

Statement of Operations Data:
    Revenues
      Interest Income Loans.............. $    - 0 -    $      152,259  $        22,661     $     141,830
      Interest Income Other..............      4,436            20,729            7,179            13,977
      Capital Gains Realized.............      - 0 -             - 0 -            - 0 -             2,060
      Origination Income.................      - 0 -             6,925            3,027             5,523
      Escrow Interest Income.............      - 0 -            37,477           37,477             - 0 -
                                             -------           -------           ------           -------
    Total Revenues.......................      4,436           217,390           70,344           163,390

    Operating Expenses
      Professional Fees..................      - 0 -             8,411            5,778             7,600
      Director Fees......................      - 0 -             1,600            - 0 -               800
      Amortization ......................        303               303              152               152
      Escrow Interest Expense............                       37,274            - 0 -             - 0 -
      Advisory Fees......................      - 0 -            11,825            3,714             - 0 -
      Other..............................      5,456            12,591           39,908             4,137
                                              ------            ------           ------            ------
    Total Expenses.......................      5,759            72,004           49,552            12,689

    Benefit From Income Taxes............                      (20,000)                             5,000

    Net Income (loss).................... $   (1,323)   $      165,386     $     20,792      $    145,701
                                             =======           =======           ======           =======
    Income (loss) per Common Share....... $     (.07)   $          .79     $        .19      $        .40

    Weighted Average Common

      Shares Outstanding (1).............     20,000           209,072          112,341           361,809


    Dividends Declared .................. $    - 0 -    $      189,435     $     46,667      $    164,936

                                           December 31,       December 31,      June 30,          June 30,
                                              1995               1996            1996              1997
Balance Sheet Data:
    Assets:
      Cash and Cash Equivalents.........  $   135,282   $      612,744     $     428,025     $     155,366
      Current Maturities of Loans
        Receivable                              - 0 -           55,436            32,834            66,682
      Loans Receivable, net of current
        maturities                              - 0 -         2,605,388        1,773,197         3,095,425
      Bonds Receivable..................        - 0 -           120,640           72,805           122,700
      Prepaid Expense...................        - 0 -             - 0 -              695             - 0 -
      Deferred Offering Costs...........      107,295             - 0 -            - 0 -             6,145
      Deferred Tax Asset................        - 0 -            20,000            - 0 -            15,000
      Organizational Expenses (net).....        1,071               769              920               616
                                             --------         ---------        ---------         ---------
    Total Assets:                         $   243,648   $     3,414,977    $   2,308,476     $   3,461,934
                                             ========         =========        =========         =========

    Liabilities and Shareholder's Equity:

      Accounts Payable..................  $    49,493   $         8,482    $       4,379     $      13,060
      Deferred Income...................        - 0 -            45,930           30,028            48,607
      Notes Payable.....................        - 0 -             - 0 -            - 0 -             - 0 -
      Dividends Payable.................        - 0 -            80,424           46,667            83,378
      Shareholder's Equity (net of
        deficit accumulated during
        development stage)                    194,155         3,280,141        2,227,402         3,316,889
                                              -------         ---------        ---------         ---------
                                          $   243,648   $     3,414,977    $   2,308,476     $   3,461,889
                                              =======         =========        =========         =========


     (1) Excludes (i) 9,000 Shares which each Director and the President of the Advisor (7 individuals) have an option to purchase, at a price of $10.00 per share, pursuant to the Stock Option Plan for Directors and the Advisor, which vest and are thus exercisable over various periods beginning November 15, 1995 to 1997 and expire November 15, 1999 to 2001 (See "Management -- Warrants and Options" and "Security Ownership of Management and Others").

                                  RISK FACTORS

     An investment in the Shares involves various risks. In addition to the other information set forth in the Prospectus, investors should consider the following factors before making a decision to purchase the Shares. The order of risk factors presented below is not an indication of their relative importance.

      This Prospectus contains forward-looking information. Such forward-looking information may be indicated by words such as "will," "may be," "expects" or "anticipates." Actual results could differ significantly from those described in the forward- looking statements as a result, in part, of the risk factors set forth below. In connection with the forward-looking and other statements included in the Prospectus, prospective investors should be aware of the following risk factors and should carefully review the information and financial statements including notes thereto, contained elsewhere in this Prospectus.

Risks Related To Offering

     Best Efforts Offering. The Shares are being sold by the Underwriters on a "best efforts" basis whereby the Underwriters are required to use their best efforts to locate purchasers of the Shares on behalf of the Company, but are under no obligation to purchase any Shares. Therefore, no assurance is given as to the amount of proceeds that will be available for investment by the Company. In the event materially less than all the Shares are sold during the Offering Period the Company would have fewer cash assets to apply toward its business plan of extending mortgage loans to churches and other religious organizations. As a general rule, the fixed operating expenses of the Company, as a percentage of gross income, would be higher with fewer assets in the Company's Portfolio and lower with more assets in the Company's Portfolio, and thus effect the taxable income distributable to Shareholders. Further, in such event, the Company's assets invested would be less diversified and increase the risk that an investor may not recoup his or her investment upon liquidation of the Company.

Risks Related to Company

     Qualification as a Real Estate Investment Trust. The Company intends to operate so as to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). Although the Company believes that it is organized and operates in such a manner, no assurance can be given that the Company qualifies or will remain qualified as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial or administrative interpretations, including a requirement that the Company must retain at least 100 Shareholders. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification. If in any taxable year the Company failed to qualify as a REIT, or failed to retain at least 100 Shareholders, the Company would not be allowed a deduction for distributions to Shareholders in computing its taxable income and would be subject to federal income tax on its taxable income at regular corporate rates. Unless entitled to relief under certain statutory provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, the funds available for distribution to the Company's Shareholders would be reduced for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other consequences may cause the Company's Board of Directors to revoke the REIT election. See "Federal Income Tax Consequences."

     Terms of Certain of the Formation Transactions Not Determined By Arm's-Length Negotiation. The terms of certain of the transactions involving the formation of the Company and the Advisor, and the contractual relationship between them, were determined by inside (non-independent) Directors and Officers of the Company who have mutual ownership interests in the Company, the Advisor and the Managing Underwriter. Therefore, the terms of such transactions were not the result of arm's length negotiation. While serving in dual capacities as both Directors or Officers of the Company and as partners and/or shareholders of the Advisor (and the Managing Underwriter) these persons may have conflicts of interest in enforcing agreements between and among such companies and the Company. Various fees will be paid to these companies pursuant to the terms of such agreements, including direct and indirect fees to the Advisor in connection with its administration of the Company's business affairs and in connection with the Company's making of mortgage loans. Future business arrangements and agreements between the Company and the Advisor and its affiliates must be approved by the Board of Directors, including a majority of the Independent Directors. See "Management," "The Advisor and the Advisory Agreement," and "Conflicts of Interest."

     Expenses of Offering. The Company will incur expenses in connection with this Offering, which expenses reduce the assets of the Company that will be available for investment in income-producing assets. Upon a liquidation of the Company, the value of the Company's assets would have to appreciate significantly in order to offset these expenses and enable investors to recover their original investment.

     Price of Shares Arbitrarily Determined. The initial price of the Shares has been determined by negotiations between the Managing Underwriter and the Company and is the same price paid by purchasers of the shares in the Company's initial public offering and by DRM Holdings, Inc., an affiliate of the Advisor, which purchased 20,000 Shares prior to the Company's initial public offering. The public offering price set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Shares. See "Plan of Distribution."

     Liquidity and Market Price. There currently is no market for the Shares and there can be no assurance that a market will develop. It is not expected that a material market for the Shares will develop during the Offering Period. In addition, the market for REIT securities historically has been less liquid than non-real estate types of publicly-traded equity securities. Further, because of such illiquidity and the fact that the Shares are valued by market-makers (if a market develops) based on market forces which consider various factors beyond the Company's control, there can be no assurance that the market value of the Shares at any given time would be the same or higher than the public offering price offered hereby. In addition, the market price could decline if the yields from other competitive investments exceed the actual dividends on the Shares. The common stock of the Company will not be listed on any exchange and initially will not be qualified for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ").

Risks Related to Management

     Limited Operating History. Although they have extensive experience in the business in which the Company is engaged, neither the Company nor the Advisor have extensive experience operating or managing a REIT. The Officers, Shareholders and Directors of the Advisor have a combined experience of 34 years in the business of lending to churches and have managed the Company since its inception in 1994. Shareholders must rely upon the judgment of the Company's Directors and the Advisor for investment decisions of the Company. The ability of the Company to accomplish its stated investment objectives will depend, in part, on the success of the Advisor in locating and negotiating the Company's loans to qualified churches and other religious organizations throughout the United States. The Company is a recently established business enterprise and has a limited history of operating revenues. As a result, the business of the Company carries with it those risks normally attendant to a new enterprise, including, among others, those identified elsewhere herein. See "The Advisor and the Advisory Agreement" and "Business of the Company."

     Dependence Upon Advisor. The Company is dependent upon the Advisor for most aspects of its business operations, including but not limited to, mortgage loan underwriting and servicing, marketing and advertising, generation and follow-up of business leads, maintaining business relationships with other persons in the business in which the Company is engaged, maintaining any "goodwill" developed by the Company or the Advisor, and corporate management (including bookkeeping, filing reports with state, federal and tax and other regulatory authorities, reports to Shareholders, etc.). Because the Advisor has experience in the specialized business segment in which the Company operates, the loss of the services of the Advisor, for any reason, would likely have a material adverse effect upon its business operations.

     Conflicts of Interest. Various affiliations exist among certain members of the Board of Directors and Officers of the Company and Officers and Directors of the Advisor and the Managing Underwriter. The Advisor and the Managing
Underwriter are affiliated by virtue of their common direct and indirect ownership by one of the Directors of the Company and the Officers, Directors and Shareholders of the Advisor. An Executive Officer and Director of the Company and certain Officers and Directors of the Advisor are involved actively in the church financing business through their affiliation with the Managing Underwriter, and management and operations of these other companies may compete with the Advisor and the Company for their time and attention and conflict with the Company through competition for specific financing projects and lending opportunities. Future business dealings between the Company and the Advisor and its affiliates must be approved by a majority of the Board of Directors, including a majority of the Company's Independent Directors. The principal business of the Managing Underwriter since its inception in 1987, has been the underwriting of first mortgage bonds for churches. To the extent the Company diversifies its portfolio through the purchase of first mortgage bonds issued by churches, it is most likely that such bonds would be purchased through the Managing Underwriter in its capacity as underwriter for the issuing church, or as broker or dealer on the secondary market. In such event, the Managing Underwriter would receive commissions (paid by the issuing church) on original issue bonds, or "mark-ups" in connection with any such secondary transactions. In addition, in the event the Company sells from time to time church bonds in its portfolio, it is likely (and as a practical matter, necessary) that such bonds would be sold through the Managing Underwriter, in which case the Managing Underwriter would realize income in the form of a "mark-down." All such commissions, mark-downs or mark-ups are limited by standards set forth in the Company's Bylaws and can be no more than those charged by the Managing Underwriter to its other customers and would not exceed industry standards or in any event (in the case of mark-ups and mark-downs on secondary bond sales and purchases) exceed five percent of the principal amount of bonds purchased or sold. Principals of the Company and the Advisor may receive a benefit in connection with such transactions due to their affiliation with the Managing Underwriter. The Company's policies limit the amount of mortgage-secured debt securities (such as church bonds) to 30% of its Average Invested Assets on the date of their purchase. See "Conflicts of Interest."

     Risks Related to Loan Valuation and Advisor Expenses. Appreciation of the value of mortgage loans to be made or first mortgage bonds acquired by the Company is beyond the control of the Company and the Advisor. A direct investment in mortgage loans or first mortgage bonds may avoid costs incurred by the Company. In addition, until a market develops for the Company's securities it may be impossible for an investor to recoup his/her investment, even if the Company's performance permits such a valuation. See "Use of Proceeds" and "Plan of Distribution."

     Effect of Borrowing on Cash Flow. The Company may borrow funds to assure its capacity to make loans on a continual basis. Lending through use of borrowed funds is subject to greater risks than in unleveraged lending, although it offers the potential of greater returns on investment. The Company's cash flow, including its ability to pay dividends, will be impacted by the financing costs associated with the use of borrowed funds. Financing costs are obligations of the Company that must be paid regardless of whether the Company has sufficient revenue from operations and the Company's assets (primarily its mortgage loan portfolio) would be assigned to a bank as collateral for any such loan. The Company's Bylaws (the "Bylaws") limit the ability of the Company to borrow no more than 50% of the value of its Average Invested Assets before deduction for non-cash reserves. See "Business of the Company - Financing Policies."

     Future Dividends. Payment of dividends will be affected by cash available for distribution, results of operations, economic conditions, applicable state law, the need for payment of advisory fees, and other facts and circumstances deemed relevant by the Board of Directors from time to time. The Company has commenced business operations and intends to deploy proceeds from Share sales during the Offering Period as rapidly yet prudently as possible in order to generate the best possible yields to Shareholders. Nevertheless, prior to deployment, the proceeds from the sale of the Shares may be held in relatively low-yield secure investments pending application to fund loans made by the Company. The relative yield generated by such capital, and, thus, dividends (if any) to Shareholders could be less than could be expected once the Company has fully invested its capital in accordance with its business plan. The Company intends to ameliorate to some extent the possibility of low yields during the start-up phase by (i) its practice of collecting from borrowers an origination fee at the time a loan is made, and (ii) timing its lending activities to coincide as much as possible with sales of the Shares. The Advisor is entitled to one-half of any origination fees collected from borrowers at the origination of any loan made by the Company. There can be no assurance that either or both of these operational methods will have the desired effect of bolstering significantly current yields to Shareholders. See "Distributions."

     Reliance on Management. Most decisions with respect to the management of the Company, including the selection of investments, are made by the Advisor, subject to the general supervision of the Board of Directors and substantial compliance with the Company's lending policies outlined herein. The success of the Company will depend, in large part, upon the quality of the management provided by the Advisor, particularly as it relates to underwriting (review, analysis and borrower qualification) of mortgage loans on behalf of the Company and selecting mortgage-backed securities for the Company's portfolio. Shareholders rights or power to take part in the management of the Company are generally limited to the right to elect Directors. Thus, no person should purchase any of the Shares offered hereby unless the person is willing to entrust the management of the Company to the Advisor and the Board of Directors. See "The Advisor and the Advisory Agreement," "Conflicts of Interest" and "Management."

     Certain Restrictions on Transfer of Shares. Provisions of the Articles of Incorporation and Bylaws of the Company, primarily intended to enable the Company to maintain its status as a real estate investment trust, authorize the Company (i) to refuse to effect a transfer of shares of Common Stock to any person who, as a result, would beneficially own shares in excess of 9.8% of the outstanding capital stock ("Excess Shares") and (ii) to redeem Excess Shares. Such provisions may inhibit market activity and the resulting opportunity for Shareholders to receive a premium for their shares that might otherwise exist if an investor were attempting to assemble a block of shares in excess of 9.8% of the outstanding capital stock. See "Description of Capital Stock."

Risks Related to Mortgage Lending Generally

     In General. Mortgage lending involves various business risks, many of which are unpredictable and beyond the control and foresight of management of the Company and the Advisor. Such risks include national and local economic conditions, demographic and population patterns, zoning regulations, taxes, interest rate fluctuations, general availability of financing and general competitive conditions. It is not possible to identify all potential risks associated with mortgage lending; however, some of the more common risks encountered can be summarized as follows: low demand for mortgage loans by potential borrowers; changes in the level of consumer confidence; availability of credit-worthy borrowers; bankruptcy or insolvency of a borrower resulting in delay in exercising remedies against the borrower and/or reduction of the Company's claim against a specific borrower; general and local economic conditions and factors affecting specific borrowers; interest rate fluctuations as they affect the ability of a borrower to afford debt service obligations; the valuation, marketability and single-use nature of the real estate and improvements securing or collateralizing church loans; and state and federal laws and regulations currently existing and which may be promulgated in the future, which govern the process of foreclosure of mortgages by lenders following a loan default. In the event of a default, foreclosure of its mortgage, and sale of the mortgaged property by the Company, the proceeds of such sale could be more or less than the Company's investment in such loan.

     Risk of Second Mortgage Loans. The Company's Financing Policies allow it to fund second mortgage loans. However, the principal amount of such loans may not exceed 20% of the Company's Average Invested Assets. Such second mortgage loans may be considered to entail more risk than first mortgage loans due to the fact foreclosure of senior indebtedness or liens could extinguish the Company's investment.

     Risk of Fixed-Rate Debt. There are certain risks inherent in fixed-rate debt obligations, including the risk that a general rise in interest rates could make the yield to the Company on a particular mortgage loan lower than prevailing rates at a given time, which, in turn, could negatively affect the value of the Company and consequently the Shares. Neither the Company nor the Advisor can predict the direction, and extent or duration of interest rate changes; however, it will attempt to reduce this risk by maintaining a balanced portfolio of short, medium and longer-term mortgage loans and through offering variable or otherwise adjustable rate loans to borrowers.

     Competition. The mortgage banking industry generally is highly competitive. The Company will compete within its geographic areas of operation with a wide variety of investors, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations which may have investment objectives similar to those of the Company. A number of these competitors have greater financial resources, larger staffs and longer operating histories than those of the Company. The Company intends to compete principally by limiting its business "niche" to lending to churches and other non-profit religious organizations, offering loans with competitive and flexible terms, and emphasizing the expertise of the Company in the specialized industry segment of lending to churches.

     Interest Rate Fluctuations. Prevailing market interest rates have an impact on borrower decisions to obtain new loans or to refinance existing loans, effect the Company's ability to originate mortgage loans. Future fluctuations in interest rates may cause the value of the Shares to fluctuate unpredictably.
Finally, if interest rates decrease and the economic advantages of refinancing mortgage loans increase, prepayments of higher interest mortgage loans in the Company's portfolio would likely reduce the portfolio's overall rate of return (yield). The Company's strategy of charging origination fees at the outset of each new mortgage loan, and upon any extension or renewal thereof, is expected to mitigate the effect of any such prepayments.

     Regulation. Although the Company believes it is not subject to any specific government regulations affecting its proposed business, there can be no assurance that this is the case, and the Company may be required, or in its discretion determine, to register, become licensed, or otherwise qualify to do business in various states. The Company believes it has the ability to make such determinations on a jurisdictional basis as its business expands geographically, and that any regulations as might exist will not materially impact its ability to execute its plan of business operations.

Risks Related to Mortgage Lending to Churches

     Source of Church Revenues. Voluntary contributions made by members constitute a church's primary source of income. Such income provides the primary source of funds for repayment of its loan obligations and other expenses. There can be no assurance that the membership of a church or the per capita contributions of its members will increase or remain constant after a loan is funded. A decrease in a church's income could result in its inability to pay its obligation to the Company, in which case an event of default could occur and the Company could be required to exercise its remedies - including, among others, foreclosure of its mortgage.

     Dependence Upon Pastor. A church's senior pastor most often plays an important role in the management, spiritual leadership and continued viability of that church. While significant administrative and ministerial duties are often delegated to a church's assistant pastors (if any), board of trustees, board of deacons and church members, a senior pastor's absence, resignation or death could have a negative impact on a church's operations and, thus its continued ability to generate revenues sufficient to service its loan obligation to the Company. The Company's lending policies provide that the Advisor, in its discretion, may require a borrower to maintain Key-Man life insurance policies on its senior pastor and his successors for the term of the loan. See "Business of the Company -- Financing Policies."

     Value of Mortgage Collateral -- Limited/Restricted/Single-Use. Loans made by the Company to churches and other religious and non-profit organizations will be secured by principally first mortgages upon the real estate and improvements owned or to be owned by such organizations. Although the Company will require an appraisal of the value of the premises as a pre-condition to making a loan, the appraised value of the premises is an estimate only and can seldom if ever be relied upon as being the actual amount which might be obtained on behalf of the Company if it became necessary to sell the premises in the event of a default by the borrower on the loan. The actual liquidation value of church, school or other institutional premises could be adversely affected by, among other factors: (i) its single-use or limited use nature; (ii) the availability on the market of similar properties; (iii) the availability and cost of financing to prospective buyers; and (iv) the length of time the seller is willing to hold the property on the market. Finally, in the event the Company forecloses its mortgage upon a religious organization's property and takes legal title thereto, real estate taxes could be levied and assessed against the property. This expense would be the financial responsibility of the Company, and could be substantial in relation to the Company's prior loan if the Company cannot readily dispose of the property. Such expenses could prevent the Company from recovering the value of its loan in the event of foreclosure. Further, until such time as the property is sold, such taxes would be a direct expense to the Company, which may reduce the amount of funds available for distribution to the Company's Shareholders as a dividend.


Potential Liability Under Federal and State Environmental Laws

     Under various federal, state and local laws and regulations, an owner of real property or a secured lender (such as the Company) may be liable in certain circumstances for the costs of removal or remediation of certain hazardous or toxic substances at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous and toxic substances (including government fines and injuries to persons and adjacent property). Such laws often impose such liability without regard to whether the owner or lender knew of, or was responsible for the presence of such hazardous or toxic substances. The costs of remediation or removal of such substances, or of fines or personal or property damages, may be substantial and material to the Company's business operations and the presence of such substances, or the failure to promptly remediate such substances may adversely affect the Company's ability to resell such real estate after foreclosure or could cause the Company to forego foreclosure and, thus avoid taking title to real estate as a remedy in the event of default on a mortgage loan. This is a changing area of the law, as the courts have found both in favor and against lender liability in this area under various factual scenarios. Although Congress could enact legislation designed to limit or preclude mortgagee liability in this area, there can be no assurance that such legislation will become law or, if it does become law, that it will fully protect lenders from such liabilities.

Risks Related to Federal Income Taxation

     The Company intends to conduct its operations to enable it to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). However, the Company has not sought, nor does it intend to seek, a ruling from the Internal Revenue Service with respect to its qualification as a real estate investment trust, and no assurance can be given that the Company will continue to so qualify. As a real estate investment trust, the Company would generally be allowed a deduction for dividends paid to its Shareholders in computing its taxable income. This treatment substantially eliminates the "double taxation" of earnings.

     To qualify as a real estate investment trust, the Company must meet certain share ownership, income, asset and distribution tests. No assurance can be given that the Company will at all times satisfy these tests. In order to maintain its status as a real estate investment trust, the Company must satisfy certain requirements on a continuing basis, which requirements may substantially affect day-to-day decision-making by the Advisor. In some cases, the Company may be forced to take action it would not otherwise take or refrain from action which might otherwise be desirable in order to maintain its tax status. If, in any taxable year, the Company should not qualify as a real estate investment trust, any previous election by the Company to be taxed as a real estate investment trust would generally terminate and, under certain conditions, the Company would be unable to elect to be taxed as a real estate investment trust until the fifth year after the disqualification. Failure of the Company to meet the qualification tests will cause the Company to be taxed as a regular corporation, and distributions to its Shareholders would not be deductible by the Company in computing its taxable income. The payment of any tax by the Company resulting from its disqualification as a real estate investment trust would reduce the funds available for distribution to Shareholders or for investment, or if shareholder distributions had been made in anticipation of the Company's qualifying for taxation as a real estate investment trust, could force the Company to borrow funds or to liquidate certain of its loans or investments in order to pay the applicable tax. If the Company has significant charges to its cash flow which are not deductible in determining its real estate investment trust taxable income, such as principal payments on loans, it may be required to distribute amounts in excess of its available cash in order to maintain its qualification as a real estate investment trust. See "Federal Income Tax Consequences."

Effect of Future Changes in Tax Laws

     The discussion in this Prospectus of the tax treatment of the Company as a real estate investment trust and the tax effect on Shareholders is based on existing provisions of the Code, existing and proposed regulations, existing administrative interpretations and existing court decisions. No assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws such that the treatment of a real estate investment trust or the consequences of an investment in the Company would vary substantially from the treatment described elsewhere in this Prospectus. Any such change might apply to transactions taking place before the change occurs.

                                 WHO MAY INVEST

     An investment in the Shares involves certain risks and is suitable only as a long-term investment for persons of adequate financial means who have no immediate need for liquidity in their investment. Shares will be sold only to persons who purchase a minimum of 250 Shares ($2,500) or IRAs and qualified plans which purchase a minimum of 200 Shares ($2,000). In addition, the Company has established financial suitability standards for investors who purchase Shares. These standards require investors to have either: (i) a minimum annual gross income of $45,000 and a net worth (exclusive of home, home furnishings and automobiles) of $45,000; or (ii) a net worth (determined with the foregoing exclusions) of $150,000. Suitability standards may be higher in some states.

     The Soliciting Dealer Agreements between the Underwriters and each of the Soliciting Dealers require such securities dealers to make diligent inquires as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for such person and to transmit promptly to the Company, the fully completed subscription documentation and any other supporting documentation reasonably required by the Company. By executing the subscription agreement relating to the Shares (the "Subscription Agreement"), by tendering payment for Shares and by acceptance of the purchase or delivery of the Shares, an investor represents that it satisfies any applicable suitability standards.

     In addition, each Soliciting Dealer will, by completing the Subscription Agreement, acknowledge its determination that the Shares are a suitable investment for the investor, and will be required to represent and warrant his or her compliance with applicable laws requiring the determination of the suitability of the Shares as an investment for the subscriber. The Company will, in addition to the foregoing, coordinate the processes and procedures utilized by the Underwriters and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to assure the adherence by registered representatives to the suitability standards set forth herein.

     MASSACHUSETTS INVESTORS ONLY: The Company may not complete a sale of the Shares until five days after the investor has received a Prospectus, and an investor may receive a refund of his or her investment within five days after subscribing if the investor received a Prospectus only at the time of subscription.

                                 USE OF PROCEEDS

     The following represents the Company's current estimate of the use of the gross offering proceeds from the sale of the Shares, assuming the sale of all the Shares offered hereby.

                                                                             Dollar
                                                                             Amount                        Percent

                Gross Offering Proceeds (1):                              $ 15,000,000                      100.00%

                Less Expenses:
                   Selling Commissions (2)                                     892,500                       5.950
                   Managing Underwriter's Expense Allowance (3)                133,000                        .886
                   Offering Expenses (4)                                        70,000                        .466

                Total Public Offering-Related Expenses                       1,095,500                       7.302

                Amount Available for Investment (5)                       $ 13,904,500                       92.70%

-------------------------------------------------------

(1) All of the Shares of Common Stock are being offered by the Company on a "bestefforts" basis through the Underwriters. There can be no assurance that all or any amount of the Shares offered will be sold. See "Plan of Distribution."

(2) The Company will pay the Underwriters selling commissions equal to 5.95% of the gross offering proceeds, all or any portion of which may be re-allowed to Soliciting Dealers. See "Compensation to Advisor and Affiliates" and "Plan of Distribution."

(3) The Company will pay the Managing Underwriter a non-accountable expense allowance of up to $133,000 (assuming all the Shares are sold) to defray the Managing Underwriter's costs associated with the marketing and sales of the Shares in this Offering, and to cover registration expenses and communication costs. Of this, $35,000 is payable upon sale of 100,000 Shares and the balance of $98,000 will be paid ratably in the sum of $7,000 per 100,000 Shares sold in the Offering. The Managing Underwriter may re-allow to the Co-Underwriter any portion of the Managing Underwriter's Expense Allowance as it determines in its discretion. See "Compensation to Advisor and Affiliates" and "Plan of Distribution."

(4) These figures are the Company's best estimates of the legal, accounting, printing, filing fees and other expenses attendant to this Offering, all of which fees, expenses and costs have been or will be paid to independent professional and service providers not affiliated with the Company, the Advisor or the Managing Underwriter. See "Plan of Distribution."

(5) The Company's Bylaws limit the total of all Acquisition Fees and Acquisition Expenses to a reasonable amount and in no event in excess of six percent (6%) of the funds advanced. Such fees and expenses are payable by prospective borrowers and not by the Company. Thus, the estimated use of offering proceeds will not be reduced or otherwise effected by such fees and expenses. The Amount Available for Investment, in addition to other current cash resources of the Company, if any, will be available for use in the Company's business of mortgage lending. Aside from fees of the Advisor, substantially all of the net proceeds from the sale of the Shares will be used to fund the Company's business of making mortgage loans to churches and other non-profit religious organizations and purchasing first mortgage bonds issued by churches. The Company may also use its existing current cash resources to establish a Working Capital Reserve. See "Business of the Company."

       The Company expects that over 90% of the net proceeds from the sale of the Shares will be loaned to borrowers in accordance with the business plan of the Company, with the balance of the funds being invested in church bonds. Pending application of the proceeds as outlined above, the net proceeds of this Offering will be invested in Permitted Temporary Investments.

                     COMPENSATION TO ADVISOR AND AFFILIATES

       This table discloses all the compensation the Advisor and its Affiliates can receive either directly or indirectly. In accordance with applicable state law, the total of all Acquisition Fees and Expenses paid by the Company in connection with its business shall in no event exceed an amount equal to 6% of the amount loaned, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being commercially competitive, fair and reasonable to the Company. The Total Operating Expenses of the Company shall not (in the absence of a satisfactory showing to the contrary) in any fiscal year exceed the greater of: (a) 2% of the Average Invested Assets; or (b) 25% of its Net Income for such year. The Independent Directors may, upon a finding of unusual and nonrecurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year. The Company's Annual Report will provide Shareholders with an explanation of the factors considered in approving any such additional expenses. See "Reports to Shareholders." There are certain additional restrictions on expenses that will be borne by the Company.

                              ADVISOR COMPENSATION

ITEM OF COMPENSATION          RECIPIENT      AMOUNT OR METHOD OF COMPENSATION

Offering and
Organizational Stage:

Warrants/Options (1)          Advisor        Options  to  purchase  9,000  Shares at an  exercise  price of $10.00 per share; annual  options to President  of Advisor to purchase  3,000 Shares at a purchase price equal to the fair market value on the date of grant.

Operating Stage:

Advisory Fee (2)              Advisor        1 1/4% annually, paid monthly, of the Average Invested Assets of the
                                             Company.

Acquisition Fees/             Advisor        In connection with mortgage loans made by the Company, borrowers may be required
Expenses                                     to pay  expenses  to the Advisor  for  various  closing  and other  loan-related expenses,  such as  accounting  fees and  appraisal  fees paid by the Advisor to independent service providers, and other costs. Payments made by the borrower in excess of costs may be retained by the Advisor,  but the Company's  Bylaws limit the total of all  Acquisition  Fees and  Acquisition  Expenses  to a  reasonable amount and in no event in excess of six  percent  (6%) of the funds  advanced to the borrower.

Advisor Loan Origination      Advisor        One-half  of the  origination  fees  collected  from the  borrower at closing in
Fee                                          connection with each mortgage loan made by the Company, payable when and only if an origination fee is charged and collected.

Advisor Termination           Advisor        2% of the value of the Average  Invested  Assets of the Company,  payable if the
Fee                                          Advisor's  services  are  terminated  by the  Company;  not to exceed 15% of the balance of assets remaining presuming payment to the Company's Shareholders,  in the  aggregate,  of an amount equal to 100% of the  original  issue price of the
                                             Company's Shares,  plus an amount equal to 6% of the original issue price of the
                                             Company's Shares per annum cumulative.  For purposes of the termination fee, the original  issue  price of the  Company's  Shares  may be  reduced  by prior cash distributions to Shareholders.



                             AFFILIATE COMPENSATION

ITEM OF COMPENSATION          RECIPIENT      AMOUNT OR METHOD OF COMPENSATION


Offering and
Organizational Stage:

Commissions on the            Managing       Managing Underwriter may re-allow all or a portion of this amount
Sale of Shares                Underwriter    to other participating broker-dealers who are members of the
in this Offering (3)                         National Association of Securities Dealers, Inc.  See "Plan of
                                             Distribution."


Non-Accountable Expense       Managing       The sum of  $35,000  paid  upon the sale of the  first  100,000  Shares  in this
Allowance Relating to the     Underwriterand Offering,  with an  additional  $98,000  payable  ratably based on the number of
sale of Shares                Co-Underwriter Shares sold thereafter,  to cover the Managing  Underwriter's costs and expenses
in this Offering (3)                         relating to the sale of the Shares in this Offering. See "Plan of Distribution."

Warrants/Options (2)          Directors/     Options to  purchase  63,000  Shares at an  exercise  price of $10.00 per share;
                              Advisor        annual  options to Directors to purchase  3,000 Shares at a purchase price equal to the fair market value on the date of grant.

Operating Stage:

Commissions and               Managing       Customary mark-ups and mark-downs on first mortgage church
Expenses on                   Underwriter    bonds purchased and sold by the Company through the Managing
First Mortgage Bonds                         Underwriter on the secondary market.
Purchased (4)

------------------------------------------------

(1) The Company issued options to six directors of the Company and the President of the Advisor to purchase up to 9,000 Shares each at an exercise price of $10.00 per share. These warrants may be exercised in limited amounts and expire ratably over three years beginning on November 15, 1999.
       See "Management -- Warrants and Options."

(2) The advisory fee is intended to compensate the Advisor for its services to the Company in that capacity and for associated expenses it incurs. It does not include the excess, if any, of funds retained by the Advisor received from borrowers for prepayment of loan application and closing fees. A majority of the Independent Directors may determine not to defer such advisory fees or may determine to accelerate any deferred advisory fees if it is determined that such payment will not jeopardize the Company's ability to pay cash dividends, create cash flow problems or violate applicable state law. The Company may terminate the Advisory Agreement for any reason upon 60 days written notice. See "Conflicts of Interest Compensation" for a discussion of the conflicts associated with different fees payable to the Advisor for different types of transactions and "Distributions" for a discussion of the Company's dividend policy.

(3) Organization and Offering Expenses paid in connection with the Company's formation or the distribution of its Shares must be reasonable and may in no event exceed an amount equal to 15% of the proceeds raised in an offering. See "Plan of Distribution." The Managing Underwriter is affiliated with the Advisor and a director and officer of the Company by virtue of the common ownership of the Managing Underwriter by DRM, Holdings, Inc., which is owned by Mssrs. Reinhart and Myers, who together with Mr. Davis, are also shareholders of the Advisor. See "Management" and "Conflicts of Interest."

(4) It is anticipated that from time to time, the Company may purchase mortgage-secured bonds from the Managing Underwriter in order to (i) enhance yields on the Company's assets; and (ii) diversify the Company's holdings. The underwriting commission in respect of any bonds purchased by the Company in an initial distribution of such bonds will be paid by the issuer of the bonds and not by the Company. In certain cases the Company may purchase first mortgage bonds from the Managing Underwriter on the secondary market, in which event the Company will pay to the Managing Underwriter customary mark-ups on a basis no more or less favorable than charged by the Managing Underwriter to its general customers in arms-length transactions. Likewise, first mortgage bonds owned by the Company may be sold by the Managing Underwriter on the Company's behalf from time to time in which event the Managing Underwriter will charge a customary mark-down on the same basis as it deals with its other customers in arm's length transactions and would not exceed industry standards or in any event (in the case of mark-ups and mark-downs on secondary bond sales and purchases) exceed five percent of the principal amount of bonds purchased or sold. Principals of the Company and the Advisor may receive a benefit in connection with such transactions due to their affiliation with the Managing Underwriter. The Managing Underwriter is primarily engaged in the business of underwriting, marketing and selling of first mortgage bonds for churches. See "The Advisor and the Advisory Agreement -- Prior Performance of Advisor and Affiliates."


                              CONFLICTS OF INTEREST

       The Company will be subject to various conflicts of interest arising from its relationship with the Advisor, its affiliates (V. James Davis, Philip J. Myers and David G. Reinhart) and the Managing Underwriter. The Advisor, its affiliates and the directors of the Company and the Advisor are not restricted from engaging for their own accounts in business activities of the type conducted by the Company, and occasions may arise when the interests of the Company would be in conflict with those of one or more of the Directors, the Advisor or their Affiliates. These individuals have been engaged in the business of church financing for approximately 34 years collectively. With respect to the conflicts of interest described herein, the Directors of the Company, of which a majority are independent, will endeavor to exercise their fiduciary duties to the Company in a manner that will preserve and protect the rights of the Company and the interests of the Shareholders in the event of any conflicts of interest between the Company and the Advisor or its Affiliates. Any transactions between the Company and any director, the Advisor or any of their affiliates, other than the purchase or sale, in the ordinary course of the Company's business, of church bonds from or through the Managing Underwriter, will require the approval of a majority of the Directors who are not interested in the transaction.

Transactions with Affiliates and Related Parties

       The Advisor and its Affiliates may receive compensation from the Company for providing various services. The Company's Board of Directors (a majority of whom are independent of the Advisor and its affiliates) will have oversight responsibility with respect to such services to ensure that such services are provided on terms no less favorable to the Company than the Company could obtain from unrelated persons or entities and are consistent with the Company's investment objectives and policies. In addition, transactions by the Company in church bonds may result in the realization by the Managing Underwriter of commissions and other income even though not paid by the Company. See "Compensation to Advisor and Affiliates" and "The Advisor and the Advisory Agreement."

Compensation to the Advisor and Conflicts of Interest

       The Advisor is entitled to receive an annual advisory fee equal to a 1.25% of the Average Invested Assets of the Company. See "Compensation to Advisor and Affiliates." Such fee is payable whether or not any mortgage loan is made or held on a basis that is advantageous to the Company. The Advisor also will receive fees in connection with the Company's mortgage lending business based upon a percentage of the amount paid by a mortgage borrower as "points" or origination fees at the outset or renewal of each mortgage loan made by the Company. Accordingly, a conflict of interest could arise since, depending upon the circumstances, the retention, acquisition or disposition of a particular loan could be advantageous to the Advisor, but detrimental to the Company, or vice-versa. Because the origination fees are payable upon the closing of the loan or its renewal, and the amount is dependent upon the size of the mortgage loan, the Advisor may have a conflict of interest in negotiating the terms of the loan and in determining the appropriate amount of indebtedness to be incurred by the borrower. See "Business of the Company -Lending Policies." The decision whether to liquidate the Company or the decision to acquire, retain or dispose of certain properties and the terms and conditions thereof, may also create conflicts of interest in that the Advisor is entitled to a substantial termination fee if its agreement with the Company is not renewed by the Company.

       In resolving conflicts of interest, the Board of Directors has a fiduciary duty to act in the best interests of the Company as a whole. The Company and the Advisor believe that it would not be possible, as a practical matter, to eliminate these potential conflicts of interest. However, the Advisory Agreement must be renewed annually by the affirmative vote of a majority of the Independent Directors. Any conflict will be resolved by a majority of the Independent Directors, who may determine not to renew the Advisory Agreement if they determine that the Advisor is not satisfactorily performing its duties. In connection with the performance of their fiduciary responsibilities, the existence of such possible conflicts will be only one of the factors for the Directors to consider in determining the appropriate action to be taken by the Company. See "Management," "Compensation to Advisor and Affiliates" and "The Advisor and the Advisory Agreement."

Competition by the Company with Affiliates

       Any Director or Officer may have personal business interests and may engage in personal business activities, which may include the acquisition, syndication, holding, management, development, operation or investment in, for his own account or for the account of others, interests in entities engaged in the church lending business and any other business. Any Director or officer may be interested as trustee, officer, director, shareholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any entity which may be engaged to render advice or services to the Company, and may receive compensation from such entity as well as compensation as director, officer or otherwise hereunder.

       The Managing Underwriter is engaged in the same market segment as the Company, i.e., providing financing to churches and other not-for-profit religious organizations. Therefore, a conflict could arise if the Managing Underwriter were to usurp a lending opportunity otherwise available to the Company. However, the average size of first mortgage bond financings undertaken by the Managing Underwriter is approximately $1.45 Million, with $1,000,000 being its stated (but not required) minimum financing. The Company, on the other hand, will focus on financings ranging from $100,000 to $1,000,000 in size. Thus, although the Managing Underwriter and the Advisor will share employees, facilities and some marketing efforts, it is believed (but not assured) that conflicts of interest between them will be reduced by virtue of the targeted size of loans pursued by each. The Advisor and the Company have agreed that financing prospects of less than $1 Million will be first directed to the Company for consideration. If the Company determines that the loan is not suitable or has insufficient funds to make the loan, the Managing Underwriter or its Affiliates shall have the opportunity to otherwise provide financing to that prospective borrower.

       Neither the Advisor nor its Affiliates are prohibited from providing the same services to others, including competitors. These relationships may produce conflicts in the Advisor's and its Affiliates' allocation of time and resources among various projects. The Advisor and its Affiliates believe they have sufficient personnel to discharge their responsibilities to the Company.
 See "Management."

Non-Arm's-Length Agreements

       Many agreements and arrangements between the Company and the Advisor or any of their Affiliates, including those relating to compensation, were not the result of arm's-length negotiations. However, such conflicts or potential conflicts will be resolved by the following factors: (i) the Company intends to be in substantial compliance with the Statement of Policy Regarding Real Estate Investment Trusts adopted by the North American Securities Administrators Association, Inc. ("NASAA") which has a specific limitation on certain fees and on the amount of the Company's operating expenses, including compensation to the Advisor during the operating stage of the Company; (ii) the Advisor is aware of other programs being offered in the marketplace and intends to structure its business relationships so as to be competitive with such other programs; and
(iii) such agreements and arrangements are subject to approval by a majority of the Company's Independent Directors.

Lack of Separate Representation

       The Company, the Advisor and the principals of the Company and Advisor are not represented by separate counsel. The Company is represented by the law firm of Maun & Simon, PLC, Minneapolis, Minnesota, which has also acted and will continue to act as counsel to the Company and various affiliates of the Advisor with respect to other matters.

Shared Operations Facilities

       The Company's operations are located in the leased offices of the Managing Underwriter, American Investors Group, Inc., in Minnetonka (Minneapolis), Minnesota. Although the growth of the Company may require it to relocate to larger premises in the future, it is expected that the Company's operations will continue to be housed in these or similar leased premises along with the Managing Underwriter's operations and those of its Affiliates. The Company is not directly charged for rent, nor does it incur other costs relating to such leased space, since the Advisor is including this expense in the Advisory Fee. The office building is owned by the Managing Underwriter's parent corporation, DRM Holdings, Inc.

                                  DISTRIBUTIONS

       The Company intends to make quarterly distributions to Shareholders in an amount equal to at least 95% of the Company's "real estate investment trust taxable income." Such amount will be estimated for the first three quarters of each fiscal year and adjusted annually based upon the Company's audited year-end financial report. Cash available for distribution to Shareholders will be derived primarily from the interest portion of monthly mortgage payments received from churches borrowing money from the Company, from origination and other fees paid to the Company by borrowers in connection with such loans, interest income from mortgage-backed securities issued by churches and other non-profit religious organizations purchased and held by the Company for investment purposes, and earnings on any Permitted Temporary Investments made by the Company. All dividends will be paid by the Company at the discretion of the Board of Directors and will depend upon the earnings and financial condition of the Company, maintenance of real estate investment trust status, funds available for distribution, results of operations, economic conditions, and such other factors as the Board of Directors deems relevant. During the distribution of Shares in this Offering, dividends paid in any quarter (and year) will be pro-rated based on the number of days in such quarter (or year) the Shares were issued and outstanding. Further the capital of the Company represented by the proceeds from the sale of the Shares will be held in money market funds, U.S. government treasury obligations and similar Permitted Temporary Investments pending application of such proceeds by the Company. The relative yield generated by such capital, and, thus, dividends (if any) to Shareholders could be less than they are expected to be once the Company has fully invested its capital in accordance with its business plan.

       As of July 1, 1997, the Company has deployed approximately $3,212,000 in net proceeds from the sale of Shares in its initial public offering and pre-existing capital in accordance with its investment and operating strategy. The Company began making regular quarterly distributions to its Shareholders for the period of operations ended June 30, 1996. Distributions to date and the annualized effective yield represented by the distributions are as follows:

  Distribution Date:        For Quarter Ended:       Dollar Amount Distributed            Annualized Yield Per
                                                     Per Share (2):                       Share Represented (2):
    July 30, 1996              June 30, 1996         $.1927(1)                            9.25%
   October 30, 1996         September 30, 1996       $.23125                              9.25%
   January 30, 1997          December 31, 1996       $.240625                             9.625%
    April 30, 1997            March 31, 1997         $.225                                9.00%
    July 30, 1997              June 30, 1997         $.22875                              9.15%


(1) Represents a 75 day operating quarter (April 15th to June 30th, 1996) (2) To the extent that distributions exceed current and accumulated earnings and profits, the excess is treated as a return of capital for federal income tax purposes.

       The Company intends to ameliorate to some extent the possibility of low yields during the deployment of new capital by (i) collecting from borrowers an origination fee at the time a loan is made (of which one-half of any origination fee charged in connection with a loan is paid directly to the Advisor as additional compensation--the other one-half is payable to the Company), and (ii) timing its lending activities to coincide as much as possible with sales of the Shares. However, there can be no assurance that either or both of these strategies will improve current yields to Shareholders. See "Business of the Company." In order to qualify for the beneficial tax treatment afforded real estate investment trusts by the Code, the Company is required to pay dividends to holders of its Shares in annual amounts which are equal to at least 95% of the Company's "real estate investment trust taxable income." The Company intends to distribute all or a portion of such income to the Shareholders on a quarterly basis, subject to (i) limitations imposed by applicable state law, and (ii) the factors identified above. The portion of any dividend that exceeds the Company's earnings and profits will be considered a return of capital and will not currently be subject to federal income tax to the extent that such dividends do not exceed a Shareholder's basis in the Shares. See "Federal Income Tax Consequences - Taxation of the Company's Shareholders."

       Funds available to the Company from the repayment of principal (whether at maturity or otherwise) of loans made by the Company, or from sale or other disposition of any properties or any of its other investments may be reinvested in additional loans to churches, invested in mortgage-backed securities issued by churches or other non-profit organizations, or in Permitted Temporary Investments, rather than distributed to the Shareholders. The Company can "pass through" the capital gain character of any income generated by computing its net capital gains and designating a like amount of its distribution to the Shareholders as capital gain dividends. The distribution requirement to maintain qualification as a real estate investment trust does not require distribution of net capital gains, if generated. Thus, the Company has a choice of whether to distribute any such gains. Undistributed net capital gains (if any) will be taxable to the Company. The Board of Directors, including a majority of the Independent Directors, will determine whether and to what extent the proceeds of any disposition of property will be distributed to Shareholders. See "Business of the Company - Investment Objectives for Mortgage Loans, Investment and Certain Other Policies."

       The Company has a dividend  reinvestment  plan (the "Plan")  which allows
Shareholders to reinvest their dividends in Shares of Common Stock of the Company. Under the Plan, the dividends due participating Shareholders are deposited directly with Gemisys Corporation, Englewood, Colorado ("Gemisys"), which combines the purchases of all participating Shareholders. There are no brokerage fees or service charges incurred by Shareholders although any brokerage fees paid on amounts reinvested by the Company are treated as dividend income to the participating Shareholder. Shares held on behalf of a Shareholder by Gemisys will be voted in the same way as the Shareholder votes by regular proxy sent by the Company or by separate proxy sent by Gemisys. Shareholders can also invest additional amounts, subject to certain minimums and maximums, on a regular basis or from time to time and can terminate participation in the Plan at any time. See "Description of Capital Stock -- Dividend Reinvestment Program."





                    Balance of page intentionally left blank

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of June 30, 1997 and as adjusted to give effect to the net proceeds received by the Company, assuming sale of all of the Shares by the Company. See "Use of Proceeds" and "Financial Statements."

                                                                                        June 30, 1997
                                                                                 Actual              As Adjusted (1)

Long Term Debt............................................                  $     - 0 -            $       - 0 -

Shareholder's Equity (2)
  Common Stock,  $.01 par value per share;  30,000,000  shares  authorized;
  issued and outstanding 365,389 shares;
  and 1,865,389 shares, respectively......................                        3,654                   18,654

Additional Paid-In Capital (3)............................                    3,362,364               17,251,364

Accumulated Deficit.......................................                      (49,129)                 (49,129)
                                                                              ---------              -----------
  Total Shareholder's Equity..............................                  $ 3,316,889            $  17,220,889
                                                                              ---------              -----------
  Total Capitalization....................................                  $ 3,316,889            $  17,220,889
--------------------------------------                                        =========              ===========



(1) There can be no assurance that all or a substantial portion of the 1,500,000 Shares offered hereby will be sold. See "Plan of Distribution."

(2) Excludes 9,000 Shares which each Director and the President of the Advisor (7 individuals) have an option to purchase, at a price of $10.00 per share, pursuant to the Stock Option Plan for Directors and the Advisor, which vest and are thus exercisable on or after November 15, 1995-1997 and expire November 15, 1999-2001 (See "Management -- Warrants and Options" and "Security Ownership of Management and Others"). See "Plan of Distribution."

(3) As adjusted, is net of offering-related expenses estimated at $1,095,500, assuming all the Shares are sold. See "Use of Proceeds."

                             SELECTED FINANCIAL DATA

  The selected financial data presented below under the captions "Statement of Operations Data" and "Balance Sheet Data" have been derived from the Company's audited financial statements for the years ended December 31, 1995 and 1996 and at such date as audited by Boulay, Heutmaker, Zibell and Company, P.L.L.P., independent certified public accountants, and from the Company's unaudited financial statements as of and for the six-month periods ended June 30, 1996 and 1997. This data should be read in conjunction with the financial statements and related notes, and the accountant's reports thereon, appearing elsewhere herein.


                                                                              Six Months       Six Months
                                           Year Ended          Year Ended       Ended             Ended
                                           December 31,        December 31,    June 30,          June 30,
                                              1995                1996           1996              1997

Statement of Operations Data:
    Revenues
      Interest Income Loans.............. $    - 0 -    $      152,259  $        22,661     $     141,830
      Interest Income Other..............      4,436            20,729            7,179            13,977
      Capital Gains Realized.............      - 0 -             - 0 -            - 0 -             2,060
      Origination Income.................      - 0 -             6,925            3,027             5,523
      Escrow Interest Income.............      - 0 -            37,477           37,477             - 0 -
                                             -------           -------           ------           -------
    Total Revenues.......................      4,436           217,390           70,344           163,390

    Operating Expenses
      Professional Fees..................      - 0 -             8,411            5,778             7,600
      Director Fees......................      - 0 -             1,600            - 0 -               800
      Amortization ......................        303               303              152               152
      Escrow Interest Expense............                       37,274            - 0 -             - 0 -
      Advisory Fees......................      - 0 -            11,825            3,714             - 0 -
      Other..............................      5,456            12,591           39,908             4,137
                                              ------            ------           ------            ------
    Total Expenses.......................      5,759            72,004           49,552            12,689

    Benefit From Income Taxes............                      (20,000)                             5,000

    Net Income (loss).................... $   (1,323)   $      165,386     $     20,792      $    145,701
                                             =======           =======           ======           =======
    Income (loss) per Common Share....... $     (.07)   $          .79     $        .19      $        .40

    Weighted Average Common

      Shares Outstanding (1).............     20,000           209,072          112,341           361,809


    Dividends Declared .................. $    - 0 -    $      189,435     $     46,667      $    164,936

                                           December 31,       December 31,      June 30,          June 30,
                                              1995               1996            1996              1997
Balance Sheet Data:
    Assets:
      Cash and Cash Equivalents.........  $   135,282   $      612,744     $     428,025     $     155,366
      Current Maturities of Loans
        Receivable                              - 0 -           55,436            32,834            66,682
      Loans Receivable, net of current
        maturities                              - 0 -         2,605,388        1,773,197         3,095,425
      Bonds Receivable..................        - 0 -           120,640           72,805           122,700
      Prepaid Expense...................        - 0 -             - 0 -              695             - 0 -
      Deferred Offering Costs...........      107,295             - 0 -            - 0 -             6,145
      Deferred Tax Asset................        - 0 -            20,000            - 0 -            15,000
      Organizational Expenses (net).....        1,071               769              920               616
                                             --------         ---------        ---------         ---------
    Total Assets:                         $   243,648   $     3,414,977    $   2,308,476     $   3,461,934
                                             ========         =========        =========         =========

    Liabilities and Shareholder's Equity:

      Accounts Payable..................  $    49,493   $         8,482    $       4,379     $      13,060
      Deferred Income...................        - 0 -            45,930           30,028            48,607
      Notes Payable.....................        - 0 -             - 0 -            - 0 -             - 0 -
      Dividends Payable.................        - 0 -            80,424           46,667            83,378
      Shareholder's Equity (net of
        deficit accumulated during
        development stage)                    194,155         3,280,141        2,227,402         3,316,889
                                              -------         ---------        ---------         ---------
                                          $   243,648   $     3,414,977    $   2,308,476     $   3,461,889
                                              =======         =========        =========         =========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

       The Company was founded in May 1994, began a "best efforts" offering of its common stock on July 11, 1995, and commenced active business operations on April 15, 1996 after completion of the "Minimum Amount" in its public offering (described below). Consequently, for the years ended December 31, 1994 and 1995, the Company had no operating revenues, and expenses were limited to organizational and offering-related costs.

       On July 11, 1995, the Securities and Exchange Commission declared effective the Company's offering of 2,000,000 common shares at a price of $10.00 per share. The Company achieved the Minimum Offering of at least 200,000 shares ($2,000,000) sold to not less than 100 individuals (the "Minimum Offering") on April 15, 1996. Until the Minimum Offering was achieved, the Company could not commence its active business of making mortgage loans to churches. Consequently, business operations from Inception (May 27, 1994) to completion of the Minimum Offering (April 15, 1996) were limited to daily business organizational efforts, activities relating to the offering, reviewing potential candidates for church mortgage loans to be made by the Company once the Minimum Offering was achieved, and conducting informational meetings with brokers and broker-dealers identified to the Company by the Managing Underwriter. As of such date the Company had sold 335,481 shares to approximately 281 individuals, not including 20,000 shares ($200,000) previously purchased by the Company's initial shareholder -- DRM Holdings, Inc.

       Between the date upon which the Company began active business operations (April 15, 1996) and July 1, 1997, the Company made loans to nine churches in the aggregate amount of $3,212,000, with the average size being $357,000. The Company has also purchased in the secondary market three church mortgage bonds at a discount, including two First Mortgage Church Bonds in the face amount of $50,000 and one Second Mortgage Church Bond in the face amount of $100,000. Funding of additional first mortgage loans is expected to continue on an on-going basis as the Company's investable assets become available through (i) the sale of additional shares; (ii) prepayment and repayment at maturity of existing loans; (iii) borrowed funds; and (iv) dividends reinvested under the Company's Dividend Reinvestment Plan. The Company's initial public offering ended November 8, 1996.

Results of Operations

       The Company commenced active business operations on or about April 15, 1996, therefore, results of operations through December 31, 1996 are reflective of approximately 255 days of operations. As of July 1, 1997, the Company had funded eight first mortgage loans and one second mortgage loan to churches for an aggregate amount of $3,212,000 and purchased $50,000 principal amount of First Mortgage Church Bonds for a purchase price of $46,412 (which includes $407 in accrued interest), and for $72,805 Second Mortgage Church Bonds in the face amount of $100,000. The first mortgage loans made by the Company range in interest rate charged to the borrowers from 9.75% for annually adjustable 20 year amortized loans to 11.25% for 15 year fixed interest rate loans. The second mortgage loan made by the Company bears interest at the rate of 15% (adjusting to 12% upon occurrence of a contingency). As of July 1, 1997, the average, principal-adjusted interest rate on the Company's portfolio of loans was 11.05% and the average current yield on the Company's portfolio of bonds was 11.68% .

       Net operating income for the Company's fiscal year ended December 31, 1996 (reflecting 255 days of operations) was $145,386 on total revenues of $217,390. Revenues for the fiscal year included $37,477 of "Escrow Interest" earned on proceeds of the Company's common stock offering held in escrow pending achievement of the sale of the Minimum Amount which occurred just prior to April 15, 1996. This escrow interest revenue was disbursed to purchasers of the Company's common shares during the quarter ending June 30, 1996 based on the duration that their investment was held in escrow, which disbursement is reflected in the Company's Statement of Operations for the fiscal year ending December 31, 1996. Interest income earned on the Company's portfolio of loans was $152,259, reflecting the fact that its loans were originated at various dates during the year and, therefore, did not all accrue interest for the entire fiscal year. Excluded from revenue for the year ended December 31, 1996 is $45,930 of origination income, or "points," received by the Company, recognition of which under generally accepted accounting principles ("GAAP") must be deferred over the expected life of each loan. However, under tax principles, origination income is recognized in the period received. Accordingly, because the status of the Company as a real estate investment trust requires, among other things, the distribution to Shareholders of at least 95% of "Taxable Income," the dividends declared and to be paid to Shareholders for the quarters ended June 30, 1996, September 30, 1996 and December 31, 1996 includes origination income even though it is not recognized in its entirety for the period under GAAP. Operating expenses for the fiscal year ended December 31, 1996 were generally as anticipated.

       Net operating income for the six months ended June 30, 1997 was $145,701 ($.40 per share) on total revenues of $163,390. Revenues included segments of income from interest paid by borrowers, capital gains and origination income, all of which constitute the Company's "core" income segments under its business plan. Operations expenses likewise are believed to be reasonably reflective of the Company's expected on-going expenses which, for the most part, consist mostly of the Advisory Fee. The Advisory Fee absorbs all operating expenses of the Company with the exception of professional fees, director fees and costs related to capital-raising activities. It should be noted, that the Advisor waived $17,785 in fees otherwise payable to it during the six month period ended June 30, 1997. Comparison of the six month period ended June 30, 1997 with 1996 is not believed to be illustrative because the Company had negligible business operations for the period ended June 30, 1996.

       The Company's Board of Directors declared dividends to Shareholders of $.1927 for each share held of record on June 30, 1996, $.23125 for each share held of record September 30, 1996, and $.240625 for each share held of record on December 31, 1996. During the Company's public offering, dividends were computed and paid to each Shareholder based on the number of days during a quarter that the Shareholder owned his or her shares. Based on the 75 days of operation for the quarter ending June 30, 1996 and the subsequent quarters ended September 30, 1996 and December 31, 1996, the dividends paid represented a 9.25%, 9.25% and 9.625% annualized yield to Shareholders respectively. For the quarters ended March 31, 1997 and June 30, 1997, the Board of Directors declared dividends to Shareholders of $.225 per share and $.22875 per share respectively, representing a 9.00% and 9.15% annualized yield to Shareholders, respectively.

       Total assets of the Company increased from $243,648 as of December 31, 1995 to $3,414,977 as of December 31, 1996, primarily as a result of the sale and issuance of the Company's common stock pursuant to its initial public offering, the proceeds of which were deployed into mortgage loans, church bonds purchased in the secondary market, and cash and cash equivalent money market obligations. Shareholders' Equity rose from $194,155 to $3,280,141 for the same reason. Company liabilities at the end of the fiscal year ended December 31, 1996 are primarily comprised of a "Deferred Income" item, reflecting the practice of the Company of recognizing its origination income -- fees charged to borrowers at the commencement of its loans -- over the life of each loan, and dividends declared as of December 31, 1996 but not yet paid. Total assets of the Company as of June 30, 1997 were $3,461,934.

Liquidity and Capital Resources

       On December 31, 1995 the Company had no assets other than the $200,000 cash paid by its promoter, DRM Holdings, for the 20,000 shares owned by it
($10.00 per share) and had incurred no material obligations, other than accumulated and unpaid expenses pertaining to its initial public offering. The initial $200,000 capital contribution by DRM Holdings, Inc. was partially used to pay legal and accounting costs relating to the organization of the Company, Independent Director's fees and certain professional and other fees and costs associated with the Company's initial public offering. On or about April 15,
1996, the Company recorded additional paid-in capital of $2,019,205 in connection with the sale of the Company's common stock in its initial public offering and began active business operations. As of December 31, 1996, the Company had recorded a total of $3,306,437 in additional paid in capital, which includes the initial $200,000 investment by DRM Holdings, Inc.

       On June 30, 1997 the Company had liquid assets consisting mainly of cash and cash equivalents of approximately $155,366, substantially all of which was available to be loaned by the Company; loans receivable (including current portion) in the amount of $3,162,107; and church bonds receivable in the amount of $122,700. The Company believes that it is unnecessary for the Company to maintain large amount of cash or cash equivalents for reserve or other purposes, since most operational costs are included within the Advisory Fee paid to the Advisor. Therefore, the intent of the Company is to deploy materially all of the Company's assets into loans in order to maximize returns to the Company and yields to its Shareholders.

       The Company's revenue is derived principally from interest income, and secondarily, origination fees and renewal fees generated by mortgage loans made by it. The Company also earns income through interest on funds that are invested pending their use in funding mortgage loans or distributions of dividends to its Shareholders, and on income generated on church bonds it may purchase and own. The Company generates revenue through (i) Permitted Temporary Investments of the net proceeds from the sale of Shares, and (ii) implementation of its business plan of making mortgage loans to churches and other non-profit religious organizations. The principal expenses of the Company will be Advisory Fees, legal and accounting fees, communications costs with its Shareholders, and the expenses of its stock transfer agent, registrar and dividend reinvestment agent.

       The Company's future capital needs are expected to be met by (i) additional sale of its shares to the public (ii) prepayment, repayment at maturity and renewal of mortgage loans made by the Company, and (iii) borrowed funds. The Company believes that the "rolling" effect of mortgage loans maturing, together with dividends reinvested under the Company's Dividend
Reinvestment Plan, will provide a supplemental source of capital to fund business operations. Although the Company may borrow funds in an amount not to exceed 50% of its Average Invested Assets in order to increase its lending capacity, it has not secured a source for such borrowing.


                             BUSINESS OF THE COMPANY

General

       The Company was incorporated as a Minnesota corporation on May 27, 1994 to become a REIT for the purpose of engaging in the business of making mortgage loans to churches and other non-profit religious organizations. As of July 1, 1997 the Company had made loans to nine churches in the aggregate amount of $3,212,000, with the average size being $357,000, and had purchased in the secondary market for $72,805 a second mortgage church bond in the face amount of $100,000 and for $46,412 two first mortgage bonds in the face amount of $50,000. See "Properties of the Company." The Company makes loans throughout the United States in principal amounts limited in range from $100,000 to $1,000,000. The Company may invest up to 30% of its Average Invested Assets in mortgage-secured debt securities (bonds) issued by churches and other non-profit religious organizations. The Company has been actively engaged in the business of making such loans or investing since April 15, 1996, but intends to continue lending funds and acquiring mortgage secured investments pursuant to its business plan as additional funds for such purposes become available from the sale of Shares in this Offering, and thereafter as funds from loan repayments, bond maturities, Dividend Reinvestment Plan funds and other resources become available for such purpose.

The Company's Business Activities

       The Advisor's affiliate, American Investors Group, Inc. (the "Managing Underwriter" or "American") has been engaged since January 1987, in the business of underwriting first mortgage bonds for churches throughout the United States. In underwriting such bonds, American reviews financing proposals, analyzes a prospective borrower's financial capability, and structures, markets and sells, mortgage-backed bond securities which are debt obligations (notes) of such borrowers to the investing general public. The shareholders, officers and directors of American, have been engaged in the business of church financing since 1983, with a combined experience of approximately 34 years in this business. Since its inception through July 1, 1997, American had underwritten approximately 117 church bond financings, in which approximately $162 million in first mortgage bonds have been sold to public investors. The average size of church bond financings underwritten by American since its inception is approximately $1.38 Million. See "Appendix I, Table III."

       In the course of its business, American identified a demand from potential borrowers for smaller loans of $100,000 to $1,000,000. Because of the regulatory and administrative expenses associated with the bond financing business, American believes that the economic feasibility of bond financing has diminished for financings under $750,000. As a result, the Company believes that many churches are forced to either forego the project for which their financing request was made, fund their project from cash flow over a period of time and at greater expense, or seek bank financing at terms not always favorable or available to them. The Company provides a lending source to this segment of the industry, capitalizing on the human resources available at American and the Advisor and the marketing, advertising and general goodwill of American.

Financing Business

       The Company's primary business is making first mortgage loans in amounts ranging from $100,000 to $1,000,000, to churches and other non-profit religious organizations, and investing in mortgage-secured debt instruments ("Church Bonds") issued by churches and other non-profit religious organizations throughout the United States. The Company will apply essentially all of its working capital (after adequate reserves determined by the Advisor) toward making mortgage loans and investing in Church Bonds. The Company seeks to enhance returns on investments on such loans by (i) emphasizing shorter-term (0-5 years) and mid-term (5-15 years) loans and construction loans (although there is no limit on the term of loans the Company will make); (ii) seeking origination fees (i.e. "points") from the borrower at the outset of a loan and upon any renewal of a loan; (iii) making a limited amount of higher-interest rate second mortgage loans to qualified borrowers; and (iv) purchasing a limited amount of mortgage-secured debt securities having various maturities issued by churches and other non-profit religious organizations. The Company's policies limit the amount of second mortgage loans and bonds to 20% of the Company's Average

Invested Assets on the date any second mortgage loan is closed (or bond is purchased) and limit the amount of mortgage-secured debt securities to 30% of Average Invested Assets on the date of their purchase. All other mortgage loans made by the Company (or Church Bonds purchased for investment) will be secured by a first mortgage (or deed of trust) lien in favor of the Company. Although the Company attempts to make mortgage loans for terms of short (0-5 years) or medium (5-15 years) duration, and/or with variable interest rate provisions, it may make longer-term fixed-rate loans in its discretion in order to reduce the risk to the Company of downward interest rate fluctuations.

       The Company's lending and investing operations, including determination of a prospective borrower's or church bond issuer's financial credit worthiness, are made on behalf of the Company by the Advisor. The Company has no employees. Employees and agents of the Advisor conduct all aspects of the Company's business, including (i) marketing and advertising; (ii) communication with prospective borrowers; (iii) processing loan applications; (iv) closing the loans; (v) servicing the loans; and (vi) administering the Company's day-to-day business. In consideration of its services to the Company, the Advisor is entitled to receive a fee equal to 1 1/4% annually of the Company's Average Invested Assets, one-half of any origination fee charged to borrowers on mortgage loans made by the Company. See "The Advisory Agreement" and "Compensation to Advisor and Affiliates."

Current First Mortgage Loan Terms

       The Company offers prospective borrowers a selection of "Loan Types," which include a choice of fixed or variable rates of interest indexed to the "prime" rate of interest, the U.S. Treasury 10-Year Notes, or other generally recognized reference index, and having various terms to maturity, origination fees and other terms and conditions. The Loan Types, interest rates and fees offered and charged by the Company may from time-to-time be limited, changed or otherwise unilaterally amended by the Advisor in its discretion as a result of such factors (among others) as (i) balance of Loan Types in the Company's portfolio; (ii) competition from other lenders; (iii) anticipated need to increase the overall yield to the Company on its mortgage loan portfolio; (vi) local and national economic factors; and (v) actual experience in borrowers' demand for the loans. In addition, the Company may make mortgage loans on terms other than those identified in its list of Loan Types. Subject to change, modification or elimination at the complete discretion of the Company, the following is a list of the Loan Types which the Company currently makes available:


            Loan Type                          Interest Rate (1)             Origination Fee (2)
15 Year Term (3)                   Fixed @ Prime + 2.75%                               4.0%
20 Year Term (3)                   Variable Annually @ Prime + 1.25%                   3.0%
Renewable Term  (4)                Fixed @ Prime plus:
     3 Year                               1.75%                                        3.5%
     5 Year                               2.25%                                        3.5%
     7 Year                               2.50%                                        3.5%
Construction 1 Year Term           Fixed @ Prime + 3.5%                                2.0%
=================================  ========================================= =========================


     (1) "Prime" means the prime rate of interest charged to preferred customers, as published by a federally chartered bank chosen by the Company.

     (2) Origination fees are based on the original principal amount of the loan and are collected from the borrower at the origination and renewal of loans, one-half of which is payable directly to the Advisor. See "Compensation to Advisor and Affiliates."

     (3) Fully amortized repayment term.

     (4) Renewable term loans are repaid based on a 20-year amortization schedule, and are renewable at the conclusion of their initial term for additional like terms up to an aggregated maximum of 20 years. A fee of 1% is charged by the Company upon the date of each renewal. If renewed by the borrower, the interest rate is adjusted upon renewal to Prime plus two percent (2%).
       The above table describes certain of the material terms of Loan Types, interest rates and fees currently offered and charged by the Company. The table does not, however, purport to identify all possible Loan Types, terms, rates, and fees the Company may offer from time-to-time. The Company may determine at any time to modify the terms identified above and/or offer loan terms different than any of the Loan Types, interest rates and fees identified above.

Property (Portfolio) of the Company

       As of July 1, 1997, the Company has funded eight first mortgage loans aggregating $3,112,000 principal amount, one second mortgage loan in the principal amount of $100,000 and purchased $100,000 principal amount (face amount) of second mortgage bonds and $50,000 principal amount first mortgage bonds issued by churches. The table below summarizes the identity of the borrowing institutions, and certain key terms of the loans currently comprising the Company's loan portfolio.


     Borrowing Church and             Loan            Loan            Interest            Collateral             Funding Date
           Location                  Amount           Term              Rate            Appraised Value

Middlebury Chapel                   $262,000        20 years       9.25% Variable          $410,000                4/24/96

Landmark Apostolic                  $290,000        5 years         10.75% Fixed           $650,000                4/25/96
Church

Hope Chapel                         $465,000        5 years         10.50% Fixed           $660,000                4/30/96

Fountain of Life Church             $375,000        15 years        11.25% Fixed           $500,000                5/15/96

River of Life Church                $425,000        7 years         11.25% Fixed           $600,000                5/06/96

Oak Hill Baptist Church             $500,000        15 years        11.25% Fixed           $800,000                7/02/96

Chesapeake Christian                $490,000        5 years         11.00% Fixed           $850,000                10/30/96
Center

Centennial Star of                  $100,000      2 years (1)       15.00% Fixed          $2,775,000               05/09/97
Bethlehem
(Second Mortgage Loan)

Christ Community                    $310,000        15 years        11.25% Fixed           $440,000                06/27/97
Evangelistic Church

     (1) Denotes a two year interest only loan. Interest rate adjusts to 12% per annum when mortgage is registered in the state of New York.

     The following mortgage-secured bonds have been purchased by the Company:

Issuer                      Principal      Company         Face         Yield to       Current      Maturity        Original
                            Amount         Purchase        Yield of     Maturity       Yield        Date            Issue
                                           Price           Bonds                                                    Date
Resurrection Life           $100,000       $ 72,800        8.50%        16.79%         11.68%       05/15/01        05/15/94
Ministries

First Baptist               $ 25,000       $ 23,000        9.45%        10.625%        10.27%       04/01/09        04/01/94
Church of Hampton

Church of Jesus             $ 25,000       $ 23,000        9.55%        10.683%        10.38%       06/01/10        06/01/94
Christ

       The Resurrection Life Ministries Bonds, which are secured by a second mortgage, were purchased at a discount to the Company from one of its Independent Directors. Resurrection Life Ministries, Eden Prairie, Minnesota, issuer of these bonds, has also issued and sold through the Managing Underwriter $525,000 principal amount of its First Mortgage bonds. The Issuer's First Mortgage Bonds and its $100,000 principal amount of Second Mortgage bonds, which are now owned by the Company, are secured by the Issuer's worship facilities, appraised at $725,000 in 1994. The Second Mortgage Bonds are due May 15, 2001. However, the Issuer can extend their maturity until 2014, whereupon the interest rate as such will change from 8.50% to the then prevailing prime rate of interest plus 3.25%. The Issuer is current on it obligations with respect to the bonds purchased by the Company. See "Certain Relationships and Transaction with Management."

       The First Baptist Church of Hampton and Church of Jesus Christ Bonds, which are secured by a first mortgage, were purchased at a discount to the Company from the Managing Underwriter in the secondary market. There can be no assurance that a secondary market for resale of the Bonds will be available in the future, and therefore, the Company purchased the bonds to retain them until maturity or redemption by the Church.

        The First Baptist Church of Hampton, Hampton Virginia, issued $2,600,000 First Mortgage Bonds in 1993 and $740,000 additional First Mortgage Bonds in 1994. The bonds are secured by a First Mortgage on the Church's real property appraised at $5,995,000. The Church of Jesus Christ, Inc., Washington, District of Columbia, issued $1,735,000 First Mortgage Bonds in 1994. The bonds are secured by a first mortgage on the Church's worship facility appraised at $2,165,000 and a residence owned by the Church appraised at $152,000.

       The Company's policies limit the amount of second mortgage bonds to 20% of the Company's Average Invested Assets on the date any second mortgage bond is purchased and limit the amount of mortgage-secured debt securities to 30% of Average Invested Assets on the date of their purchase. As of July 1, 1997 the percentage of Average Invested Assets in second mortgage bonds and the percentage invested in mortgage-secured debt securities was 3.04% and 3.73% respectively.

Mortgage Loan Processing and Underwriting

       Mortgage loan applications are processed and verified by the Advisor's personnel in the Company's Loan Origination and Underwriting Department. Verification procedures are designed to assure a borrower's qualification under the Company's Financing Policies which are specifically identified herein and include, among other things, obtaining; (i) written applications (and exhibits) signed and authenticated by the prospective borrower in form and substance dictated by the Company; (ii) financial statements in accordance with the Company's Financing Policies; (iii) corporate records and other organizational documents of the borrower; (iv) preliminary title report or commitment for mortgagee title insurance, and (v) a real estate appraisal in accordance with the Financing Policies. All appraisals and financial statements will be prepared by independent third-party professionals who are pre-approved based on their experience, reputation and education. Completed loan applications, together with a written summary are then presented to the Company's Underwriting Committee which will initially be comprised of the Advisor's President, the Company's President and Vice President, and the Director of Underwriting of the Managing Underwriter. The Advisor may arrange for the provision of mortgage title insurance and for the services of professional independent third-party accountants and appraisers on behalf of borrowers in order to achieve pricing efficiencies on their behalf and to assure the efficient delivery of title commitments, preliminary title reports and title policies, and financial statements and appraisals meeting the Company's underwriting criteria. The Advisor may arrange for the direct payment for such professional services and for the direct reimbursement to it of such expenditures by borrowers and prospective borrowers. Upon closing and funding of mortgage loans, a negotiable origination fee based on the original principal amount of each loan may be charged, of which one-half will be payable to the Advisor. See "Proposed First Mortgage Loan Terms," "Compensation to Advisor and Affiliates" and "Conflicts of Interest."

 Loan Commitments

       Subsequent to approval by the Company's Underwriting Committee, and prior to funding a loan, the Company issues a loan commitment to qualified applicants. A modest loan commitment fee may be charged by the Company. Commitments indicate the loan amount, origination fees, closing costs, underwriting expenses (if any), funding conditions, approval expiration dates and interest rate and other terms. Commitments generally set forth a "prevailing" interest rate that is subject to change in accordance with market interest rate fluctuations until the final loan closing documents are prepared, at which time the Company commits to a stated interest rate. In certain cases the Company may establish ("lock in") interest rate commitments up to sixty (60) days from the commitment to closing; however, interest rate commitments beyond sixty days will not normally be issued unless the Company receives an appropriate fee premium based upon the assessment of the risk associated with a longer period.

Loan Portfolio Management

       The Company's portfolio of mortgage loans is managed and serviced by the Advisor in accordance with the Advisory Agreement. The Advisor is responsible for all aspects of the Company's mortgage loan business, including closing and recording of mortgage documents; collecting principal and interest payments regularly and upon the maturity of a loan; enforcing loan terms and other borrower's requirements; periodic review of each mortgage loan file and determination of its reserve classification; and exercising the Company's remedies in connection with any defaulted or non-performing loans. Fees and costs of attorneys, insurance, bonds and other direct expenses incurred in connection with the exercise of such remedies are the responsibility of the Company, although they may be recouped from the borrower in the process of pursuing the Company's remedies. The Advisor will not receive any additional compensation for services rendered in connection with on-going loan portfolio management or exercising the Company's remedies in the event of a loan default.

Loan Funding and Bank Borrowing

       The Company's mortgage loans (and purchases of Church Bonds) are funded with available cash resources and, at the discretion of the Advisor, with borrowings under a line of credit with a commercial lender or bank. The Company does not presently have a line of credit, and does not presently intend to obtain one. Nonetheless, the Company may borrow up to 50% of the value of its Average Invested Assets to make loans regardless of the Company's capacity to
(i) sell the Shares on a continuing basis, or to (ii) reposition assets from the maturity or early repayment of mortgage loans in its portfolio. Initially, the cash resources available to the Company will be limited to the net proceeds from the sale of the Shares, minus reserves for operating expenses, and bad-debt reserves, as determined by the Advisor. As the business of the Company develops and over the course of time, cash resources available to the Company for lending purposes will include, in addition to the net proceeds from sales of Shares (if any), (i) principal repayments from borrowers on loans made by the Company, (ii) dividends reinvested in the Company by shareholders electing the Company's Dividend Reinvestment Plan, and (iii) funds (if any) borrowed under any line of credit arrangement, if obtained.

Financing Policies

       The Company's business of mortgage lending to churches and other non-profit religious organizations is managed in accordance with and subject to the policies, guidelines, restrictions and limitations identified herein (collectively, the "Financing Policy"). The intent of the Financing Policy is to identify for prospective investors in the Shares not only the general business in which the Company is involved, but the parameters of the Company's lending business. These policies may not be changed (except in certain immaterial respects by majority approval of the Board of Directors) without the approval of a majority of the Independent Directors, and the holders of a majority of the outstanding Shares of the Company at a duly held meeting for that purpose:


       (i) Loans made by the Company are limited to churches and other non-profit religious organizations, and will be secured by mortgages. The total principal amount of all second mortgage loans funded by the Company is limited to 20% of Average Invested Assets. All other loans will be first mortgage loans.

       (ii) The loan amount cannot exceed 75% of the value of the real estate and improvements securing each loan, such value being determined based on a written appraisal prepared by an appraiser acceptable to the Advisor. On loans over $500,000, the Company will require a written appraisal certified by a member of the Appraisal Institute ("MAI"), or a state-certified appraiser.

       (iii)    An  ALTA  (American  Land  Title   Association)   or  equivalent
                Mortgagee Title Policy must be furnished to the Company by the borrower insuring the mortgage interest of the Company.

       (iv) The borrower's long-term debt (including the proposed loan) cannot exceed four (4) times the borrower's gross income for the previous twelve (12) months.

       (v) The borrower must furnish the Company with financial statements (balance sheet and income and expense statement) for the last two (2) complete fiscal years and a current financial statement as of and for the period within ninety (90) days of the loan closing date. On loans less than $500,000, the last complete fiscal year must be reviewed by an independent accounting firm. On loans in excess of $500,000, the last complete fiscal year financial statements must be audited by an independent auditor. Borrowers in existence for less than three fiscal years must provide financial statements since inception. No loan will be extended to a borrower in operation less than two years (24 months) absent express approval by the Company's Board of Directors.

       (vi) In its discretion, the Advisor, on behalf of the Company, may require the borrower to arrange for automatic electronic or drafting of monthly payments.

       (vii) In its discretion, the Advisor, on behalf of the Company, may require (i) key-man life insurance on the life of the senior pastor of a church; (ii) personal guarantees of church members and/or affiliates; and (iii) other security enhancements for the benefit of the Company.

       (viii) The borrower must agree to provide to the Company annual reports (including financial statements) within 120 days of each fiscal year end beginning with the fiscal year end next following the funding of the loan.

       (ix) In its discretion, the Advisor, on behalf of the Company, may require the borrower to grant to the Company a security interest in all personal property located and to be located upon the mortgaged premises (excluding property leased by the borrower).

       In addition, the Company requires that a borrower maintain at all times during the loan a general perils and liability coverage insurance policy naming the Company as a co-insured in connection with damage or destruction to the property of the borrower.

       These Financing Policies are in addition to the prohibited investments and activities identified hereinafter and which are set forth in the Company's Bylaws.

Prohibited Investments and Activities

       The Company's  Bylaws impose certain  prohibitions  and  restrictions  on
various   investment   practices  and  activities  of  the  Company,   including
prohibitions against:

(i) Investing more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property;

(ii) Investing  in  commodities  or  commodity   futures  contracts  other  than
     "interest rate futures" contracts intended only for hedging purposes;

(iii)Investing in mortgage loans (including construction loans) on any one property which in the aggregate with all other mortgage loans on the property would exceed 75% of the appraised value of the property unless substantial justification exists because of the presence of other underwriting criteria;

(iv) Investing in mortgage loans that are subordinate to any mortgage or equity interest of the Advisor or the Directors or any of their Affiliates;

(v)  Investing in equity securities;

(vi) Engaging in any short sales of securities or in trading, as distinguished from investment activities;

(vii) Issuing redeemable equity securities;

(viii) Engaging in underwriting or the agency distribution of securities issued by others;

(ix) Issuing options or warrants to purchase its Shares at an exercise price less than the fair market value of the Shares on the date of the issuance or if the issuance thereof would exceed 10% in the aggregate of its outstanding Shares;

(x)  Issuing  debt  securities  unless the debt  service  coverage  for the most
     recently  completed  fiscal  year,  as  adjusted  for  known  changes,   is
     sufficient to properly service the higher level of debt;

(xi) Investing in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;

(xii)Selling or leasing to the Advisor, a Director or any Affiliate thereof unless approved by a majority of Directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company;

(xiii) Acquiring property from any Advisor or Director, or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Advisor, Director or any Affiliate thereof, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value;

(xiv)Investing or making mortgage loans unless a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of title is obtained; or

(xv) Issuing  its  shares  on  a  deferred   payment   basis  or  other  similar
     arrangement.

       The Company does not intend to invest in the securities of other issuers for the purpose of exercising control, to engage in the purchase and sale of investments other than as described in this Prospectus, to offer securities in exchange for property unless deemed prudent by a majority of the Directors, to repurchase or otherwise reacquire Shares except as may be necessary to maintain qualification as a real estate investment trust under the Code, to issue senior securities or to make loans to other persons except in the ordinary course of its business as described herein.

       The Company in the future will not make loans to or borrow from, or enter into any contract, joint venture or transaction with, any director or officer of the Company, the Advisor or any Affiliate of any of the foregoing unless a majority of the Directors, including a majority of the Independent Directors, approves the transaction as fair and reasonable to the Company and the transaction is on terms and conditions no less favorable to the Company than those available from unaffiliated third parties. Any investment by the Company in any property, mortgage or other real estate interest pursuant to a transaction with the Advisor or any Directors or officers thereof will be based upon an appraisal of the underlying property from an independent qualified appraiser selected by the Independent Directors and will not be made at a price greater than fair market value as determined by such appraisal. See "Conflicts of Interest."

Policy Changes

       The Bylaw relating to policies, prohibitions and restrictions referred to under "Business of the Company - Prohibited Investments and Activities" above may not be changed (except in certain immaterial respects by a majority approval of the Board of Directors) without the approval of a majority of the Independent Directors and the approval of the holders of a majority of the Company's Shares, at a duly held meeting for that purpose.

Competition

       The real estate financing industry generally is highly competitive. The Company competes within its geographic areas of operation with a wide variety of investors, including banks, savings and loan associations, insurance companies, pension funds and fraternal organizations which may have investment objectives similar to those of the Company. A number of these competitors have greater financial resources, larger staffs and longer operating histories than those of the Company. The Company competes principally by limiting its business "niche" to lending to churches and other non-profit religious organizations, offering loans with competitive and flexible terms, and emphasizing the expertise of the Company in the specialized industry segment of lending to churches and other religious organizations.

Employees

       The Company has no employees, as it is managed by the Advisor using employees of the Advisor and/or its Affiliates. All business functions are provided to the Company by the Advisor. At present, certain officers and directors of American and the Advisor are providing services to the Company at no charge to the Company and which will not be reimbursed by the Company. These services include, among others, legal and analytic services relating to the implementation of the Company's business plan, preparation of this Prospectus (and Registration Statement of which this Prospectus is a part) and development and drafting of proprietary forms and documents to be utilized by the Advisor in connection with the Company's business operations.

       Subject to the supervision of the Company's Board of Directors, the business of the Company is managed by Church Loan Advisors, Inc. (the "Advisor"), which provides investment advisory and administrative services to the Company and which is owned by V. James Davis, David G. Reinhart and Philip
J. Myers, officers and directors of the Company and directors of the Advisor. See "Conflicts of Interest" and "The Advisor and the Advisory Agreement." Philip
J. Myers is President of the Advisor. The Advisor is not a registered advisor under the Investment Advisors Act of 1940, nor is the Company a registered investment company under the Investment Company Act of 1940. As of the date of this Prospectus, the Advisor employs two persons on a part-time or other basis. The Company does not presently expect to directly employ any persons in the foreseeable future, since all administrative functions and operations will be contracted for through the Advisor. However, legal and accounting services to the Company will be provided by outside professionals and paid for directly by the Company.

Operations

       The Company's operations currently are located in the 8,400 square foot offices of the Managing Underwriter, American Investors Group, Inc., 10237 Yellow Circle Drive, Minnetonka, Minnesota 55343. These facilities are owned by DRM Holdings, Inc. (an affiliate of the Managing Underwriter) and the Company is not charged any rent for its use of these facilities, or for its use of copying services, telephones, facsimile machines, postage service, office supplies or employee services. Payments to the Advisor under the Advisory Agreement are intended, at least in part, to cover the general costs of such facilities, equipment and services used on a ratable basis by and on behalf of the Company. The Company will not reimburse the Advisor for these expenses. The Company believes that the terms of this arrangement are at least as favorable to the Company as those obtainable from unaffiliated third parties in arm's-length discussions. See "The Advisor and the Advisory Agreement" and "Conflicts of Interest."

                                   MANAGEMENT
General

       Directors are elected for a term expiring at the next annual meeting of the Company's Shareholders and serve for one-year terms and until their successors are duly elected and qualified. Officers of the Company serve at the discretion of the Company's Board of Directors. Among other requirements, in order to maintain its REIT status, a majority of the Company's directors must be "independent." The Company's executive officers and Directors are as follows:

               Name                Age        Office                                       Director Since

     V. James Davis                 53        President, Treasurer and Director                      1994
     David G. Reinhart              44        Vice President, Secretary and Director                 1994
     Kirbyjon H. Caldwell           44        Independent Director                                   1994
     Robert O. Naegele, Jr.         57        Independent Director                                   1994
     Dennis J. Doyle                45        Independent Director                                   1994
     John M. Clarey                 55        Independent Director                                   1994

       V. James Davis, has been the President and a Director of the Company since its inception. From November 1986 to October 1996 he served as President and a Director of the Managing Underwriter, American Investors Group, Inc. Prior to November, 1986, he was employed as President of Keenan & Clarey, Inc., Minneapolis, Minnesota, a church bond underwriter and broker-dealer, where he also served as Financial and Operations Principal and as a Director. From January 1976 to March 1984, Mr. Davis was employed as Administrative Vice-President, and Financial and Operations Principal, by Offerman & Co., Inc., Minneapolis, Minnesota, a national broker-dealer and originator of corporate bond financing projects. Mr. Davis has been in the securities business since 1970 and was previously employed with other securities firms in Appleton, Wisconsin and

     Rockford, Illinois. He holds a Bachelor of Science degree in Liberal Arts from the University of Wisconsin - Whitewater (1967) and completed course work at St. Joseph College, Rensselaer, Indiana. Mr. Davis holds a General Operations Principal license and a Financial Operations Principal license with the National Association of Securities Dealers, Inc.

       David G. Reinhart, has been the Vice-President, Secretary and a Director of the Company since its inception. He is also Chairman of the Board of Directors of the Managing Underwriter, American Investors Group, Inc., a Director and Officer of the Advisor, and President, director and shareholder of DRM Holdings, Inc. ("DRM"), the parent corporation of American. Mr. Reinhart has served as legal counsel to banks, trust companies and broker-dealers in the area of church financings and otherwise since approximately March 1984. He currently acts as counsel for the Managing Underwriter. He was employed in the St. Paul firm of Reinhart Law Offices, P. A. from November 1985 to February 1987, and from July 1983 to November 1985 he was employed as an Associate Attorney with the law firm of Robins, Kaplan, Miller & Ciresi, Minneapolis, Minnesota. Mr. Reinhart received his Juris Doctor degree, cum laude, in May 1979, from Hamline University School of Law, St. Paul, Minnesota and received his Bachelor of Science degree in May 1976, from Northern Michigan University, Marquette, Michigan. Mr. Reinhart has practiced law in the areas of corporate finance and general business law since 1979 and has developed expertise in the area of church financing.

       Kirbyjon H. Caldwell, has served as an Independent Director of the Company since September 1994. He currently is Senior Pastor of Windsor Village United Methodist Church and St. John's United Methodist Church in Houston, Texas, in which capacities he has served since January 1982 and September 1992, respectively. Membership in both churches is approximately 7,500 combined and their ministries reach a broad segment of the Houston region. Kirbyjon Caldwell received his B.A. degree in Economics from Carlton College (1975), an M.B.A. in Finance from the University of Pennsylvania's Wharton School (1977), and his Masters in Theology from Southern Methodist University School of Theology
(1981). He is a member of the Boards of Directors of Texas Commerce Bank (Houston), Hermann Hospital (Houston), Greater Houston Partnership, The United Way of The Texas Gulf Coast, and the American Cancer Society. He is also the founder and member of several foundations and other community development organizations.

       Robert O. Naegele, Jr., has served as an Independent Director of the Company since September 1994. Mr. Naegele served as CEO of Naegele Outdoor Advertising in Minneapolis, St. Paul, Minnesota until 1982. From 1986 to 1995, Mr. Naegele served as Chairman of Rollerblade, Inc., Minnetonka, Minnesota. He currently serves on the Board of Ragan Advertising Company in Moline, Illinois and Davenport, Iowa. He has served on the Executive Committee of the Outdoor Advertising Association of America and as a Planning Commission Member and Councilman for the City of Shorewood, Minnesota, and as a member of the Advisory Board of Speak the Word Church and World Outreach, Minneapolis, Minnesota.

       Dennis J. Doyle, has served as an Independent Director of the Company since September 1994. He is the owner and co-founder of Welsh Companies, Inc., Minneapolis, Minnesota -- a full-service real estate company involved in property management, brokerage, investment sales, construction and residential and commercial development. Welsh Companies was co-founded by Mr. Doyle in 1980, and has five regional offices and 220 employees. Mr. Doyle is the recipient of numerous civic awards relating to his business skills. He also is a member of the Board of Directors of HEART (a non-profit organization), The Children's Theater (Minneapolis) and Grow Biz International, a publicly-owned company. He is also a member of the Board of Advisors of the Minnesota Real Estate Journal, and a member of the International Commercial Realty Services ("ICRS") and National Association of Office and Industrial Parks ("NAIOP").

       John M. Clarey, has served as an Independent Director of the Company since September 1994. Since January 1992, he has been employed as First Vice President of Miller & Schroeder Financial, Inc., a Minneapolis, Minnesota based investment banking firm and NASD-member broker-dealer. From February 1991 through December 1991, Mr. Clarey was a general partner of the Clarepoint
Partners,  LP,  a  private  venture  capital  firm,  of  which he was one of the founders. From July 1989 to February 1991, he was a Senior Vice President of Miller, Johnson and Kuehn, Inc., a Minneapolis-based broker-dealer. From November 1980 to July 1989, Mr. Clarey served as President and Chief Executive Officer of Allison-Williams Company, a Minneapolis- based investment banking firm specializing in municipal and corporate finance. From September 1965 to November 1970, he was employed as Executive Vice President of Keenan & Clarey, Inc., a Minneapolis broker-dealer specializing in structuring and development of corporate debt issues and financings for churches and other non-profit corporations. During his career in the securities and finance industry, Mr. Clarey has been active as a senior officer and director of local, regional, and national trade and professional associations and has served as a volunteer officer and director of various charitable organizations. He graduated from Marquette University, Milwaukee, Wisconsin (1963) with a B.A. in economics.

       Administration of the day-to-day operations of the Company is provided by the Advisor under the Advisory Agreement. See "The Advisor and the Advisory Agreement." The Company currently has no employees and the Company's officers receive no compensation for their services, other than through their interests in the Advisor and affiliates of the Company. See "Compensation to Advisor and Affiliates." For the year ended December 31, 1996 the Company paid the Advisor management fees of $11,825 and origination fees of $52,855 for total compensation of $64,680. For the six months ended June 30, 1997 the Advisor waived management fees, but received origination fees of $8,200. The Company's officers have no employment contracts with the Company or the Advisor and are considered employees "at will." The Company believes that, because of the depth of management of the Advisor and its Affiliates, the loss of one or more key employees of the Advisor, or one or more officers of the Company, would not have a material adverse effect upon its operations. As required by the Company's Bylaws, a majority of the Directors are Independent Directors in that they are otherwise unaffiliated with and do not receive compensation from the Company (other than in their capacity as Directors) or from the Advisor or the Managing Underwriter.

       The Directors are responsible for considering and approving, by majority vote, the policies of the Company and meet as often and devote such time to the business of the Company as their oversight duties may require. Pursuant to the Company's Bylaws, the Independent Directors have the responsibility of evaluating the capability and performance of the Advisor and determining that the compensation being paid to the Advisor by the Company is reasonable.

       The Company currently pays each Independent Director a fee of $500 for each board meeting ($200 for telephonic meetings), limited to $2,500 per year. In addition, the Company reimburses directors for travel expenses incurred in connection with their duties as Directors of the Company. In 1996, the Independent Directors (four in number) were paid a total of $1,600 in director's fees. The Company also has adopted a Stock Option Plan for Directors and the Advisor, under which each Director and the Advisor's president are granted annually options to purchase 3,000 Shares each of the Company's common stock at a price equal to the fair market value at the date of the grant. See "Management -- Warrants and Options."

       Directors and officers are permitted to engage in other activities of the type conducted by the Company, and neither the Company's Articles of
Incorporation or Bylaws nor any policy of the Company restricts officers or Directors from conducting, for their own account or on behalf of others, business activities of the type conducted by the Company. See "Conflicts of Interest." The Directors and officers are nevertheless not relieved of their duties of loyalty to the Company and its Shareholders. The Directors may be removed by a majority vote of all Shares outstanding and entitled to vote at any annual meeting or special meeting called for such purpose.

Fiduciary Responsibility of Board of Directors; Indemnification

       The Board of Directors and the Advisor are accountable to the Company and its Shareholders as fiduciaries and consequently must exercise good faith and integrity in handling the Company's affairs. Similarly, the Advisor has contractual obligations to the Company which it must discharge with the utmost good faith and integrity. This is a rapidly developing and changing area of the law, and Shareholders who have questions concerning the duties of the directors should consult with their own counsel. The Company's Articles require the Company to indemnify and pay or reimburse reasonable expenses to any individual who is a present or former Director, officer, employee or agent of the Company, provided that: (i) the Director, Advisor or other party seeking indemnification has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Director, the Advisor or other person seeking indemnification was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of negligence or misconduct on the part of the indemnified party, except that in the event the indemnified party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or wilful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Shareholders. The Company may advance amounts to persons entitled to indemnification for legal and other expenses and costs incurred as a result of legal action instituted against or involving such person if: (i) the legal action relates to the performance of duties or services by the indemnified party for or on behalf of the Company; and (ii) the indemnified party receiving such advances undertakes, in writing, to repay the advanced funds to the Company, with interest at the rate determined by the Company, in cases in which such party would not be entitled to indemnification; provided, however, that the Board of Directors may deny the payment of advances to a non-Independent Director if a majority of the Independent Directors shall determine, in the exercise of their reasonable discretion, that the non-Independent Director seeking advances would not be entitled to indemnification. Subject to the limitations described above, the Company shall have the power to purchase and maintain insurance on behalf of an indemnified party. The Company may procure insurance covering its liability for indemnification. The indemnification permitted by the Articles of the Company is more restrictive than would be allowed under the Minnesota Business Corporation Act.

Warrants and Options

       On September 30, 1994, the Board of Directors adopted a Stock Option Plan for Directors and the Advisor (the "Option Plan") to be administered by the Directors, which provides for a grant of an option to purchase 3,000 shares of $.01 par value Common Stock, subject to certain adjustments, to a Director upon his or her appointment or election and upon each re-election (directors are elected annually) or to the Advisor upon the Advisor's appointment or annual re-appointment. The purchase price of the Common Stock granted under each option shall be the fair market value, as defined in the Option Plan, at the time the option is granted. On November 15, 1994, 1995 and 1996 the Company issued options under the Option Plan to each of the six Directors and the President of the Advisor, to purchase 3,000 shares each (an aggregate of 63,000 shares) at a price of $10 per share. These options vest and are thus exercisable beginning November 15, 1995 through 1997 and expire November 15, 1999 through 2001.

       The Company may, from time to time, grant full-time employees and existing Directors and officers of the Company and the Advisor warrants, options, stock purchase rights, incentive stock options or similar arrangements to purchase shares of Common Stock of the Company. In accordance with applicable state law, the Company has agreed to limit the number of options or warrants issuable to the Advisor, Affiliates or any Directors to ten percent (10%) of the outstanding Shares of the Company on the date of grant of any options or warrants. The purchase price of Shares issuable pursuant to such warrants or options will not be less than the fair market value at the time of the grant.

       The Company may refuse to allow the exercise of a warrant into Common Stock if the effect of such exercise or conversion would, in the opinion of counsel for the Company, disqualify or jeopardize the Company as a real estate investment trust under the Code.


                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

       The following table sets forth as of the date of this Prospectus, the number of Shares beneficially owned by each Director and by all executive officers and Directors as a group. Except as identified below, the Company is unaware of any beneficial owner of more than five percent (5%) of the outstanding Shares of the Company's capital stock.

                                                                            Percent of        Percent of
                                                          Number of        Class before      Class after
                                                          Shares (1)         Offering         Offering (3)

  V. James Davis.....................................       1,036                 .28%              .05%
  David G. Reinhart..................................      10,420 (2)            2.85%              .56%
  Kirbyjon H. Caldwell...............................        ----                 ----             ----
  Robert O. Naegele, Jr..............................       5,000                1.37%              .27%
  Dennis J. Doyle....................................        ----                 ----             ----
  John M. Clarey.....................................        ----                 ----             ----
  All Executive Officers and Directors
       as a Group (five individuals).................      16,456                4.50%              .88%

--------------------------------------------------------


(1) Excludes 9,000 Shares which each Director and the President of the Advisor have an option to purchase pursuant to the Stock Option Plan for Directors and the Advisor, which options vest beginning November 15, 1995 and expire beginning November 15, 1999. See "Management -- Warrants and Options."

(2) Shares indicated are owned of record by DRM Holdings, Inc., a Minnesota corporation ("DRM") which owns a total of 20,000 shares of the Company's stock for which it paid $200,000 ($10.00 per share). These shares are "restricted securities" and may not be sold, transferred or assigned without compliance with state and federal rules and regulations governing the transfer of securities considered "restricted," and may be further subject to additional restrictions imposed by states in which the Shares in this Offering are being offered. DRM is owned by David G. Reinhart, the Company's Vice President, Secretary and a Director; and by Philip J. Myers, the Advisor's President. Mssrs. Reinhart and Myers are also directors of the Advisor and of the Managing Underwriter. The number of shares and percentages set forth above are calculated by multiplying the total number of Shares owned by DRM by the percentage such individuals' ownership of stock in DRM relates to the total outstanding shares of stock of DRM. Philip J. Myers, the Advisor's President, could be considered the beneficial owner of 9,580 shares (2.67% before Offering and .52% after Offering). See "Management" and "Conflicts of Interest."

(3)  Assumes sale of all 1,500,000 Shares offered hereby.

             CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH MANAGEMENT

     Subject to the supervision of the Company's Board of Directors, the business of the Company is managed by the Advisor, which provides investment advisory and administrative services to the Company. The Advisor is owned by V. James Davis, David G. Reinhart and Philip J. Myers. Mssrs. Davis and Reinhart are officers and Directors of the Company. Mssrs. Reinhart and Myers are also shareholders, officers and directors of DRM Holdings, Inc, which owns American Investors Group, Inc. (the "Managing Underwriter"). Mssrs. Reinhart and Myers together own all of the total outstanding common stock of DRM Holdings, Inc. As of the date of this Prospectus, the Advisor employed, directly or otherwise, two persons on a part-time basis, including Philip J. Myers, President and Scott J. Marquis, Vice President.

       Pursuant to the Advisory Agreement, the Company must pay the Advisor certain advisory fees and expenses, as defined in the agreement and remit one-half of any origination fee collected from a borrower in connection with mortgage loans made or renewed by the Company. In 1996, the Company paid to the Advisor total advisory fees in the amount of $11,825, and the Advisor received origination fee income of $52,855. Advisor fees in the amount of $6,736 and $17,785 were voluntarily waived by the Advisor in 1996 and the six months ended June 30, 1997, respectively. See "The Advisory Agreement" below.

       Pursuant to the Underwriting Agreement, the Company will pay the Underwriters, a sales commission equal to 5.95% of the gross amount of sales of the Shares in this Offering, plus a non-accountable expense reimbursement of up to $133,000, assuming all the Shares are sold. See "Plan of Distribution." The Managing Underwriter is an affiliate of the Advisor. The following table sets forth the name and positions of certain officers and all directors of the Managing Underwriter:

      Name                                          Position

  Philip J. Myers                             President, Secretary and Director
  Scott J. Marquis                            Vice President
  David G. Reinhart                           Chairman of Board of Directors

       In the course of its business, it is expected that the Company will purchase Church Bonds being underwritten and sold by American. Although the Company would not pay any commissions, American may benefit from such purchase as a result of commissions paid to it by the issuer of such bonds. American also may benefit from mark-ups on bonds bought from it and mark-downs on bonds sold through it by the Company on the secondary market. Any Church Bonds purchased by the Company will be purchased for investment purposes only at the public offering price. Church bonds purchased in the secondary market, if any, will be purchased at the best price available, subject to customary markups (or in the case of sales -- markdowns), on terms no less favorable than those applied to other customers of American, and would not exceed industry standards or in any event (in the case of mark-ups and mark-downs on secondary bond sales and purchases) exceed five percent of the principal amount of bonds purchased or sold. Purchases of first mortgage bonds must be approved, in advance, by a majority of the Company's Independent Directors and are subject to other limitations contained in the Company's Bylaws. Principals of the Company and the Advisor may receive a benefit in connection with such transactions due to their affiliation with the Managing Underwriting. It is the policy of the Company not to invest in excess of 30% of its Average Invested Assets in Church Bonds. All future transactions between the Company and its officers, directors and affiliates will be approved, in advance, by a majority of the independent and disinterested directors.

       In May 1996, the Company purchased, at a discount, from Mr. Dennis Doyle, an Independent Director of the Company, $100,000 principal amount of Second Mortgage Bonds -- Series 1994 (the "Bonds") issued to Mr. Doyle by Resurrection Life Church, Eden Prairie, Minnesota. The bonds had been issued to Mr. Doyle in May 1994 in connection with the sale to the Church by Mr. Doyle and his affiliates of a parcel of land and building. The Managing Underwriter concurrently underwrote a $525,000 First Mortgage Bond issue for this Church in May 1994 in connection with its purchase of the facility. The Church's worship facility was appraised at $725,000 in 1994. The Bonds purchased by the Company have a face value of $100,000 and bear interest at 8.5% per annum. The Company purchased the Bonds for $72,805 and, thus generate a yield of 11.68% on a current basis, maturing in May 2001. This transaction was unanimously approved by the Board of Directors, including all the Independent Directors.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

Church Loan Advisors, Inc.

       Church Loan Advisors, Inc., a Minnesota corporation (the "Advisor"), was organized on May 27, 1994 to engage in the business of rendering lending and advisory services solely to the Company, and to administer the business affairs and operations of the Company. The Advisor's offices are located at 10237 Yellow Circle Drive, Minnetonka (Minneapolis), Minnesota 55343.

       The following table sets forth the names and positions of the officers and directors of the Advisor:

      Name                                         Position

  Philip J. Myers                             President, Treasurer and Director
  Scott J. Marquis                            Vice President, Secretary
  V. James Davis                              Director
  David G. Reinhart                           Director


       Philip J. Myers, age 41, is President, Treasurer and a Director of the Advisor, having served in such capacities since its inception. He is also currently employed full-time as President, Secretary and a Director of the Managing Underwriter, American Investors Group, Inc. Mr. Myers earned his Bachelor of Arts degree in Political Science in 1977 from the State University of New York at Binghamton and his Juris Doctor Degree from the State University of New York at Buffalo School of Law in 1980. From 1980 until 1982, Mr. Myers served as an attorney with the Division of Market Regulation of the U. S. Securities and Exchange Commission in Washington, D. C. and, from 1982 to 1984, as an attorney with the Division of Enforcement of the Securities and Exchange Commission in San Francisco. From August 1984 to January 1986, he was employed as an attorney with the San Francisco law firm of Wilson, Ryan and Compilongo where he specialized in corporate finance, securities and broker-dealer matters. From January 1986 to January 1989 when he became affiliated with American Investors Group, Inc., Mr. Myers was engaged as Senior Vice-President and General Counsel of Financial Planners Equity Corporation, a 400 broker securities dealer formerly located in Marin County, California. He is a member of the New York, California (inactive status) and Minnesota Bar Associations, and a registered General Securities Principal.

       Scott J. Marquis, age 39, is Vice-President and Secretary of the Advisor, having served in such capacities since December 13, 1994. He is also currently employed full-time as Vice-President of the Managing Underwriter, American Investors Group, Inc., where he has been employed since February 1987. Prior to his employment with American Investors Group, Inc., Mr. Marquis was employed for approximately seven years with the Minneapolis-based broker dealer, Piper, Jaffray Companies in the capacity of supervisor of its trade clearance department. Mr. Marquis is a licensed financial principal and registered representative of American Investors Group, Inc., and holds his Series 7, 63 and 27 licenses from the National Association of Securities Dealers, Inc.

     See "Management" for a description of the positions and business experience of V. James Davis and David G. Reinhart, both of whom are Directors of the Advisor.

The Advisory Agreement

       The Company has entered into a contract with the Advisor (the "Advisory Agreement") under which the Advisor provides advice and recommendations concerning the affairs of the Company, provides administrative services to the Company and manages the Company's day-to-day affairs. Among other things, the
Advisor: (i) serves as the Company's mortgage loan underwriter and advisor in connection with its primary business of making loans to churches; (ii) advises and selects Church Bonds to be purchased and held for investment by the Company;
(iii) provides marketing and advertising and generate loan leads directly and through its Affiliates; (iv) on behalf of the Company, deals with borrowers, lenders, banks, consultants, accountants, brokers, attorneys, appraisers, insurers and others; (v) supervise the preparation, filing and distribution of tax returns and reports to governmental agencies and to Shareholders and acts on behalf of the Company in connection with Shareholder relations; (vi) provides office space and personnel as required for the performance of the foregoing services as Advisor; and (vii) as requested by the Company, makes reports to the Company of its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the Company. In performing its services under the Advisory Agreement, the Advisor may use facilities, personnel and support services of its Affiliates. Expenses such as legal and accounting fees, stock transfer agent, registrar and paying agent fees, and dividend reinvestment agent fees are direct expenses of the Company and are not provided for by the Advisor as part of its services.

       The term of the Advisory Agreement expires annually and is expected to be renewed annually by the Company, subject to a determination by the Company, including a majority of the Independent Directors, that the Advisor's performance has been satisfactory and that the compensation paid the Advisor by the Company has been reasonable. The Advisory Agreement may be terminated with or without cause by the Company on 60 days written notice. Upon termination of the Advisory Agreement by either party, the Advisor may require the Company to change its name to a name that does not contain the word "American," "America" or the name of the Advisor or any approximation or abbreviation thereof, and that is sufficiently dissimilar to the word "America" or "American" or the name of the Advisor as to be unlikely to cause confusion or identification with either the Advisor or any person or entity using the word "American" or "America" in its name, however, the Company may continue to use the word "church" in its name. In addition, upon non-renewal or termination of the Advisory Agreement by the Company, the Advisor may be entitled to a termination fee. See "Compensation to Advisor and Affiliates." The Company's Directors shall determine that any successor Advisor possess sufficient qualifications to perform the advisory function for the Company and justify the compensation provided for in its contract with the Company.

       The Advisor's compensation under the Advisory Agreement is set forth under "Compensation to Advisor and Affiliates." Pursuant to the Advisory Agreement, the Advisor is required to pay all of the expenses it incurs in providing services to the Company, including, but not limited to, personnel expenses, rental and other office expenses, expenses of Directors, officers and employees of the Advisor (except out-of-pocket expenses of such persons who are directors or officers of the Company incurred in their capacities as Directors and officers of the Company), and all of its overhead and miscellaneous administrative expenses relating to performance of its functions under the Advisory Agreement. The Company will be required to pay all other expenses of the Company, including the costs and expenses of reporting to various governmental agencies and the Shareholders and of conducting its operations as a mortgage lender, fees and expenses of appraisers, directors, auditors, outside legal counsel and transfer agents, and costs directly incurred relating to closing of loan transactions and to enforcing loan agreements.

       In the event that Total Operating Expenses of the Company exceed in any calendar year the greater of (a) 2% of the Average Invested Assets of the Company or (b) 25% of the Company's net income, the Advisor is obligated to reimburse the Company, to the extent of its fees for such calendar year, for the amount by which the aggregate annual operating expenses paid or incurred by the Company exceed the limitation. The Independent Directors may, upon a finding of unusual and non-recurring factors which they deem sufficient, determine that a higher level of expenses is justified in any given year.

       The Company's Bylaws provide that the Independent Directors are to determine at least annually the reasonableness of the compensation which the Company pays to the Advisor. The Company's Independent Directors approved the Amended and Restated Advisory Agreement and the Amended and Restated Bylaws on May 19, 1995 and approved on June 28, 1996 the renewal of the Restated Advisory Agreement for another year. Factors to be considered in reviewing the Advisory Fee include the size of the fees of the Advisor in relation to the size, composition and profitability of the Company's loan portfolio, the rates charged by other investment advisors performing comparable services, the success of the Advisor in generating opportunities that meet the Company's investment objectives, the amount of additional revenues realized by the Advisor for other services performed for the Company, the quality and extent of service and advice furnished by the Advisor, the quality of the Company's investments in relation to investments generated by the Advisor for its own account, if any, and the performance of the Company's investments.

       The Advisory Agreement provides for indemnification by the Company of the Advisor and each of its directors, officers and employees against expense or liability arising out of such person's activities in rendering services to the Company, provided that the conduct against which the claim is made was determined by such person, in good faith, to be in the best interests of the Company and was not the result of negligence or misconduct.

     The foregoing is a summary of the material provisions of the Advisory Agreement. Reference is made to the Advisory Agreement, filed as an Exhibit to the Registration Statement of which this Prospectus is a part, for a complete statement of its provisions. See "Additional Information."

Prior Performance of Advisor and Affiliates

       The principals of the Advisor, and the officers of the Company, have, through the Managing Underwriter, been engaged in the underwriting of first mortgage bonds issued by churches since 1987. Mssrs. Myers and Reinhart, together with American's Director of Underwriting comprise the American's "Underwriting Committee," which has been responsible for the review and approval of church mortgage bond financings. These individuals, serving on behalf of the Advisor and the Company, constitute the Company's Underwriting Committee which selects and approves mortgage loans to churches to be made by the Company and mortgage-backed securities and investments acquired by the Company.

       Since its inception in January 1987 through July 1, 1997, American has underwritten approximately 117 church bond financings involving the sale of approximately $162 million in aggregate principal amount of first mortgage bonds issued by churches. Of these, approximately 75 involved construction projects, and the balance represented purchase or loan refinancing projects. The average size of the financings is approximately $1.38 million, and ranges in size from approximately $100,000 to $15.5 million. The number of bondholders (investors) in an average size bond financing is approximately 380. The locations of these financings include 25 states and all regions of the United States.

       Of the bond financings underwritten by American, 20 have been retired early. Three of the bond issues underwritten by American since its inception have experienced an event of default, as described below. Otherwise, all bond issues currently are in good standing with respect to their payment obligations. Additional information with respect to the bond financings conducted by the Advisor's affiliate and Managing Underwriter, American Investors Group, Inc. ("American") are set forth in the Appendices. See "Appendix I."

                         FEDERAL INCOME TAX CONSEQUENCES


       THE DISCUSSION OF FEDERAL INCOME TAX TREATMENT OF REAL ESTATE INVESTMENT TRUSTS AND THEIR SHAREHOLDERS SET FORTH BELOW IS INTENDED AS A SUMMARY ONLY. IT IS NOT MEANT TO ADDRESS ALL POTENTIAL CONSEQUENCES IN DETERMINING WHETHER THE COMPANY QUALIFIES AS A REIT NOR IS IT MEANT TO ADDRESS THE SPECIFIC CONSEQUENCES TO EACH PURCHASER OF AN INVESTMENT IN THE SHARES. EACH PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC CONSEQUENCES TO SUCH PURCHASER OF THE PURCHASE OF SHARES, INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS AND OF ANY POSSIBLE CHANGES IN THE TAX LAWS.


Qualification as a Real Estate Investment Trust

       General. The Board of Directors intends to cause the Company to operate in such a manner as to qualify as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code (the "Code"). The ability of the Company to qualify as a real estate investment trust will depend, in part, on the timing and nature of the Company's investments. There can be no assurance as to whether or when the Company will qualify to be taxed as a real estate investment trust and qualification as a real estate investment trust is dependent, in part, on future events.

       In the opinion of Maun & Simon, PLC, whose opinion has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Company has been organized in conformity with the requirements for qualification as a REIT and the Company's method of operation permits it to meet the requirements for qualification and taxation as a REIT. It must be emphasized that this opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters. In addition, this opinion is based upon the factual representations made by the Company concerning its business as set forth in this Prospectus. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below, the results of which will not be reviewed by Maun & Simon, PLC. Accordingly, no assurance can be given that the Company's business or that the actual results of the Company's operation for any particular taxable year will satisfy such requirements. Further, the anticipated income tax treatment described in this Prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

       The following is a general summary of the provisions that govern the federal income tax treatment of a real estate investment trust and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof.

       The Code provides special tax treatment for organizations that qualify as REITs. If certain conditions are met as a REIT, an entity that so qualifies generally will not be subject to federal corporate income taxes on its net income that is currently distributed to Shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, even if the Company qualifies as a REIT, the Company will be subject to federal income tax as follows. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains; provided, however, that if the Company has a net capital gain, it will be taxed at regular corporate rates on its undistributed REIT taxable income, computed without regard to net capital gain and the deduction for capital gains dividends, plus a 35% tax on undistributed net capital gain, if its tax as thus computed is less than the tax computed in the regular manner. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest regular corporate rate on such income. Fourth, if the Company has net income from "prohibited transactions" (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business by the Company, (i.e., when the Company is acting as a dealer)), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless qualified as a real estate investment trust because certain other requirements have been met, it will be subject to a 100% penalty tax on the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test, multiplied by a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute by the end of each year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset (a "Built-In Gain Asset") from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period (the "Recognition Period") beginning on the date on which such asset was acquired by the Company, then, to the extent of the built-in gain (i.e., the excess of the fair market value of such asset on the date such asset was acquired by the Company over the Company's adjusted basis in such asset on such date), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury Regulations that have not yet been promulgated.


       Requirements for Qualification. The Code defines a REIT as a corporation, trust or association (i) which is managed by one or more trustees or directors;
(ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable, but for Sections 856 through 859 of the Code, as a domestic corporation; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (which term includes certain entities); and (vii) which meets certain other tests, described below. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

       To qualify as a REIT for a taxable year under the Code, the Company must elect or previously have elected to be so treated and must meet other requirements, certain of which are summarized below, including percentage tests relating to the sources of its gross income, the nature and diversification of the Company's assets and the distribution of its income to Shareholders.

       Asset Tests. At the close of each quarter of its taxable year, the Company must satisfy three tests relating to the nature and diversification of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets, cash, cash items and government securities. Second, not more than 25% of the Company's total assets may be represented by certain securities other than those includable in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities.

     Income Tests. There are three income requirements necessary for maintenance of REIT status.

       First, at least 75% of the Company's gross income (excluding gross income from certain sales of property held primarily for sale) for each taxable year must be derived directly or indirectly from: (i) rents from real property; (ii) interest on obligations secured by mortgages on real property or interests in real property; (iii) gain from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) not held primarily for sale to customers in the ordinary course of business; (iv) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares in other real estate investment trusts; (v) abatements and refunds of taxes on real property; (vi) income and gain derived from foreclosure property (as defined in the Code); (vii) amounts (other than amounts the determination of which depend in whole or in part on the income or profits of any person) received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or interests in real property, or to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from the sale or other disposition of a real estate asset which is not a prohibited transaction; and
(ix) qualified temporary investment income.

       Second, at least 95% of the Company's gross income (excluding gross income from certain sales of property held primarily for sale) for each taxable year must be derived from the sources described above with respect to the 75% test, or from dividends, interest, or gain from the sale, exchange or other disposition of stock or securities. Dividends and interest on any obligations not secured by an interest in real property are included for purposes of the 95% test, but not for purposes of the 75% test.

       Third, short-term gain from the sale or other disposition of stock or securities, gain from certain sales of property held primarily for sale, and gain from certain sales of real property held for less than four years (apart from involuntary conversions and foreclosure property) must represent less than 30% of the Company's gross income for each taxable year.

       Interest that may be received by the Company generally will not qualify as "interest" in satisfying the gross income requirements if the amount of interest received is based in whole or in part on the income or profits of any person. However, interest based on a fixed percentage or percentages of gross receipts or sales may qualify as "interest." Generally, if a loan is secured by both personal property and real property, interest must be allocated between the personal property and the real property, with only the interest allocable to the real property qualifying as mortgage interest under the 75% gross income test. Treasury Regulations provide that if a loan is secured by both personal and real property and the fair market value of the real property as of the commitment date equals or exceeds the amount of the loan, the entire interest amount will qualify under the 75% gross income test. If the amount of the loan exceeds the fair market value of the real property, the interest income is allocated between real property and personal property based on the relative fair market value of each. Under certain circumstances, income from shared appreciation mortgages may qualify under the REIT gross income requirements.

       The Company believes that interest received under the Company's mortgage loans should qualify as "interest" for purposes of the REIT gross income requirements and, except for certain interest receipts, should qualify as mortgage interest for purposes of the REIT 75% gross income requirement.

       In the case of a real estate investment trust which is a partner in a partnership, Treasury Regulations provide that the character of gross income of the partnership shall retain the same character in the hands of the partners for purposes of Section 856 of the Code, including satisfying the 75% and 95% gross income tests.

       If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions may be available if the Company can establish that its failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of sources of its income to its return, and any incorrect information was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. If these relief provisions apply, a special 100% tax is imposed (see "General").

       The Company does not intend to hold any property "primarily for sale to customers in the ordinary course of its trade or business" and intends to do whatever is reasonably prudent to avoid so holding any property, consistent with the investment objectives of the Company. However, whether property is held as "dealer property" depends on the facts and circumstances in effect from time to time, including those relating to a particular property. As a result, complete assurance cannot be given that the Company can avoid "dealer" status. If the Service were to successfully characterize the Company as a dealer, sales of Company property could be subject to a 100% excise tax, capital gain treatment on sales of Company property could be unavailable and the Company could fail to satisfy the 95%, 75% or 30% income tests.

       Ownership Requirements. The Company's capital stock must be held by 100 or more persons for at least 335 days of each full taxable year (or proportionate part of any shorter taxable year). In addition, no more than 50% in value of the Company's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of the Company's taxable year. To attempt to assure compliance with this 50% diversity of ownership requirement, the Company's Articles of Incorporation prohibit any Shareholder from acquiring, directly or indirectly, more than 9.8% of the outstanding capital stock of the Company. For purposes of the 50% ownership test, pension funds and certain other tax-exempt entities are treated as individuals. In addition, for purposes of this 50% ownership test, certain attribution rules of the Code are applied to determine whether such test is satisfied. These attribution rules provide, among other things, that capital stock owned by a member of a partnership is not attributed to its partners. Treasury Regulations require a real estate investment trust to maintain records which demonstrate compliance with these stock ownership requirements. In accordance with these Treasury regulations, the Company must demand from record Shareholders written statements which disclose information concerning the actual ownership of the capital stock. Any record Shareholder who does not provide the Company with the required information concerning actual ownership of the Shares is required to include certain specified information relating thereto on the Shareholder's income tax return.

       The Company will use the calendar year as its annual accounting period for federal income tax purposes. The Company will also use the accrual method of accounting for federal income tax and accounting purposes.

       Treasury Regulations require that the Directors have continuing exclusive authority over the management of the Company, the conduct of its affairs and, with certain limitations, the management and disposition of the Company's assets. It is the intention of the Company to do all things that may be necessary for the Company to meet these requirements. Absent a ruling from the Service, however, there can be no guarantee that certain Shareholder or Advisor rights would not be considered to violate the "exclusive authority" requirement.

       Distribution Requirements. The Company, in order to qualify as a real estate investment trust, is required to distribute to its Shareholders, on a non-preferential basis, an amount at least equal to the sum of 95% of the Company's "real estate investment trust taxable income" (which is computed without regard to net capital gains) and 95% of the net income from foreclosure property. Such distributions must be made in the taxable year to which they relate or, if declared before the timely filing (including extensions) of the Company's tax return for such year and paid not later than the first dividend payment made after such declaration, such distribution may be made in the following taxable year and still be considered in determining whether the Company satisfied its minimum distribution requirements for the preceding year.

       To the extent that the Company does not distribute all of its net long-term capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income for prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company intends to make timely distributions sufficient to qualify for tax status as a REIT.

       The distribution requirement is based on taxable income rather than available cash. Therefore, while the Company expects to meet this distribution requirement, the Company's ability to make the required distributions may be impaired if the Company has insufficient cash flow or otherwise has excessive noncash income or nondeductible expenditures. The Company's ability to make the required distributions depends on many factors which are beyond the Company's control. The Company may find it necessary to arrange for short-term, or possibly long-term borrowings in order to meet the 95% requirement. Any distributions, however, which are reinvested pursuant to the Dividend Reinvestment Plan will be treated as distributions for purposes of determining compliance with the 95% distribution requirement.

       Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to Shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. The Company may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Company will be required to pay interest and a penalty based upon the amount of any deduction taken for deficiency dividends.

Failure of the Company to Qualify as a Real Estate Investment Trust

       Although the Company intends to operate so as to qualify as a real estate investment trust, if the Company should fail to so qualify in any taxable year and the relief provisions described above do not apply, the Company will be subject to a tax (including any applicable minimum tax) on its taxable income computed in the usual manner for corporate taxpayers without any deduction for dividends paid. In such event, to the extent of current and accumulated earnings and profits, all distributions to Shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be prohibited from electing to be taxed as a real estate investment trust for the four taxable years following the year during which qualification is lost. In order to renew its REIT qualifications at the end of such a four-year period, the Company would be required to distribute all of its current and accumulated earnings and profits before the end of the period. Any distributions would be taxable as ordinary income to Shareholders. In addition, if the Company fails to qualify as a real estate investment trust in any year, the Company could incur significant income tax liabilities which could reduce the amount of cash available for distribution to its Shareholders and cause the Company to incur substantial indebtedness or liquidate investments in order to pay the resulting taxes.

Taxation of the Company's Shareholders

       For any year for which the Company is treated as a REIT distributions made to the Company's Shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income (which will not be eligible for the dividends received deduction for corporations). Distributions that are designated as capital gain dividends will be taxed as long-term capital gains to the extent they do not exceed the Company's actual net capital gain dividend for the taxable year, although corporate Shareholders may be required to treat up to 20% of any such capital gain dividend as ordinary income. Distributions in excess of current or accumulated earnings and profits will not be taxable to a Shareholder to the extent that they do not exceed the adjusted basis of the Shareholder's shares of stock, but rather a return of capital that will reduce the adjusted basis of such shares of stock. To the extent that such distributions exceed the adjusted basis of Shareholder's shares of stock they will be included in income as long-term or short-term capital gain assuming the shares are held as a capital asset in the hands of the Shareholder. The Company will notify Shareholders at the end of each year as to the portions of the distributions which constitute ordinary income, net capital gain or return of capital.

       In addition, any dividend declared by the Company in October, November or December of any year payable to a Shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

       In general, any gain or loss upon a sale or exchange of shares by a Shareholder who has held such Shares as a capital asset will be long-term or short-term depending on whether the stock was held for more than one year; provided, however, any loss on the sale or exchange of Shares that have been held by such Shareholder for six months or less will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such Shareholders as long-term capital gain.

Taxation of Tax-Exempt Shareholders

       For taxable years beginning in 1994 the Code treats a portion of the dividends paid by a "pension held REIT" as Unrelated Taxable Business Income ("UBTI") as to any trust which (i) is described in Section 401(a) of the Code,
(ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts."

       A real estate investment trust is a "pension held REIT" if (i) it would not have qualified as a real estate investment trust but for the fact that
Section 856(h)(3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself), and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT, or (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT.

Tax Consequences for Foreign Investors

       The preceding discussion does not address the federal income tax Consequences to foreign investors of an investment in the Company. Foreign investors in the Shares should consult their own tax advisors concerning those provisions of the Code which deal with the taxation of foreign taxpayers. In particular, foreign investors should consider, among other things, the impact of the Foreign Investors Real Property Tax Act of 1980. In addition, various income tax treaties between the United States and other countries could affect the tax treatment of an investment in the Shares. Furthermore, the backup withholding and information reporting rules are under review by the United States Treasury, and their application to the Common Stock could be changed prospectively or retroactively by future Treasury Regulations.


Backup Withholding

       The Company will report to its domestic Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a Shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and when required, demonstrates this fact, or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A Shareholder that does not provide the Company with a correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the Shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any Shareholders who fail to certify their non-foreign status to the Company.

State and Local Taxes

       The Company or its Shareholders may be subject to state or local taxation in the state or local jurisdiction in which the Company's investments or loans are located or in which the Shareholders reside. Prospective Shareholders should consult their tax advisors for an explanation of how state and local tax laws could affect their investment in the Shares.

Other Tax Consequences

       In the event the Company enters into any joint venture transactions, special tax risks might arise. Such risks include possible challenge by the IRS of (i) allocations of income and expense items, which could affect the computation of taxable income of the Company and (ii) the status of the joint venture as a partnership (as opposed to a corporation). If a joint venture were treated as a corporation, the joint venture would be treated as a taxable entity and if the Company's ownership interest in the joint venture exceeds 10%, the Company would cease to qualify as a REIT. Furthermore, in such a situation even if the Company ownership does not exceed 10%, distributions from the joint venture to the Company would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and which could therefore make it more difficult for the Company to qualify as a REIT for the taxable year in which such distribution was received. In addition, the interest in the joint venture held by the Company would not qualify as a "real estate asset" which could make it more difficult for the Company to meet the 75% asset test described above. Finally, in such a situation the Company would not be able to deduct its share of losses generated by the joint venture in computing its taxable income. See "Failure of the Company to Qualify as a Real Estate Investment Trust" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year. The Company will not enter into any joint venture, however, unless it has received from its counsel an opinion to the effect that the joint venture will be treated for tax purposes as a partnership. Such opinion will not be binding on the IRS and no assurance can be given that the IRS might not successfully challenge the status of any such joint venture as a partnership.

                               ERISA CONSEQUENCES

       The following is a summary only of material Consequences arising under ERISA and the prohibited transaction provisions of Code Section 4975 that may be relevant to a prospective purchaser. This discussion does not deal with all aspects of ERISA or Code Section 4975 or, to the extent not preempted, state law that may be relevant to particular employee benefit plan Shareholders (including plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Code Section 4975, and governmental plans and church plans that are exempt from ERISA and Code Section 4975 but that may be subject to state law requirements) in light of their particular circumstances. EMPLOYEE BENEFIT PLANS SUBJECT TO ERISA AND THE CODE ("Plans") CONSIDERING PURCHASING THE SHARES SHOULD CONSULT WITH THEIR OWN TAX OR OTHER APPROPRIATE COUNSEL REGARDING THE APPLICATION OF ERISA AND THE CODE TO THEIR PURCHASE OF THE SHARES.

       Fiduciary Consequences

       Certain employee benefit plans and individual retirement accounts and individual retirement annuities ("IRAs") (collectively, "Plans"), are subject to various provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. Before investing in the Shares, a Plan fiduciary should ensure that such investment is in accordance with ERISA's general fiduciary standards. In making such a determination, a Plan fiduciary should ensure that the investment is in accordance with the governing instruments and the overall policy of the Plan and that the investment will comply with the diversification and composition requirements of ERISA. In addition, provisions of ERISA and the Code prohibit certain transactions in Plan assets that involve persons who have specified relationships with a Plan. The consequences of such prohibited transactions include excise taxes, disqualifications of IRAs and other liabilities. A Plan fiduciary should ensure that any investment in the Shares will not constitute such a prohibited transaction.

       Plan Assets Issue

       A prohibited transaction may occur if the assets of the Company are deemed to be Plan assets. In certain circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be Plan assets (the "look-through rule"). Under such circumstances, any person that exercises authority or control with respect to the management or disposition of such assets is a Plan fiduciary. Plan assets are not defined in ERISA or the Code, but the United States Department of Labor has issued Regulations, effective March 13, 1987 (the "Regulations"), that outline the circumstances under which a Plan's interest in an entity will be subject to the look-through rule.

       The Regulations apply only to the purchase of a Plan of an "equity interest" in an entity, such as common stock of a REIT. The term "equity interest" means any interest in an entity other than an investment that is treated as indebtedness under applicable local law and which has no substantial equity features. However, the Regulations provide an exception to the look-through rule for equity interests that are "publicly-offered securities" and for equity interests in an "operating company."

       Under the Regulations a "publicly-offered security" is a security that is
(1) freely transferable, (2) part of a class of securities that is widely-held, and (3) part of a class of securities that is registered under Section 12(b) or 12(g) of the Exchange Act or sold to a Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Whether a security is considered "freely-transferable" depends on the facts and circumstances of each case. Generally, if the security is part of an offering in which the minimum investment is $10,000 or less and any restriction on or prohibition against any transfer or assignment of such security is for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes, the security will not be prevented from being
considered   freely   transferable.   A  class  of   securities   is  considered
"widely-held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another.

       Although no assurance can be provided, the Company believes that the Shares offered hereby will meet the criteria of the publicly-offered securities exception to the look-through rule. First, the Company anticipates that the Shares will be considered to be freely transferable, as the only restriction upon its transfer are those required under federal tax laws to maintain the Company's status as a REIT. Second, the Company believes that the Shares will be held by 100 or more investors and that at least 100 or more of these investors will be independent of the Company and of one another. Third, the Shares will be part of an offering of securities to the public pursuant to an effective registration statement under the Exchange Act and will be registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the Company during which the offering of such securities to the public occurs. Moreover, the Company believes that equity participation in the Company by Plans will not be significant as defined by the Regulations. Accordingly, the Company believes that if a Plan purchases the Shares, the Company's assets should not be deemed to be Plan assets and, therefore, that any person who exercises authority or control with respect to the Company's assets should not be a Plan fiduciary.

                          DESCRIPTION OF CAPITAL STOCK
General

       The authorized capital stock of the Company consists of 50,000,000 undesignated shares, of which the Company's Board of Directors has established that 30,000,000 shares are Common Stock, par value of $0.01 per share (the "Authorized Shares"). Pursuant to the Company's Articles of Incorporation, the Company's Board of Directors has the authority to divide the balance of the authorized capital stock into classes and series with relative rights and preferences and at such par value as the Board of Directors may establish from time to time. Each Authorized Share is entitled to participate equally in dividends when and as declared by the directors and in the distribution of assets of the Company upon liquidation. Each Authorized Share is entitled to one vote and will be fully paid and nonassessable by the Company upon issuance and payment therefor. Each Authorized Share has no preference, conversion, exchange, preemptive or cumulative voting rights. There are no cumulative voting rights in electing directors.

Repurchase of Shares and Restrictions on Transfer

     Two of the requirements for qualification for the tax benefits accorded by the real estate investment trust provisions of the Code are that (i) during the last half of each taxable year not more than 50% of the outstanding capital stock may be owned directly or indirectly by five or fewer individuals and (ii) there must be at least 100 shareholders for at least 335 out of 365 days of each taxable year or the proportionate amount for any partial taxable year. See

"Federal Income Tax Consequences."
       The Company's Articles of Incorporation prohibit any person or group of persons from holding, directly or indirectly, ownership of a number of Shares in excess of 9.8% of the outstanding capital stock. Shares owned by a person or group of persons in excess of such amounts are referred to in the Articles of Incorporation and herein as "Excess Shares." For this purpose, Shares shall be deemed to be owned by a person if they are constructively owned by such person under the provisions of Section 544 of the Code (as modified by Section 856(h) of the Code) or are beneficially owned by such person under the provisions of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the term "group" has the same meaning as that term has for purposes of Section 13(d)(3) of the Exchange Act. Accordingly, Shares owned or deemed to be owned by a person who individually owns less than 9.8% of the outstanding capital stock may nevertheless be Excess Shares if such person is a member of a group which owns more than 9.8% of the outstanding capital stock.

       The Company's Articles of Incorporation also provide that in the event any person acquires Excess Shares, such Excess Shares may be redeemed by the Company, at the discretion of the Board of Directors. Except as set forth below, the redemption price for such Excess Shares shall be the closing price as reported on the NASDAQ System on the last business day prior to the redemption date or, if the shares are listed on an exchange, the closing price on the last business day prior to the redemption date or, if neither listed on an exchange nor quoted on the NASDAQ System, the net asset value of the Excess Shares as determined in good faith by the Board of Directors. In no event, however, may the purchase price of the Shares redeemed be greater than their net asset value as determined by the Board of Directors in good faith. To redeem Excess Shares, the Board of Directors must give a notice of redemption to the holder of such Excess Shares not less than 30 days prior to the date fixed by the Board of Directors for redemption. The redemption price for such Excess Shares shall be paid on the redemption date fixed by the Board of Directors and included in such notice. From and after the date fixed for redemption of the Excess Shares, such shares shall cease to be entitled to any distribution and other benefits, except only the right to payment of the redemption price for such Shares.

       Under the Company's Articles of Incorporation, any transfer of Shares that would result in the disqualification of the Company as a real estate investment trust under the Code is void to the fullest extent permitted by law, and the Board of Directors is authorized to refuse to transfer the Shares to a person if, as a result of the transfer, that person would own Excess Shares. Prior to any transfer or transaction which, if consummated, would cause a shareholder to own Excess Shares, and in any event upon demand by the Board of Directors, a Shareholder is required to file with the Company an affidavit setting forth, as to that Shareholder, the information required to be reported in returns filed by Shareholders under the Treasury Regulation Section 1.857-9 and in reports filed under Sections 13(d) and 16(b) of the Exchange Act. Additionally, each proposed transferee of Shares, upon demand of the Board of Directors, also may be required to file a statement or affidavit with the Company setting forth the number of Shares already owned by the transferee and any related persons. The transfer or sale of Shares also are subject to compliance with applicable state "Blue Sky" laws.

Dividend Reinvestment Program

       The Dividend Reinvestment Program (the "DRP") allows Shareholders to automatically reinvest Dividends by purchasing additional Shares from the Company. Shareholders who elect to take part in the DRP will authorize the Company to use Dividends payable to them to purchase additional Shares. However, a Shareholder will not be able to acquire Shares under the DRP to the extent such purchase would cause it to own, directly of indirectly, more than 9.8% of the outstanding common stock of the Company.

       Purchases under the DRP are not subject to selling commissions or other distribution-type fees and costs. Participants in the DRP may also purchase fractional Shares so that 100% of Dividends will be used to acquire Shares. Shares will be purchased under the DRP on the record date for the Dividend used to purchase Shares. The record date for dividends for such Shares acquired under the DRP will be on the first day of the month subsequent to the month of purchase. Each Shareholder electing to participate in the DRP agrees that if, at any time prior to listing of the Shares on a national securities exchange or market, he fails to meet the suitability requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he will promptly so notify the Company in writing.

       During the Offering Period and until such time as a market develops for the Shares (of which there can be no assurance) DRP participants will acquire Shares from the Company at a fixed price of $10.00 per Share. It is possible that a secondary market will develop for the Shares, and that Shares may be bought and sold on the secondary market at prices lower or higher than the $10.00 per Share price which will be paid under the DRP. The Company will receive no fee for selling Shares under the DRP. The Company does not warrant or guarantee that DRP participants will be acquiring Shares at the lowest possible price. A participant may terminate participation in the DRP at any time without penalty, by delivering written notice to the Company a minimum of ten business days prior to the record date for the next Dividend. Upon termination, Dividends will be distributed to the Shareholder instead of being used to purchase Shares under the DRP. Within 90 days after the end of the Company's fiscal year, the Company will (i) issue certificates evidencing ownership of Shares purchased through the DRP during the prior fiscal year (ownership of said Shares will be in book-entry form prior to the issuance of certificates); and (ii) provide each shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of dividends received during the prior fiscal year. The individualized statement to Shareholders will include receipts and purchases relating to each participant's participation in the DRP upon 30 day's notice to participants. The servicing agent for the Company's DRP program is Gemisys Corporation, 7103 South Revere Parkway, Englewood, Colorado, 80112, telephone: (303) 705-6000.

Transfer Agent and Registrar

       The transfer agent and registrar for the Company's capital stock is Gemisys Corporation, 7103 South Revere Parkway, Englewood, Colorado 80112,
Telephone: (303) 705-6000.



                     SUMMARY OF THE ORGANIZATIONAL DOCUMENTS

       Each Shareholder shall be bound by and deemed to have agreed to the terms of the organizational documents by his, her or its election to become a Shareholder. The organizational documents, consisting of Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, were reviewed and ratified by the Directors (including the Independent Directors) on May 19, 1995. The following is a summary of certain provisions of these documents and this summary is qualified in its entirety by specific reference to the organizational documents filed as Exhibits to the Registration Statement of which this Prospectus is a part.

Certain Article and Bylaw Provisions

       Shareholders' rights and related matters are governed by the Minnesota Business Corporation Act, the Amended and Restated Articles (the "Articles") and Amended and Restated Bylaws (the "Bylaws"). Certain provisions of the Articles and Bylaws, which are summarized below, may make it more difficult to change the composition of the Board and may discourage or make more difficult any attempt by a person or group to obtain control of the Company.

       The Bylaws provide for annual meetings of Shareholders. Special meetings of Shareholders may be called by (i) the Chief Executive Officer of the Company,
(ii) a majority of the members of the Board of Directors or a majority of the Independent Directors or (iii) Shareholders holding at least 10% of the outstanding Shares of common stock entitled to vote at the meeting.

Board of Directors

       The Bylaws provide that the number of directors of the Company may be established by the Board but may not be fewer than three (3) nor more than nine
(9), a majority of which must be Independent Directors. Any vacancy will be filled by a majority of the remaining Directors, except that a vacancy of an Independent Director position must follow a nomination by the remaining
Independent Directors. The Directors may leave the vacancy unfilled until the next regular meeting of the Shareholders.

Limitations on Director Actions

       Without concurrence of a majority of the outstanding Shares, the Directors may not: (i) amend the Articles or Bylaws, except for amendments which do not adversely affect the rights, preferences and privileges of Shareholders including amendments to provisions relating to, Director qualifications, fiduciary duty, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (ii) sell all or substantially all of the Company's assets other than in the ordinary course of the Company business or in connection with liquidation and dissolution; (iii) cause the merger or other reorganization of the Company; or (iv) dissolve or liquidate the Company.

       A majority of the then outstanding Shares may, without the necessity for concurrence by the Directors, vote to: (i) amend the Bylaws; (ii) terminate the corporation; or (iii) remove the Directors.

Minnesota Anti-Takeover Law

       The Company is governed by the provisions of Sections 302A.671 and 302A.673 of the Minnesota Business Corporation Act. In general, Section 302A.671 provides that the shares of a corporation acquired in a "control share acquisition" have no voting rights unless voting rights are approved in a prescribed manner. A "control share acquisition" is an acquisition, directly or indirectly, of beneficial ownership of shares that would, when added to all other shares beneficially owned by the acquiring person, entitle the acquiring person to have voting power of 20% or more in the election of directors. In general, Section 302A.673 prohibits a public Minnesota corporation from engaging in a "business combination" with an "interested shareholder" for a period of four years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. "Business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. An "interested shareholder" is a person who is the beneficial owner, directly or indirectly, of 10% or more of the corporation's voting stock or who is an affiliate or associate of the corporation and at any time within four years prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the corporation's stock.

Restrictions on Roll-Ups

       In connection with a proposed Roll-Up, an appraisal of all of the Company's assets shall be obtained from a competent Independent Expert which shall be based upon an evaluation of all relevant information, shall indicate the value of the assets as of a date immediately prior to the announcement of the Roll-Up and shall assume an orderly liquidation of the assets over a 12-month period. Notwithstanding the foregoing, the Company may not participate in any proposed Roll-Up which would:

(i) result in the Shareholders having rights to meeting less frequently or which are more restrictive to Shareholders than those provided in the Bylaws;

(ii) result in the Shareholders having voting rights that are less than those provided in the Bylaws;

(iii)result in the Shareholders having greater liability than as provided in the Bylaws;

(iv) result in the Shareholders having rights to receive reports that are less than those provided in the Bylaws;

(v) result in the Shareholders having access to records that are more limited than those provided in the Bylaws;

(vi) include provisions which would operate to materially impede or frustrate the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity);

(vii)limit the ability of an investor to exercise the voting rights of its securities in the Roll-Up Entity on the basis of the number of the Shares held by that investor;

(viii) result in investors in the Roll-Up Entity having rights of access to the records of the Roll-Up Entity that are less than those provided in the Bylaws; or

(ix) place any of the costs of the transaction on the Company if the Roll-Up is not approved by the Shareholders;

provided, however, that nothing shall be construed to prevent participation in any proposed Roll-Up which would result in Shareholders having rights and restrictions comparable to those contained in the Bylaws, with the prior approval of a majority of the Shareholders.

       The Bylaws also require that an appraisal of all the Company's assets shall be obtained from a competent expert in connection with a proposed Roll-Up. Also, in connection with any proposed Roll-Up, Shareholders who vote "no" shall have the choice of (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) one of either: (a) remaining as Shareholders of the Company and preserving their interests therein on the same terms and conditions as previously existed, or (b) receiving cash in an amount equal to the Shareholders' pro rata share of the appraised value of the net assets of the Company. The Company has no present intention of participating in a Roll-Up transaction.

Limitation on Total Operating Expenses

       The Bylaws provide that, subject to the conditions described in this paragraph, the annual Total Operating Expenses of the Company shall not exceed in any fiscal year the greater of 2% of the Average Invested Assets of the Company or 25% of the Company's Net Income. The Independent Directors have a fiduciary responsibility to limit the Company's annual Total Operating Expenses to amounts that do not exceed the foregoing limitations. The Independent Directors may, however, determine that a higher level of Total Operating Expenses is justified for such period because of unusual and non-recurring expenses. Any such finding by the Independent Directors and the reasons in support thereof shall be recorded in the minutes of the meeting of Directors. Within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses (for the 12 months then ended) exceed 2% of the Average Invested Assets or 25% of Net Income, whichever is greater, there shall be sent to the Shareholders a written disclosure of such fact. In the event the Total Operating Expenses exceed the limitations described above and if the Directors are unable to conclude that such excess was justified then within 60 days after the end of the Company's fiscal year, the Advisor shall reimburse the Company in the amount by which the aggregate annual Total Operating Expenses paid or incurred by the Company exceed the limitation.


Transactions with Affiliates

       The Bylaws impose certain restrictions upon dealings between the Company and the Advisor, any Director or Affiliates thereof. In particular, in approving any transaction or series of transactions between the Company and the Advisor, Sponsor, Director or any Affiliate thereof, a majority of the Directors not otherwise interested in such transaction, including a majority of the Independent Directors must determine that:

(a) the transaction as contemplated is fair and reasonable to the Company and its Shareholders and its terms and conditions are not less favorable to the Company than those available from unaffiliated third parties;

(b) if the transaction involves compensation to any Advisor or its Affiliates for services rendered in a capacity other than contemplated by the advisory arrangements, such compensation, is not greater than the customary charges for comparable services generally available from other competent unaffiliated persons and is not in excess of compensation paid to any Advisor and its Affiliates for any comparable services;

(c) if the transaction involves the making of loans (other than in the ordinary course of the Company's business) or the borrowing of money, the transaction is fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated lenders and borrowers under the same circumstances; and

(d) if the transaction involves the investment in a joint venture, the transaction is fair and reasonable and no less favorable to the Company than to other joint venturers.

       Notwithstanding anything to the contrary above, if the proposed transaction involves a loan by the Company to any Advisor, Director or any Affiliate thereof, or to a wholly-owned subsidiary of the Company, a written appraisal must be obtained from an Independent Expert concerning the underlying property and such appraisal must be maintained in the Company's records for at least five years and be available for inspection and duplication by any Shareholder. In addition to the appraisal, such loan shall be subject to all requirements of the Company's Financing Policy.

       The Company shall not borrow money from any Advisor, Director or any Affiliate thereof, unless a majority of the Company's Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

       Notwithstanding anything to the contrary, the Company shall not make or invest in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor, Directors, Sponsors or any Affiliate of the Company.

Restrictions on Investments

       The investment policies and restrictions set forth in the Bylaws have been approved by a majority of Independent Directors. In addition to other investment restrictions imposed by the Directors from time to time consistent with the Company's objective to qualify as a REIT, the Company will observe the following guidelines and prohibitions on its investments set forth in its Bylaws, including prohibitions against:

(i) Investing more than 10% of its total assets in unimproved real property or mortgage loans on unimproved real property;

(ii) Investing  in  commodities  or  commodity  futures  contract,   other  than
     "interest rate futures" intended only for hedging purposes;

(iii)Investing in mortgage loans (including construction loans) on any one property which in the aggregate with all other mortgage loans on the property would exceed 75% of the appraised value of the property, unless substantial justification exists because of the presence of other underwriting criteria;

(iv) Making or investing in any mortgage loans that are subordinate to any mortgage or equity interest of the Advisor or the Directors or any of their Affiliates;

(v)  Investing in equity securities;

(vi) Engaging in any short sales of securities or in trading, as distinguished from investment activities;

(vii) Issuing redeemable equity securities;

(viii) Engaging in underwriting or the agency distribution of securities issued by others;

(ix) Issuing options or warrants to purchase its Shares at an exercise price less than the fair market value of such Shares on the date of the issuance, or if the issuance thereof would exceed 10% in the aggregate of its outstanding Shares;

(x)  Issuing  debt  securities  unless the debt  service  coverage  for the most
     recently  completed  fiscal  year,  as  adjusted  for  known  changes,   is
     sufficient to properly service the higher level of debt;

(xi) Investing in real estate contracts of sale unless such contracts are in recordable form and are appropriately recorded in the chain of title;

(xii)Selling or leasing to the Advisor, a Director or any Affiliate thereof unless approved by a majority of directors (including a majority of Independent Directors), not otherwise interested in such transaction, as being fair and reasonable to the Company;

(xiii)Acquiring property from any Advisor or Director, or any Affiliate thereof, unless a majority of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair and reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Advisor, Director or any Affiliate thereof, or if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the cost of such asset to the Company exceed its current appraised value;

(xiv)Investing or making mortgage loans unless a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of title is obtained; or

(xv) Issuing  its  Shares  on  a  deferred   payment   basis  or  other  similar
     arrangement.

Advisory Arrangements

       The Board of Directors shall cause the Company to engage an Advisor on a year-to-year basis to furnish advice and recommendations concerning the affairs of the Company, provide administrative services to the Company and manage the Company's day-to-day affairs pursuant to a written contract or contracts, or any renewal thereof, which have obtained the requisite approvals of the Board of Directors, including a majority of the Independent Directors.


                              PLAN OF DISTRIBUTION
General

       Pursuant to the terms and conditions of the Underwriting Agreement (a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part), the Underwriters are offering hereby, on a "best efforts" basis, up to 1,500,000 Shares at a price of $10.00 per Share. "Best efforts" means there is no obligation on the part of the Underwriters to purchase any Shares and thus no assurance as to the number of Shares sold or proceeds received. This Offering will be conducted on a continuous basis pursuant to applicable rules of the Securities and Exchange Commission and will terminate on not later than 365 days from the date of this Prospectus, subject to extension by mutual agreement of the Company and the Managing Underwriter for an additional 120 days, or until completion of the sale of all Shares, whichever first occurs (the "Offering Period"). The Company reserves the right to terminate this Offering at any time.

Compensation

       Pursuant to the Underwriting Agreement, the Company will pay to the Underwriters (from the proceeds of the sale of the Shares) a commission equal to 5.95% of the proceeds from the sale of the Shares sold (up to $892,500). In addition, the Company has agreed to pay the Managing Underwriter a non-accountable expense allowance of up to $133,000 to reimburse the Managing Underwriter for certain expenses incurred by the Managing Underwriter ("Managing Underwriter's Expenses") in connection with the offer and sale of the Shares. Managing Underwriter's Expenses are payable to the Managing Underwriter by the Company from offering proceeds, $35,000 of which is payable upon the sale of $1,000,000 in Shares, and the balance ($98,000) is payable ratably based on the number of Shares sold thereafter. The Managing Underwriter may re- allow to the Co-Underwriter any portion of the Managing Underwriter's Expenses as it determines in its discretion.

       The Underwriters may award sales incentive items to Soliciting Dealers, and persons associated with them as licensed registered representatives, in connection with their sales activities. The value of each item will be less than $50. In addition, the Underwriters may pay incentive compensation to regional marketing representatives for their activities as wholesalers in connection with the distribution of the Shares, subject to the overall restrictions on commissions described herein.

       The Company will not pay or award, directly or indirectly, any commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the investor to purchase Shares; provided, however, that this provision shall not prohibit the normal sales commission payable to a registered broker-dealer or other properly licensed person for selling the Shares.

Subscription Process

       The Shares will be offered to the public through the Underwriters and Soliciting Dealers. The Soliciting Dealer Agreement between the Underwriters and the Soliciting Dealers requires the soliciting broker-dealers to make diligent inquiries as required by law of all prospective purchasers in order to ascertain whether a purchase of Shares is suitable for such person and transmit promptly to the Company the fully completed subscription documentation and any supporting documentation reasonably required by the Company.


       The Shares are being sold when, as and if subscriptions therefor are received and accepted by the Company, subject to the satisfaction by the Company of certain other conditions and approval by counsel of certain legal matters. The Company has the unconditional right to accept or reject any subscription. Subscriptions will be accepted or rejected within four business days (and generally within 24 hours). If the subscription is accepted, a confirmation will be mailed within two weeks of acceptance of the investors as a shareholder. If for any reason the subscription is rejected, the funds will be returned to the Soliciting Dealer, without interest. Initial subscriptions will not be accepted for less than 250 Shares (200 Shares for IRA accounts).

       The Underwriters have the right to offer the Shares only through their own registered representatives and through broker-dealers who are members of the NASD ("Soliciting Dealers"). In such event, the Underwriters may re-allow to Soliciting Dealers a portion of their commissions, fees and reimbursable expenses payable to them under the Underwriting Agreement. In no event will the compensation re-allowed by the Underwriters to Soliciting Dealers exceed the total of compensation payable to the Underwriters under the Underwriting Agreement. The Underwriters may also enter into limited Securities Clearing Agreements with Soliciting Dealers whose minimum net capital requirements are $25,000 for the sole purpose of clearing transactions in the Shares. Clients of such Soliciting Dealers who wish to purchase Shares will receive a confirmation of their purchase directly from the Underwriters and must remit payment for the purchase of Shares directly to the Underwriters payable to the appropriate Underwriter.

       A sale will be deemed to have been made on the date reflected in the written confirmation of the purchase thereof (the "Trade Date") which shall be sent to each purchaser by the Underwriters on the first business day following the date upon which the Underwriters is advised in writing by the Company that a subscription has been accepted. Payment of the purchase price must be received by the Underwriters by the Settlement Date, which date is set forth in the confirmation. No sale of the Shares offered hereby may be completed until at least five (5) business days after the Shareholder receives a final Prospectus.


     Payment of the purchase price of the Shares should be made payable to "American Investors Group, Inc." or "LaSalle St. Securities, Inc."

       The  Underwriting  Agreement  provides  for  reciprocal   indemnification
between the Company and the Underwriters against certain liabilities in connection with this Offering, including liabilities under the Securities Act of 1933. Such indemnification obligations of the Company may be limited by the Company's Articles and Bylaws. See "Management -- Fiduciary Responsibility of Board of Directors, Possible Inadequacy of Remedies."

       The foregoing discussion of the material terms and provisions of the Underwriting Agreement is qualified in its entirety by reference to the detailed terms and provisions of the Underwriting Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

       Prior to this Offering, there has been no market for the Shares and it is not expected that a market will develop during or immediately after the Offering Period. The initial price of the Shares has been determined by negotiations between the Underwriters and the Company and is the same price paid by the initial shareholder of the Company's Shares and Shareholders who purchased Shares in the Company's initial public offering. The public offering price set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Shares.

Determination of Investor Suitability

       The Company, the Underwriters and each Soliciting Dealer shall make every reasonable effort to determine that those persons being offered or sold the
Shares are appropriate in light of the suitability standards set forth herein and are appropriate to such investor's investment objectives and financial situation. The Soliciting Dealer shall ascertain that the investor can reasonably benefit from the Company, and the following shall be relevant to such determination: (i) the investor has the capability of understanding the fundamental aspects of the Company, which capacity may be evidenced by the following: (a) the nature of employment experience; (b) educational level achieved; (c) access to advice from qualified sources, such as attorneys, accountants, tax advisors, etc.; and (d) prior experience with investments of a similar nature; (ii) the investor has apparent understanding of (a) the fundamental risk and possible financial hazards of this type of investment; (b) the lack of liquidity of this investment; (c) the investment will be directed and managed by the Advisor; and (d) the tax consequences of the investment; and
(iii) the investor has the financial capability to invest in the Company.


       By executing the subscription agreement, each Soliciting Dealer acknowledges its determination that the Shares are a suitable investment for the investor, and will be required to represent and warrant his compliance with the applicable laws requiring the determination of the suitability of the Shares as an investment for the subscriber. The Company will, in addition to the foregoing, coordinate the processes and procedures utilized by the Underwriters and Soliciting Dealers and, where necessary, implement such additional reviews and procedures deemed necessary to determine that investors meet the suitability standards set forth herein. The Underwriters and/or the Soliciting Dealers shall maintain for at least six (6) years a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of Shares and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

Suitability of the Investment

       An investment in the Shares involves certain risks. Accordingly, Shares are suitable only for long-term investment by persons who have adequate financial means. Shares will be sold only to a person who meets either of the following standards: (i) he/she has a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and estimates that he will have gross income during the current year (without regard to investment in the Company) of at least $45,000; or (ii) he/she has a net worth (excluding home, home furnishings and automobiles) of at least $150,000. In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor agreement and by acceptance of the confirmation of purchase or delivery of the Shares, an investor represents that he satisfied any applicable suitability standards.

       In purchasing Shares, custodians or trustees of employee pension benefit plans or IRAs may be subject to the fiduciary duties employed by the Employee Retirement Income Security Act of 1974 ("ERISA") or other applicable laws and to the prohibited transaction rules prescribed by ERISA and related provisions of the Code. In addition, prior to purchasing Shares, the trustee or custodian of an employee pension benefit plan or an IRA should determine that such an investment would be permissible under the governing instruments of such plan or account and applicable law. See "Federal Income Tax Consequences -- Taxation of Tax-Exempt Stockholders" and "ERISA Consequences."

       Suitability standards may be higher in certain states. Investors must meet all of the applicable requirements set forth in the Subscription Agreement. Under the laws of certain states, an investor may transfer Shares only to persons who meet similar standards, and the Company may require certain assurances that these standards are met.


      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to its Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, therefore, unenforceable.

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



In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                  LEGAL MATTERS

       Certain legal matters, including the legality of the Shares being offered hereby, and certain federal income tax matters as set forth under sections entitled "Risk Factors -- Federal Income Tax Consequences" and "Federal Income Tax Consequences," are being passed upon for the Company by Maun & Simon, PLC, Minneapolis, Minnesota.

                                     EXPERTS

       The financial statements of the Company as of December 31, 1995 and 1996 included in this Prospectus have been audited by Boulay, Heutmaker, Zibell and Company, P.L.L.P., independent certified public accountants, as set forth in the report thereon appearing elsewhere herein, and are included herein in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

    REPORTS TO SHAREHOLDERS, RIGHTS OF EXAMINATION AND ADDITIONAL INFORMATION

       The Advisor will keep, or cause to be kept, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles ("GAAP"). All of such books of account, together with a copy of the Company's Articles and any amendments thereto, will at all times be maintained at the principal office of the Company, and will be open to inspection, examination and duplication at reasonable times by the Shareholders or their agents. Shareholders may receive, upon request, a list of the names and addresses of all of the Shareholders from the Company by mail. The Shareholders will also have the right to inspect the Company's records in the same manner as Shareholders of any other Minnesota corporation. The Shareholders also have the specific rights under the Company's Bylaws to inspect Company records that are in addition to those available under applicable federal and state law.

       The Advisor will submit to each Shareholder annual reports of the Company within 120 days following the close of each fiscal year. The annual reports will contain the following: (i) audited financial statements; (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Total Operating Expenses of the Company, stated as a percentage of the Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Shareholders and the basis for determination; and (vi) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Company, Directors, Advisor and any Affiliate thereof occurring in the year for which the annual report is made. Independent Directors shall be specifically charged with the duty to examine and comment in the report on the fairness of such transactions. In addition, unaudited quarterly reports containing the information the Directors deem proper will be submitted to each Shareholder within 60 days after the end of the first three fiscal quarters of each fiscal year. Within 60 days following the end of any calendar quarter during the period of the Offering in which the Company has closed a loan, a report will be submitted to each Shareholder containing: (i) the location and a description of the general characteristics of each loan made during the quarter and the property securing the same; (ii) the material terms of the loan; (iii) a statement that an appraisal and title insurance have been obtained on the property. In addition, a report will be sent to each Shareholder and submitted to prospective investors at such time as the Advisor believes a reasonable probability exists that a loan will be made: (i) on specified terms (i.e., upon completion of due diligence which includes review of the title insurance commitment, appraisal and environmental analysis); and (ii) involving the use of 10% or more, on a cumulative basis, of the net proceeds of this Offering.

       The Company's federal tax return and any applicable state income tax returns will be prepared by the accountants regularly retained by the Company. Appropriate tax information will be submitted to the Shareholders within 90 days

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



following the end of each fiscal year of the Company. A specific reconciliation between GAAP and income tax information will not be provided to the Shareholders; however, such reconciling information will be available in the office of the Company for inspection and review by any interested Shareholder. Concurrent with the dissemination of appropriate tax information to Shareholders, the Company will annually provide each Shareholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of distribution and amounts of dividends received during the prior fiscal year. The individualized statement to Shareholders will include any purchases of Shares under the Company's Dividend Reinvestment Plan. Shareholders requiring individualized reports on a more frequent basis may request such reports. The Company will make every reasonable effort to supply more frequent reports, as requested, but the Company, at its sole discretion, may require payment of an administrative charge which will be paid: (i) directly by the Shareholder; or
(ii) through pre-authorized deductions from Dividends payable to the Shareholder making the request.

       The Company has filed with the Securities and Exchange Commission in Washington, D.C., a Registration Statement (as amended) on Form S-11 (of which this Prospectus is a part) under the Securities Act of 1933, as amended, with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement. Statements contained in the Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Shares offered hereby, reference is made to the Registration Statement and to the exhibits and schedules thereto.




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                                       55

                                    GLOSSARY

       Definitions of certain terms used in the Prospectus are set forth below:

       "Acquisition Expenses" means expenses including but not limited to legal fees and expenses, travel and communications expenses, costs of appraisals, non-refundable option payments on property not acquired, accounting fees and expenses, title insurance, and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

       "Acquisition Fee" means the total of all fees and commissions paid by any party to any party in connection with making or investing in mortgage loans by the Company. Included in the computation of such fees or commissions shall be any commission, selection fee, nonrecurring management fee, reinvestment fees, loan fee or points or origination fee or any fee of a similar nature, however designated. Excluded shall be development and construction fees paid to Persons not affiliated with the Sponsor in connection with the acquisition and funding of the Company's properties.

       "Advisor" means, initially, Church Loan Advisors, Inc., or its successors, and generally, the Person(s) or entity responsible for directing or performing the day-to-day business affairs of the Company, including a Person or entity to which an Advisor subcontracts substantially all such functions.

       "Advisory Agreement" means the agreement between the Company and the Advisor pursuant to which the Advisor will act as the administrator of the Company.

       "Affiliate" an Affiliate of another Person includes any of the following:
(a) any Person directly or indirectly owning, controlling, or holding, with power to vote ten percent or more of the outstanding voting securities of such other Person; (b) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (d) any executive officer, director, trustee or general partner of such other Person; or (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

     "Articles"   means  the   Company's   Amended  and  Restated   Articles  of
Incorporation.

    "Average Invested Assets" for any period shall mean the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in loans (or interests in loans) secured by real estate, and first mortgage bonds, before reserves for depreciation of bad debts or other similar non-cash reserves computed by taking the average of such values at the end of each calendar month during such period.

       "Board"  means the Board of Directors of the Company.

       "Bylaws"  means the Amended and Restated Bylaws of the Company.

       "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended,   or
corresponding provisions of subsequent revenue laws.

       "Commission"  means the Securities and Exchange Commission.

       "Company"  means American Church Mortgage Company.

       "Directors" means the members of the Board of Directors of the Company.

       "Dividends" means any cash distributed to Shareholders arising from their interest in the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Shares" means shares held by a Shareholder in excess of 9.8% of the outstanding Shares entitled to vote.

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



       "Independent Director(s)" means the Directors of the Company who are not associated and have not been associated within the last two years, directly or indirectly, with the Sponsor or Advisor of the Company. A Director shall be deemed to be associated with the Sponsor or Advisor if he or she: (i) owns an interest in the Sponsor, Advisor, or any of their Affiliates; or (ii) is employed by the Sponsor, Advisor or any of their Affiliates; or (iii) is an officer or director of the Sponsor, Advisor, or any of their Affiliates; or (iv) performs services, other than as a Director, for the Company; or (v) is a Director for more than three real estate investment trusts organized by the Sponsor or advised the Advisor; or (vi) has any material business or professional relationship with the Sponsor, Advisor, or any of their Affiliates. For purposes of determining whether or not the business or professional relationship is material, the gross revenue derived by the prospective Independent Director from the Sponsor and Advisor and Affiliates shall be deemed material per se if it exceeds 5% of the prospective Independent Director's: (i) annual gross revenue, derived from all sources, during either of the last two years; or (ii) net worth, on a fair market value basis. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law is or has been associated with the Sponsor, Advisor, any of their Affiliates, or the Company.

       "Independent Expert" means a Person with no material current or prior business or personal relationship with the Advisor or Directors who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

       "Initial Investment" means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section IIA of NASAA REIT Policy.

       "Leverage" the aggregate amount of indebtedness of the Company for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

       "Managing Underwriter" means American Investors Group, Inc.

     "NASAA REIT Policy" means the Statement of Policy Regarding Real Estate Investment Trusts, as adopted September 29, 1993, as amended, promulgated by the North American Securities Administrators Association, Washington. D.C.

      "NASD"  means the National Association of Securities Dealers, Inc.

     "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System

       "Net Assets" means the total assets (other than intangibles) at cost before deducting depreciation or other non-cash reserves less total liabilities, calculated at least quarterly on a basis consistently applied.

       "Net Income" for any period shall mean total revenues applicable to such period, less the expenses applicable to such period, other than additions to reserves for depreciation, bad debts or other similar non-cash reserves determined in accordance with generally accepted accounting principles.

     "Non-U.S. Shareholder" means a Shareholder which is a foreign corporation or a nonresident alien of the United States.

     "Offering" means the offering of Shares of the Company pursuant to this Prospectus.

       "Organization and Offering Expenses" means all expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company's shares for registration and subsequently offering and distributing them to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), warrants to dealers, expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries, experts, expenses of qualification of the sale of the securities under Federal and State laws, including taxes and fees, accountants' and attorneys' fees.




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



       "Permitted Temporary Investments" means money market funds, U.S. government treasury obligations, certificates of deposit, interest bearing bank accounts and other similar short-term obligations which can be readily liquidated and which are determined not to impair the Company's ability to qualify as a REIT.

"Person" means any natural persons, partnership, corporation, association, trust, limited liability company or other legal entity.

       "Prospectus" means the final prospectus of the Company in connection with the registration of 1,650,000 Shares filed with the Commission on Form S-11, as amended, in connection with this Offering.

       "Registration Statement" means the initial registration of Shares on Form S-11 and related exhibits, as amended, filed by the Company with the Commission, in connection with this Offering.

       "REIT" means a corporation or trust which qualified as a real estate investment trust described in the REIT provisions.

       "REIT Provisions"  means Code Sections 856 through 860.

       "Roll-up" means a transaction involving the acquisition, merger, conversion, or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been for at least 12 months listed on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or
(ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as consequence of the transaction there will be no significant adverse change in any of the following: (a) Shareholders' voting rights; (b) the term of existence of the Company; (c) Sponsor or Advisor compensation; (d) the Company's investment objectives.

       "Roll-up   Entity"  a   partnership,   real  estate   investment   trust,
corporation, trust, or other entity that would be created or would survive after the successful completion of a proposed Roll-up transaction.

       "Selling Commission" means an amount equal to 5.95% of the Gross Offering Proceeds payable to the Underwriters Manager which will be reallowed to Soliciting Dealers for each Share sold.

       "Service" means the Internal Revenue Service of the United States of America.

       "Shares" means shares of beneficial interest or of common stock of the Company of the class that has the right to elect the Company's Directors.

     "Soliciting Dealers" means the dealer members of the National Association of Securities Dealers, Inc. designated by the Underwriters and the Advisor.

       "Shareholders"  means the registered holders of the Company's Shares.

       "Sponsor" means any Person directly or indirectly instrumental in organizing wholly or in part, a real estate investment trust or any Person who will control, manage or participate in the management of a real estate investment trust, and any Affiliate of such Person. Not included is any Person whose only relationship with the real estate investment trust is as that of an independent property manager of real estate investment trust assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by: (i) taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company; either alone or in conjunction with one or more other Persons; (ii) receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Company; (iv) possessing significant rights to control Company properties; (v) receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or (vi) providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

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



       "Taxable  REIT  Income"  means  the  taxable  income  as  computed  for a corporation which is not a REIT: (i) without the deductions allowed by Code Sections 241 through 247, 249 and 250 (relating generally to the deduction for dividends received); (ii) excluding amounts equal to (a) the net income from foreclosure property, and (b) the net income derived from prohibited transactions; (iii) deducting amounts equal to (a) any net loss derived from prohibited transactions, and (b) the tax imposed by section 857(b)(5) of the Code upon a failure to meet the 95% and/or the 75% gross income tests; and (iv) disregarding the dividends paid, computed without regard to the amount of the net income from foreclosure property which is excluded from REIT Taxable Income.


       "Total Operating Expenses" means aggregate expenses of every character paid or incurred by the Company as determined under Generally Accepted Accounting Principles, including Advisors' fees but excluding: (a) the expenses of raising the capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's Shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees; (f) Acquisition Fees, Acquisition Expenses, real estate commissions on resale of property and other expenses connected with the acquisition, disposition, and ownership of real estate interests, mortgage loans, or other property, (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

       "UBTI"  means unrelated business taxable income as described in the Code.

     "Underwriters" means the Managing Underwriter (American Investors Group, Inc.) and LaSalle St. Securities, Inc., Chicago, Illinois.




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                                       59

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Minneapolis, Minnesota

                              Financial Statements

                       June 30, 1997 and 1996 (Unaudited)
                         and December 31, 1996 and 1995

                        AMERICAN CHURCH MORTGAGE COMPANY


                                    CONTENTS

                                                                          Page

Report of Independent Auditors                                               1

Financial Statements

         Balance Sheet                                                     2-5

         Statement of Operations                                             6

         Statement of Stockholder's Equity                                   7

         Statement of Cash Flows                                          8-11

         Note to Financial Statements                                    12-18

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
American Church Mortgage Company
Minneapolis, Minnesota

We have audited the accompanying balance sheet of American Church Mortgage Company as of December 31, 1996 and 1995 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Church Mortgage Company as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



Boulay, Heutmaker, Zibell & Co. P.L.L.P.
Certified Public Accountants

Minneapolis, Minnesota
February 12, 1997, except for Note 8 as to which the date is May 6, 1997

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet





-------------------------------------------------------------------------------

                                                                                                          June 30
                     ASSETS                                                                   1997                    1996
-------------------------------------------------------------------------------

                                                                                                         (Unaudited)

Current Assets
    Cash and equivalents                                                                  $   155,366            $   428,025
    Prepaid expenses                                                                            6,145                    695
    Current maturities of loans receivable                                                     66,682                 32,834
                                                                                              -------                -------
            Total current assets                                                              228,193                461,554


Loans Receivable, net of current  maturities                                                3,095,425              1,773,197


Bonds Receivable                                                                              122,700                 72,805


Deferred Tax Asset                                                                             15,000

Organization Expenses, net                                                                        616                    920
                                                                                            ---------              ---------
            Total assets                                                                   $3,461,934             $2,308,476
                                                                                            =========              =========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet





-------------------------------------------------------------------------------

                                                                                                        June 30
 LIABILITIES AND STOCKHOLDERS' EQUITY                                                            1997                1996
-------------------------------------------------------------------------------

                                                                                                       (Unaudited)

Current Liabilities
    Accounts payable                                                                     $       8,060        $       4,379
    Deferred income                                                                              8,167                5,523
    Origination income payable                                                                   5,000
    Dividends payable                                                                           83,378               46,667
                                                                                               -------               ------
            Total current liabilities                                                          104,605               56,569

Deferred Income                                                                                 40,440               24,505

Stockholders' Equity
    Common stock, par value $.01 per share
        Authorized, 30,000,000 shares
        Issued and outstanding, 365,389 at June 30, 1997
            and 250,170 shares at June 30, 1996                                                  3,654                2,502
    Additional paid-in capital                                                               3,362,364            2,256,620
    Accumulated deficit                                                                        (49,129)             (31,720)
                                                                                             ---------            ---------
            Total stockholders' equity                                                       3,316,889            2,227,402
                                                                                             =========            =========
            Total liabilities and equity                                                    $3,461,934           $2,308,476
                                                                                             =========            =========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet





-------------------------------------------------------------------------------

                                                                                                      December 31
                    ASSETS                                                                     1996                   1995
-------------------------------------------------------------------------------



Current Assets
    Cash and equivalents                                                                  $   612,744               $135,282
    Current maturities of loans receivable                                                     55,436
                                                                                            ---------                -------
            Total current assets                                                              668,180                135,282


Loans Receivable, net of current  maturities                                                2,605,388


Bonds Receivable                                                                              120,640


Deferred Offering Costs                                                                                              107,295

Deferred Tax Asset                                                                             20,000

Organization Expenses, net                                                                        769                  1,071
                                                                                            ---------                -------
            Total assets                                                                   $3,414,977               $243,648

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                                  Balance Sheet





-------------------------------------------------------------------------------

                                                                                                       December 31
 LIABILITIES AND STOCKHOLDERS' EQUITY                                                            1996                 1995
-------------------------------------------------------------------------------



Current Liabilities
    Accounts payable                                                                     $       8,482            $  49,493
    Deferred income                                                                             10,383
    Dividends payable                                                                           80,424
                                                                                                ------               ------
            Total current liabilities                                                           99,289               49,493

Deferred Income                                                                                 35,547


Stockholders' Equity
    Common stock, par value $.01 per share
        Authorized, 30,000,000 shares
        Issued and outstanding, 359,791 at December 31, 1996
            and 20,000 shares at December 31, 1995                                               3,598                  200
    Additional paid-in capital                                                               3,306,437              199,800
    Accumulated deficit                                                                        (29,894)              (5,845)
                                                                                             ---------              -------
            Total stockholders' equity                                                       3,280,141              194,155

            Total liabilities and equity                                                    $3,414,977             $243,648
                                                                                             =========              =======

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Operations





-------------------------------------------------------------------------------

                                                            Six Months Ended
                                                                     June 30                      Years Ended December 31
                                                          1997                  1996               1996                  1995
-------------------------------------------------------------------------------

                                                                 (Unaudited)


Interest Income                                          $163,390            $  70,344           $217,390             $  4,436

Operating Expenses
    Professional fees                                       7,600                5,778              8,411
    Director fees                                             800                                   1,600
    Amortization                                              152                  152                303                  303
    Escrow interest expense                                                                        37,274
    Advisory fees                                                                3,714             11,825
    Other                                                   4,137               39,908             12,591                5,456
                                                          -------               ------            -------               ------
            Totals                                         12,689               49,552             72,004                5,759
                                                          -------               ------            -------               ------
Operating Income (Loss)                                   150,701               20,792            145,386               (1,323)

Provision for (Benefit from)
    Income Taxes                                            5,000               -                 (20,000)              -
                                                          -------               -----             -------               ------
Net Income (Loss)                                        $145,701            $  20,792           $165,386            ($  1,323)
                                                          =======               ======            =======               ======
Income (Loss) Per Common
    Share                                                $    .40            $     .19           $    .79            ($    .07)
                                                          =======               ======            =======               ======
Weighted Average Common
    Shares Outstanding                                    361,809              112,341            209,072               20,000
                                                          =======              =======            =======               ======

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                        Statement of Stockholders' Equity





-------------------------------------------------------------------------------

                                                                                               Additional
                                                                    Common Stock                 Paid-In             Accumulated
                                                             Shares           Amount             Capital               Deficit
-------------------------------------------------------------------------------



Balance, December 31, 1994                                   20,000         $    200           $   199,800          ($    4,522)

    Net loss                                                                                                             (1,323)
                                                            -------            -----            ----------             --------
Balance, December 31, 1995                                   20,000              200               199,800               (5,845)

    Issuance of 339,791 shares of
        common stock, net of
        offering costs                                      339,791            3,398             3,106,637

    Net income                                                                                                          165,386

    Dividends declared                                                                                                 (189,435)
                                                            -------            -----             ---------             --------
Balance, December 31, 1996                                  359,791            3,598             3,306,437              (29,894)

    Issuance of 5,598 shares of
        common stock, net of
        offering costs                                        5,598               56                55,927

    Net income                                                                                                          145,701

    Dividends declared                                                                                                 (164,936)
                                                            -------            -----             ---------            ---------
Balance, June 30, 1997 (unaudited)                          365,389           $3,654            $3,362,364           ($  49,129)
                                                            =======            =====             =========            =========

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Cash Flows



-------------------------------------------------------------------------------

                                                                                                 Six Months Ended June 30
                                                                                               1997                   1996
-------------------------------------------------------------------------------

                                                                                                      (Unaudited)

Cash Flows from Operating Activities
    Net income                                                                               $145,701           $     20,792
    Adjustments to reconcile net income to
        net cash from operating activities:
        Deferred income taxes                                                                   5,000
        Amortization                                                                              153                    151
        Earnings on bonds                                                                      (2,060)
        Change in assets and liabilities
            Increase in prepaid expenses                                                       (6,145)                  (695)
            Decrease in accounts payable                                                         (422)               (45,114)
            Increase in origination income payable                                              5,000
            Increase in deferred income                                                         2,677                 30,028
                                                                                              -------                 ------
            Net cash from operating activities                                                149,904                  5,162

Cash Flows from Investing Activities
    Investment in mortgage loans                                                             (526,712)            (1,817,000)
    Collections on mortgage loans                                                              25,429                 10,969
    Investment in bonds                                                                                              (72,805)
                                                                                              -------              ---------
            Net cash used for investing activities                                           (501,283)            (1,878,836)

Cash Flows from Financing Activities
    Proceeds from stock offering                                                                                   2,166,417
    Dividends paid                                                                           (105,999)
                                                                                              -------
            Net cash from (used for) financing activities                                    (105,999)             2,166,417
                                                                                              -------              ---------
Net Increase (Decrease) in Cash and Equivalents                                              (457,378)               292,743

Cash and Equivalents - Beginning of Period                                                    612,744                135,282
                                                                                              -------              ---------
Cash and Equivalents - End of Period                                                         $155,366            $   428,025
                                                                                              =======              =========
                                  - Continued -

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

-------------------------------------------------------------------------------

                                                                                                Six Months Ended June 30
                                                                                                1997                1996
-------------------------------------------------------------------------------

                                                                                                      (Unaudited)

Supplemental Schedule of Noncash Financing and Investing Activities
    Dividends declared but not paid                                                            $83,378           $  46,667
    Deferred offering costs reclassified to additional
        paid-in capital                                                                                          $ 107,295
    Dividends reinvested                                                                       $55,983

Supplemental Cash Flow Information
    Cash paid during the period for
        Interest                                                                                $    -             $     -
        Income taxes                                                                            $    -             $     -


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                             Statement of Cash Flows



-------------------------------------------------------------------------------

                                                                                                 Years Ended December 31
                                                                                               1996                    1995
-------------------------------------------------------------------------------


Cash Flows from Operating Activities
    Net income (loss)                                                                     $   165,386             ($   1,323)
    Adjustments to reconcile net income (loss) to
        net cash used for operating activities:
        Deferred income taxes                                                                 (20,000)
        Amortization                                                                              303                    303
        Change in assets and liabilities
            Decrease in accounts payable                                                      (41,012)
            Increase in deferred income                                                        45,930
                                                                                              -------                -------
            Net cash from (used for) operating activities                                     150,607                 (1,020)

Cash Flows from Investing Activities
    Organization expenses paid                                                                                           (35)
    Investment in mortgage loans                                                           (2,685,288)
    Collections on mortgage loans                                                              24,464
    Investment in bonds                                                                      (120,640)
                                                                                            ---------                 ------
            Net cash used for investing activities                                         (2,781,464)                   (35)

Cash Flows from Financing Activities
    Proceeds from stock offering                                                            3,217,330
    Dividends paid                                                                           (109,011)
    Payment of deferred offering costs                                                                               (12,686)
                                                                                            ---------                 ------
            Net cash from (used for) financing activities                                   3,108,319                (12,686)
                                                                                            ---------                 ------
Net Increase (Decrease) in Cash and equivalents                                               477,462                (13,741)

Cash and equivalents - Beginning of Year                                                      135,282                149,023
                                                                                            ---------                -------
Cash and equivalents - End of Year                                                        $   612,744               $135,282
                                                                                            =========                =======
                                  - Continued -

Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

-------------------------------------------------------------------------------

                                                                                               Years Ended December 31
                                                                                            1996                     1995
-------------------------------------------------------------------------------



Supplemental  Schedule of Noncash  Financing and Investing  Activities  Deferred
    offering costs financed through accounts
        payable                                                                                                    $34,693
    Deferred offering costs reclassified to additional
        paid-in capital                                                                  $107,295
    Dividends declared but not paid                                                      $ 80,424

Supplemental Cash Flow Information
    Cash paid during the year for
        Interest                                                                          $     -                  $     -
        Income taxes                                                                      $     -                  $     -


Notes to Financial Statements are an integral part of this Statement.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1997 and 1996 (Unaudited)
                         and December 31, 1996 and 1995





1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

American Church Mortgage Company, a Minnesota corporation, was incorporated on May 27, 1994. The Company, which was a development stage company until 1996, was organized to engage in the business of making mortgage loans to churches and other nonprofit religious organizations throughout the United States, on terms that it establishes for individual organizations. Loans have been made to churches located in seven states as of June 30, 1997. The Company concluded its initial public stock offering in November 1996 and commenced its principal business activities early in 1996.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Marketable Securities

     The Company accounts for its debt securities under Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

The Company classifies its marketable debt securities as "held-to-maturity" because it has the intent and ability to hold the securities to maturity. Securities classified as held-to-maturity are carried at amortized cost.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1997 and 1996 (Unaudited)
                         and December 31, 1996 and 1995





1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Allowance for Loans Receivable

The Company follows a policy of providing an allowance for loans receivable. However, at June 30, 1997 and 1996 and December 31, 1996, management believes the loans receivable to be collectible in all material respects.

Deferred Offering Costs

Deferred offering costs represent amounts incurred in connection with the Company's public offering of common stock. These costs were offset against proceeds of the offering in 1996.

Organization Expenses

Organization   expenses  are  stated  at  cost  and  are  amortized   using  the
straight-line method over five years.

Deferred Income

Deferred income represents loan origination fees which are recognized over the life of the loan as an adjustment to the yield on the loan.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences in recognition of income from loan origination fees for financial and income tax reporting. Deferred taxes are recognized for operating losses that are available to offset future taxable income.

For fiscal 1996 and 1997, the Company will elect to be taxed as a Real Estate Investment Trust (REIT). Accordingly, the Company will not be subject to Federal income tax to the extent of distributions to its shareholders if the Company meets all the requirements under the REIT provisions of the Internal Revenue Code.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1997 and 1996 (Unaudited)
                         and December 31, 1996 and 1995





1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Income (Loss) Per Common Share

Income (loss) per common share is computed based upon the weighted average number of common and dilutive common equivalent shares outstanding during the period. Fully diluted and primary income (loss) per common share are the same for the periods presented.

Newly Issued Accounting Standards

In February 1997, Statement of Financial Accounting Standards No. 128, "Earnings Per Share" was approved for issuance. The Company will adopt this Statement at the year ended December 31, 1997. The effect of this Statement has not been determined, however, the impact on the Company's financial position and results of operations is not expected to be material.

Interim Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with the instructions for interim statements and, therefore, do not include all information and disclosures necessary for a fair presentation of results of operations, financial position, and changes in cash flow in conformity with generally accepted accounting principles. However, in the opinion of management, such statements reflect all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations, and cash flows for the period presented.

The unaudited financial statements of the Company should be read in conjunction with its December 31, 1996, audited financial statements included in the Company's Annual Report on Form 10-KSB, as filed with the Securities and Exchange Commission for the year ended December 31, 1996.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1997 and 1996 (Unaudited)
                         and December 31, 1996 and 1995





2.  MORTGAGES AND BONDS RECEIVABLE

At June 30, 1997 and December 31, 1996 the Company had first mortgage loans receivable totaling $3,162,107 and $2,660,824, respectively. The loans bear interest ranging from 9.25% to 15%. The maturity schedule for those loans as of June 30, 1997 and December 31, 1996 is as follows:

                                                                   June 30              December 31
                                                                    1997                     1996
                                                                (Unaudited)


1997                                                          $     66,682             $     55,436
1998                                                               174,383                   61,987
1999                                                                82,978                   69,091
2000                                                                92,567                   77,009
2001                                                               103,266                   85,836
Thereafter                                                       2,642,231                2,311,465

            Totals                                              $3,162,107               $2,660,824

The Company also has three bonds receivable, which are carried at cost plus amortized interest income. The bonds pay quarterly interest ranging from 8.5% to 9.55%. The combined principal of $150,000 is due at various maturity dates between May 15, 2001 and June 1, 2010.

3.  STOCK OPTION PLAN

The Company has adopted a Stock Option Plan granting each member of the Board of Directors and the president of the Advisor (Note 4) an option to purchase 3,000 shares of common stock annually upon their re-election. The purchase price of the stock will be the fair market value at the grant date. On November 15, 1994, the Company granted options to purchase an aggregate of 21,000 shares of common stock at $10 per share. These options became exercisable November 15, 1995 and expire November 15, 1999. No options have been exercised as of June 30, 1997.

The Company has chosen to account for stock based compensation in accordance with APB Opinion 25. Management believes that the disclosure requirements of Statement of Financial Accounting Standards No. 123 are not material to its financial statements.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1997 and 1996 (Unaudited)
                         and December 31, 1996 and 1995





4.  TRANSACTIONS WITH AFFILIATES

     The Company has an Advisory Agreement with Church Loan Advisors, Inc. (Advisor). The Advisor is responsible for the day-to-day operations of the Company and provides administrative services and personnel.

Upon nonrenewal or termination of the Advisory Agreement, the Company is required to pay the Advisor a termination fee equal to two percent of the value of the average invested assets of the Company as of the date of termination, subject to limitations set forth in the Advisory Agreement.

The Company pays the Advisor an annual base management fee of 1.25 percent of average invested assets (generally defined as the average of the aggregate book value of the assets invested in securities and equity interests in and loans secured by real estate), which is payable on a monthly basis. The Advisor will also receive one-half of the origination fees paid by a mortgage loan borrower, in connection with a mortgage loan made or renewed by the Company. The Company paid advisory and origination fees totaling $64,680 during 1996. The Company paid no advisory fees during 1995 or from January 1 through June 30, 1997. The Company paid origination fees of $8,200 during the six months ended June 30, 1997.

     The Advisor and the Company are related through common ownership and common management. See Note 6.

5.  INCOME TAXES

The income tax expense (benefit) consists of the following components:

                                                                         June 30                   December 31
                                                                    1997          1996          1996            1995
                                                                        (Unaudited)


Current                                                             $   -       $    -          $    -        $    -
Deferred                                                            5,000                       (20,000)

            Total tax expense (benefit)                            $5,000       $    -         ($20,000)      $    -

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1997 and 1996 (Unaudited)
                         and December 31, 1996 and 1995




5.  INCOME TAXES - Continued

The following reconciles the provision for (benefit from) income taxes with the expected provision obtained by applying statutory rates to pretax income:

                                                                             June 30                      December 31
                                                                   1997             1996           1996           1995
                                                                        (Unaudited)


Expected tax expense (benefit)                                    $51,000           ($300)         $45,700         ($300)
Increase (decrease) in valuation allowance                                            300           (1,300)          300
Benefit of REIT distributions                                     (46,000)                         (64,400)

            Totals                                               $  5,000          $   -          ($20,000)      $    -

The components of deferred income taxes are as follows:
                                                                           June 30                      December 31
                                                                   1997            1996          1996            1995
                                                                         (Unaudited)

Deferred tax assets:
    Temporary differences (loan origination
        fees)                                                     $14,000                          $20,000
    Net operating loss carryforward                                 1,000          $1,600                         $1,300
Valuation allowance                                                 -              (1,600)          -             (1,300)

            Net deferred tax asset                                $15,000          $   -           $20,000        $   -

The Company decreased its valuation allowance against deferred tax assets by $1,300 in fiscal 1996 and increased the valuation allowance by $300 in fiscal 1995 and at June 30, 1996.

6.  PUBLIC OFFERING OF THE COMPANY'S COMMON STOCK

The Company filed a Registration Statement with the Securities and Exchange Commission for a public offering of its common stock in 1995. The Company offered to sell 2,000,000 shares of its common stock at a price of $10 per share. The offering was underwritten by an affiliate of the Advisor on a "best efforts" basis, but required a minimum sale of at least 200,000 shares of common stock. This minimum amount of shares was sold as of April 15, 1996, whereupon the Company commenced its principal operating activities. The Company's initial public offering of its shares continued through November 8, 1996.

                        AMERICAN CHURCH MORTGAGE COMPANY

                          Notes to Financial Statements

                       June 30, 1997 and 1996 (Unaudited)
                         and December 31, 1996 and 1995





6.  PUBLIC OFFERING OF THE COMPANY'S COMMON STOCK - Continued

Pursuant to the terms of the Underwriting Agreement, the Company paid the affiliated broker-dealer referred to above commissions and nonreimbursable expenses of approximately $144,000 during 1996.

7.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of the Company's financial instruments, none of which are held for trading purposes, are as follows at June 30, 1997 and 1996 and December 31, 1996 and 1995:

                                                                                June 30
                                                                              (Unaudited)
                                                                1997                                 1996
                                                     Carrying             Fair            Carrying              Fair
                                                      Amount             Value             Amount              Value


Cash and equivalents                              $   155,366        $   155,366        $   428,025        $   428,025
Loans receivable                                    3,162,107          3,162,107          1,806,031          1,806,031
Bonds receivable                                      122,700            122,700             72,805             72,805

                                                                               December 31
                                                                1996                                 1995
                                                     Carrying             Fair            Carrying              Fair
                                                      Amount             Value             Amount              Value


Cash and equivalents                              $   612,744        $   612,744           $135,282           $135,282
Loans receivable                                    2,660,824          2,660,824
Bonds receivable                                      120,640            120,640

The carrying value of cash and equivalents approximates fair value. The fair value of the loans receivable and the bonds receivable are estimated by discounting future cash flows using current discount rates that reflect the risks associated with similar types of loans.

8.  SUBSEQUENT EVENT

The Company is registering with the Securities and Exchange Commission 1,500,000 shares of common stock to be offered to the public at $10.00 per share.

                                   APPENDIX I
                            PRIOR PERFORMANCE TABLES

       The prior performance tables, Appendix I of the Prospectus, contain certain information about specific church bond mortgage financing projects conducted by the Managing Underwriter, American Investors Group, Inc., an affiliate of the Advisor. The purpose of the tables is to provide certain information on the prior performance of these bond financing programs so as to evaluate the experience of the affiliate of the Company. However, the programs discussed in this section do not necessarily have investment objectives and policies similar to those of the Advisor, and the results of those programs cannot be used or relied upon as being representative of the returns or yields that can be expected by shareholders of the Company. The following tables are included herein:

       Table I--Experience in Raising and Investing Funds
       Table II--Compensation to Sponsor (Managing Underwriter and Affiliates) Table IIB--Location of Prior First Mortgage Bond Financings underwritten by the Managing Underwriter
       Table III---Mortgage Bond Financings by Managing Underwriter






                    Balance of page intentionally left blank

               TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

                              (since January 1991)

     Table I summarizes the funds raised and the use of those funds for the public offerings completed since January 1991 by American Investors Group, Inc., an affiliate of the Company and the Advisor.


                                  Hopewell Missionary      New Life Christian       Triumph New Testament    Mt. Moriah African
                                  Baptist Church           Ministry                 Church                   Methodist Episcopal
                                                                                                             Church

Dollar Amount Offered             $  3,700,000             $   715,000              $  850,000               $  1,290,000

Dollar Amount Raised              $  3,700,000             $   715,000              $  850,000               $  1,290,000

Percentage of Funds               100%                     100%                     100%                     100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$  259,000  (7%)         $   50,050  (7%)         $   59,500  (7%)         $   90,300  (7%)
  Organizational Expenses         ---                      ---                      ---                      ---
  Other Underwriting Expenses     $   46,425  (1.25%)      $   20,000  (2.8%)       $   21,250  (2.5%)       $   24,000  (1.9%)
   Percent Available to Issuer    91.75%                   90.02%                   90.05%                   91.01%
Total Acquisition Cost            ---                      ---                      ---                      ---

Percent Leverage (mortgage        ---                      ---                      ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               1/15/91                  3/1/91                   3/15/91                  5/15/91

Length of Offering (mos.)         12                       2                        3                        1

Months to Invest 90% of
Amount Available for              ---                      ---                      ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ======================== ======================== =======================

 Lake Baptist Church      Temple Baptist Church



 $  1,800,000             $  1,850,000

 $  1,800,000             $  1,850,000

 100%                     100%



 $  108,000  (6%)         $  129,500  (7%)
 ---                      ---
 $   22,500  (1.25%)      $   35,000 (1.9%)
 92.75%                   91.1%
 ---                      ---

 ---                      ---


 8/1/91                   8/1/91

 3                        2


 ---                      ---


 ======================== ========================


                                  North Stelton African    Shorter African          New Life Christian       Mt. Vernon Baptist
                                  Methodist Episcopal      Methodist Episcopal      Ministry, Inc.           Church
                                  Church                   Church

Dollar Amount Offered             $  725,000               $ 1,860,000              $  110,000               $  1,350,000

Dollar Amount Raised              $  725,000               $  1,860,000             $  110,000               $  1,350,000

Percentage of Funds               100%                     100%                     100%                     100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$   50,750  (7%)         $  130,200  (7%)         $      8,250  (7.5%)     $   94,500  (7%)
  Organizational Expenses         ---                      ---                      ---                      ---
  Other Underwriting Expenses     $   17,000  (2.3%)       $   34,800  (1.9%)       $      8,000  (7.2%)     $   27,500  (2.0%)
   Percent Available to Issuer    90.7%                    91.1%                    85.3%                    91.0%
Total Acquisition Cost            ---                      ---                      ---                      ---

Percent Leverage (mortgage        ---                      ---                      ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               10/15/91                 11/1/91                  12/1/91                  12/15/91

Length of Offering (mos.)         1                        1                        1                        1

Months to Invest 90% of
Amount Available for              ---                      ---                      ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ======================== ======================== =======================
 Macedonia Missionary     First Baptist Church
 Baptist Church


 $  1,195,000             $  1,040,000

 $  1,195,000             $  1,040,000

 100%                     100%



 $   83,650  (7%)         $   72,800  (7%)
 ---                      ---
 $   12,100  (1.0%)       $   22,200 (2.1%)
 92.0%                    90.90%
 ---                      ---

 ---                      ---


 2/15/92                  3/1/92

 1                        1


 ---                      ---


 ======================== ========================


                                  World Missions           By His Word Christian    Metropolitan Baptist     Christian Hope Center
                                  Assembly                 Center                   Church


Dollar Amount Offered             $  720,000               $   1,215,000            $  475,000               $  506,000

Dollar Amount Raised              $  720,000               $   1,215,000            $  475,000               $  506,000

Percentage of Funds               100%                     100%                     100%                     100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$   50,400  (7%)         $   85,050  (7%)         $   33,250  (7%)         $   35,420  (7%)
  Organizational Expenses         ---                      ---                      ---                      ---
  Other Underwriting Expenses     $   15,100  (2.1%)       $   18,500  (1.5%)       $   13,750  (2.9%)       $   11,500  (2.3%)
   Percent Available to Issuer    90.9%                    91.5%                    90.1%                    90.7%
Total Acquisition Cost            ---                      ---                      ---                      ---

Percent Leverage (mortgage        ---                      ---                      ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               3/15/92                  4/1/92                   4/1/92                   5/1/92

Length of Offering (mos.)         2                        1                        1                        1

Months to Invest 90% of
Amount Available for              ---                      ---                      ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ======================== ======================== =======================
 Bible Missionary Baptist Central Holiness
 Church                   Church


 $  1,300,000             $  250,000

 $  1,300,000             $  250,000

 100%                     100%



 $   91,000  (7%)         $   17,500  (7%)
 ---                      ---
 $   32,250  (2.5%)       $   10,000 (4.0%)
 90.5%                    89.0%
 ---                      ---

 ---                      ---


 5/15/92                  6/15/92

 1                        1


 ---                      ---


 ======================== ========================

                                  St. James Episcopal      Church of Jesus Christ   Temple Baptist Church    Mt. Zion African
                                  Church                                                                     Methodist Episcopal
                                                                                                             Church

Dollar Amount Offered             $  1,430,000             $  1,280,000             $  380,000               $  875,000

Dollar Amount Raised              $  1,430,000             $  1,280,000             $  380,000               $  875,000

Percentage of Funds               100%                     100%                     100%                     100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$   85,085  (5.95%)      $   89,600  (7%)         $   26,700 (7%)          $   61,250  (7%)
  Organizational Expenses         ---                      ---                      ---                      ---
  Other Underwriting Expenses     $   12,215  (.8%)        $   17,000  (1.3%)       $   11,900  (3.1%)       $   16,000  (1.8%)
   Percent Available to Issuer    93.2%                    91.7%                    89.9%                    91.2%
Total Acquisition Cost            ---                      ---                      ---                      ---

Percent Leverage (mortgage        ---                      ---                      ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               6/24/92                  7/1/92                   8/1/92                   8/15/92

Length of Offering (mos.)         2                        1                        1                        1

Months to Invest 90% of
Amount Available for              ---                      ---                      ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ======================== ======================== =======================
 Calvary Temple of        Bethel Baptist Church
 Allentown, PA


 $  1,820,000             $  525,000

 $  1,820,000             $  525,000

 100%                     100%



 $  127,400  (7%)         $   36,750  (7%)
 ---                      ---
 $   37,500   (2.1%)      $   12,250 (2.3%)
 90.9%                    90.7%
 ---                      ---

 ---                      ---


 9/1/92                   9/15/92

 1                        1


 ---                      ---


 ======================== ========================

                                  Unity Palo Alto          Christian Love Baptist   Tabernacle Baptist       Lee Memorial African
                                  Community Church         Church                   Church                   Methodist Episcopal
                                                                                                             Church

Dollar Amount Offered             $  2,180,000             $   500,000              $  1,550,000             $  1,225,000

Dollar Amount Raised              $  2,180,000             $   500,000              $  1,550,000             $  1,225,000

Percentage of Funds               100%                     100%                     100%                     100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$  147,150 (6.75%)       $   35,000  (7%)         $  108,500  (7%)         $   85,750  (7%)
  Organizational Expenses         ---                      ---                      ---                      ---
  Other Underwriting Expenses     $   20,000  (.92%)       $   13,000  (2.6%)       $   22,000  (1.4%)       $   21,000  (1.7%)
   Percent Available to Issuer    92.3%                    90.4%                    91.6%                    91.3%
Total Acquisition Cost            ---                      ---                      ---                      ---

Percent Leverage (mortgage        ---                      ---                      ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               10/1/92                  11/15/92                 11/15/92                 12/15/92

Length of Offering (mos.)         2                        1                        1                        1

Months to Invest 90% of
Amount Available for              ---                      ---                      ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ======================== ======================== =======================
 Nazareth Baptist Church  Christian Pentecostal
                          Church


 $  390,000               $  1,600,000

 $  390,000               $  1,600,000

 100%                     100%



 $   27,300  (7%)         $  112,000  (7%)
 ---                      ---
 $    9,700  (2.5%)       $   24,000 (1.5%)
 90.5%                    91.5%
 ---                      ---

 ---                      ---


 1/15/93                  2/1/93

 1                        1


 ---                      ---


 ======================== ========================

                                  Mount Zion Christian     Lake Baptist Church      St. Marks Missionary     Friendship Missionary
                                  Baptist Church                                    Baptist Church           Baptist Church


Dollar Amount Offered             $  750,000               $  365,000               $  1,500,000             $  700,000

Dollar Amount Raised              $  750,000               $  365,000               $  1,500,000             $  700,000

Percentage of Funds               100%                     100%                     100%                     100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$   52,500  (7%)         $   25,550  (7%)         $  105,000 (7%)          $   49,000 (7%)
  Organizational Expenses         ---                      ---                      ---                      ---
  Other Underwriting Expenses     $   14,500  (2.75%)      $    8,000  (2.2%)       $   23,000  (1.5%)       $   15,000  (2.1%)
   Percent Available to Issuer    90.25%                   90.8%                    91.5%                    90.9%
Total Acquisition Cost            ---                      ---                      ---                      ---

Percent Leverage (mortgage        ---                      ---                      ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               1/15/93                  2/1/93                   2/1/93                   4/1/93

Length of Offering (mos.)         1                        1                        1                        1

Months to Invest 90% of
Amount Available for              ---                      ---                      ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ======================== ======================== =======================
 Christian Faith Center   Raleigh Christian
                          Community Church


 $  1,765,000             $  1,425,000

 $  1,765,000             $  1,425,000

 100%                     100%



 $  119,138 (6.75%)       $   90,750  (6.25%)
 ---                      ---
 $   17,000  (1.0%)       $   14,000 (1.0%)
 92.25%                   92.75%
 ---                      ---

 ---                      ---


 5/15/93                  6/1/93

 1                        1


 ---                      ---


 ======================== ========================

                                  Porters Day Care and     Outreach Christian       Evergreen Missionary     Faith Southwest Baptist
                                  Education Center         Center                   Baptist Church           Church


Dollar Amount Offered             $  350,000               $   575,000              $  345,000               $  700,000

Dollar Amount Raised              $  350,000               $   575,000              $  345,000               $  700,000

Percentage of Funds               100%                     100%                     100%                     100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$   25,500  (7%)         $   39,963  (6.95%)      $   24,150  (7%)         $   48,650  (6.95%)
  Organizational Expenses         ---                      ---                      ---                      ---
  Other Underwriting Expenses     $   14,000  (3.1%)       $   12,000  (1.7%)       $   11,000  (3.2%)       $   14,000  (2.0%)
   Percent Available to Issuer    89.9%                    91.35%                   89.8%                    91.05%
Total Acquisition Cost            ---                      ---                      ---                      ---

Percent Leverage (mortgage        ---                      ---                      ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               5/15/93                  5/15/93                  6/1/93                   6/15/93

Length of Offering (mos.)         2                        1                        1                        1

Months to Invest 90% of
Amount Available for              ---                      ---                      ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ======================== ======================== =======================
 Cornerstone Church       St. Paul African
                          Methodist Episcopal
                          Church

 $  4,355,000             $  1,000,000

 $  4,355,000             $  1,000,000

 100%                     100%



 $  293,963 (6.75%)       $   67,500  (6.75%)
 ---                      ---
 $   37,250  (.85%)       $   19,000 (1.9%)
 92.4%                    91.35%
 ---                      ---

 ---                      ---


 7/15/93                  8/15/93

 1                        1


 ---                      ---


 ======================== ========================

                                  Windsor Village United   First Baptist Church     Peaceful Zion            Central Holiness Church
                                  Methodist Church                                  Missionary Baptist
                                                                                    Church
                                                                                    Miami, FL
Dollar Amount Offered             $  3,100,000             $   2,600,000            $  750,000               $  1,405,000

Dollar Amount Raised              $  3,100,000             $   2,600,000            $  750,000               $  1,405,000

Percentage of Funds               100%                     100%                     100%                     100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$ 193,750  (6.25%)       $  175,500 (6.75%)       $   52,500  (7%)         $   87,813 (6.25%)
  Organizational Expenses         ---                      ---                      ---                      ---
  Other Underwriting Expenses     $  32,000  (1.0%)        $   30,500  (1.2%)       $   17,500  (2.3%)       $   12,000  (.85%)
   Percent Available to Issuer    92.75%                   92.05%                   90.7%                    92.8%
Total Acquisition Cost            ---                      ---                      ---                      ---

Percent Leverage (mortgage        ---                      ---                      ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               9/1/93                   10/1/93                  10/15/93                 11/15/93

Length of Offering (mos.)         2                        1                        1                        1

Months to Invest 90% of
Amount Available for              ---                      ---                      ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ======================== ======================== =======================
 Apostolic Faith Home     New Life Christian
 Assembly                 Ministry


 $  2,600,000             $  2,000,000

 $  2,600,000             $  2,000,000

 100%                     100%



 $  169,000 (6.5%)        $  130,000  (6.5%)
 ---                      ---
 $   36,500  (1.4%)       $   23,000 (1.15%)
 92.1%                    92.0%
 ---                      ---

 ---                      ---


 12/15/93                 2/15/94

 9                        2


 ---                      ---


 ======================== ========================

                                  Calvary Temple of        First Baptist Church     Woodinville Church of    Resurrection Life
                                  Allentown, PA                                     Christ                   Ministries


Dollar Amount Offered             $  1,950,000             $   740,000              $  440,000               $  620,000

Dollar Amount Raised              $  1,950,000             $   740,000              $  440,000               $  620,000

Percentage of Funds               100%                     100%                     100%                     100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$  121,875 (6.25%)       $   46,250  (6.25%)      $   27,500  (6.25%)      $   90,300  (7%)
  Organizational Expenses         ---                      ---                      ---                      ---
  Other Underwriting Expenses     $   18,000  (.9%)        $   11,200  (1.5%)       $   12,000  (2.27%)      $    3,000  (.5%)
   Percent Available to Issuer    92.85%                   92.25%                   91.48%                   95.0%
Total Acquisition Cost            ---                      ---                      ---                      ---

Percent Leverage (mortgage        ---                      ---                      ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               2/15/94                  4/1/94                   5/15/94                  5/15/94

Length of Offering (mos.)         1                        2                        1                        2

Months to Invest 90% of
Amount Available for              ---                      ---                      ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ======================== ======================== =======================
 Church of Jesus Christ   By His Word Christian
                          Center


 $  1,735,000             $  1,665,000

 $  1,735,000             $  1,665,000

 100%                     100%



 $  103,233  (5.95%)      $   71,595  (5.95%)
 ---                      ---
 $   21,000  (1.2%)       $   17,000  (1.0%)
 92.85%                   93.05%
 ---                      ---

 ---                      ---


 6/1/94                   8/28/94

 3                        2


 ---                      ---


 ======================== ========================

                                  Liberty Church           Morningstar Baptist      Gates of Heaven Church   Windsor Village United
                                                           Church                                            Methodist Church


Dollar Amount Offered             $  900,000               $ 800,000                $ 3,400,000              $ 725,000

Dollar Amount Raised              $  900,000               $ 800,000                $ 3,400,000              $ 725,000

Percentage of Funds               100%                     100%                     100%                     100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$   53,550  (5.95%)      $   47,600  (5.95%)      $  202,300  (5.95%)      $   45,313  (6.25%)
  Organizational Expenses         ---                      ---                      ---                      ---
  Other Underwriting Expenses     $   11,000  (1.2%)       $   10,000 (1.25%)       $   30,000  (1.00%)      $    7,000 (1.00%)
   Percent Available to Issuer    93.05%                   92.80%                   93.05%                   92.75%
Total Acquisition Cost            ---                      ---                      ---                      ---

Percent Leverage (mortgage        ---                      ---                      ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               7/1/94                   9/15/94                  11/15/94                 1/1/95
Length of Offering (mos.)         5                        3                        10                       2

Months to Invest 90% of
Amount Available for              ---                      ---                      ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ======================== ======================== =======================
 Hopewell Missionary      St. Agnes Missionary
 Baptist Church           Baptist Church


 $ 6,350,000              $3,200,000

 $ 6,350,000              $1,600,000

 100%                     100%



 $  377,825  (5.95%)      $  190,400 (5.95%)
 ---                      ---
 $   45,000  (.71%)       $   27,000 (.84%)
 94.05%                   94.05%
 ---                      ---

 ---                      ---


 1/15/95                  3/15/95
 10                       6


 ---                      --


 ======================== ========================

                                 Church of the Great      Zion Evangelistic Temple    St. Mark's Missionary   Emmanuel Baptist
                                  Commission                                           Baptist Church          Church


Dollar Amount Offered             $2,200,000               $4,375,000                  $360,000                $1,655,000

Dollar Amount Raised              $2,200,000               $4,375,000                  $360,000                $1,655,000

Percentage of Funds               100%                     100%                        100%                    100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliate$  130,900  (5.95%)      $  260,313 (5.95%)          $  24,300 (6.25%)       $   98,475 (5.95%)
  Organizational Expenses         ---                      ---                         ---                     ---
  Other Underwriting Expenses     $   25,500  (1.20%)      $   39,000 (.89%)           $   14,500 (4.02%)      $   20,000 (1.21%)
   Percent Available to Issuer    93.00%                   93.00%                      89.00%
Total Acquisition Cost            ---                      ---                         ---                     ---

Percent Leverage (mortgage        ---                      ---
financing divided by total
acquisition cost)
Date Offering Began               4/1/95                   4/15/95                     04/01/95                07/15/95
Length of Offering (mos.)         6                        6                           6                       6
Months to Invest 90% of
Amount Available for              ---                      ---                         ---                     ---
Investment (measured from
beginning of offering)
================================= ======================== ==========================  ======================= =====================

The Community            Abundant Life Church
 Protestant Church        of Christ


 $1,500,000               $1,425,000

 $1,500,000               $1,425,000

 100%                     100%



 $   89,250 (5.95%)       $   80,888 (5.68%)
 ---                      ---
 $   24,000 (1.6%)        $   30,000 (2.10%)

 ---                      ---




 08/15/95                 10/15/95
 7                        3

 ---                      ---


 ======================== ========================

                                 Greeley Church of        Twelfth Avenue General   The Holden Chapel         House of Praise
                                 Christ                   Baptist Church, Inc.                                Ministries, Inc.

Dollar Amount Offered            $500,000                 $1,195,000               $500,000                  $675,000
Dollar Amount Raised             $500,000                 $1,195,000               $500,000                  $675,000
Percentage of Funds              100%                     100%                     100%                      100%
Raised
Less Offering Expenses:
  Selling Commissions &
   Discounts Retained by Affiliat$s  41,500 (8.30%)       $   83,650 (7.00%)       $   29,750 (5.95%)        $   40,163 (5.95%)
  Organizational Expenses        ---                      ---                      ---                       ---
  Other Underwriting Expenses    $    5,000 (1.00%)       $    5,000 (0.41%)       $    5,000 (1.00%)        $   20,837 (3.08%)
   Percent Available to Issuer   90.70%                   92.58%                   93.05%                    90.96%
Total Acquisition Cost           ---                      ---                      ---                       ---
Percent Leverage (mortgage       ---                      ---                      ---                       ---
financing divided by total
acquisition cost)
Date Offering Began              10/15/95                 10/15/95                 11/01/95                  10/01/95
Length of Offering (mos.)        2                        1                        1                         10
Months to Invest 90% of
Amount Available for             ---                      ---                      ---                       ---
Investment (measured from
beginning of offering)
================================= ======================== ==========================  ======================= =====================
Pembroke Park Church   Faith Community
of Christ, Inc.         Church, Inc.

$600,000               $950,000
$600,000               $950,000
100%                   100%



$   35,700 (5.95%)     $   64,800 (7.20%)
---                    ---
$    7,000 (1.00%)     $   13,000 (1.37%)
92.85%                 91.81%
---                    ---
---                    ---


11/15/95               12/01/95
9                      1

---                    ---

====================== ========================

                                       Christ Church of Kirkland Oasis Christian Center Centennial Star         St. Agnes Missionary
                                                                                        of Bethlehem            Baptist Church

Dollar Amount Offered                  $2,785,000                $825,000               $1,195,000              $875,000

Dollar Amount Raised                   $2,785,000                $825,000               $1,195,000              $875,000

Percentage of Funds Raised             100%                      100%                   100%                    100%

Less Offering Expenses:
  Selling Commissions &
  Discounts retained by Affiliates     $  192,165 (6.90%)        $   49,088 (5.95%)     $   71,103 (5.95%)      $   52,063 (5.95%)
 Organization Expenses                 ---                       ---                    ---                     ---
 Other Underwriting Expenses           $    8,400 (0.30%)        $    12,000            $   14,000 (1.17%)      $   15,000 (1.71%)
 Percent Available to Issuer           92.78%                    (1.45%)                92.88%                  92.33%
                                                                 92.60%
Total Acquisition Cost                 ---                       ---                    ---                     ---

Percent Leverage (mortgage             ---                       ---                    ---                     ---
 financing divided by total
 acquisitions costs)
Date Offering Began                    12/29/95                  02/15/96               02/01/96                03/15/96

Length of Offering (mos.)              7                         10                     8                       5

Months to Invest 90% of
Amount Available for                   ---                       ---                    ---                     ---
Investment (measured from
 beginning of offering)
================================= ======================== ==========================  ======================= =====================
Lake Baptist             Cornerstone Church
Church

$1,184,000               $6,600,000

$1,184,000               $6,600,000

100%                     100%



$  109,480 (5.95%)       $  412,500 (6.25%)
---                      ---
$   12,520 (1.06%)       $   32,000 (0.48%)
89.70%                   93.26%

---                      ---

---                      ---


03/15/96                 05/15/96

6                        3


---                      ---
====================== ========================

                                   Abundant Life Family   Vollintine Baptist ChurchAloha Christian Life      New Life Baptist
                                   Worship Ctr., Inc.     Inc.                     Center                    Church of Thurston
                                                                                                             County


Dollar Amount Offered              $2,025,000             $425,000                 $1,380,000                $1,300,000

Dollar Amount Raised               $2,025,000             $425,000                 $1,380,000                $1,300,000

Percentage of Funds Raised         100%                   100%                     100%                      100%

Less Offering Expenses:
  Selling Commissions &
  Discounts retained by Affiliates $ 120,488 (5.95%)      $ 25,288 (5.95%)         $ 84,850 (6.15%)          $ 77,350 (5.95%)
 Organization Expenses             ---                    ---                      ---                       ---
 Other Underwriting Expenses       $   21,000 (1.03%)     $   8,000 (1.88%)        $ 15,000 (1.08%)          $ 14,000 (1.08%)
 Percent Available to Issuer       93.02%                 92.17%                   92.76%                    92.97%
Total Acquisition Cost             ---                    ---                      ---                       ---

Percent Leverage (mortgage         ---                    ---                      ---                       ---
financing divided by total
acquisitions costs)
Date Offering Began                08/15/96               08/15/96                 09/01/96                  10/15/96

Length of Offering (mos.)          5                      4                        7                         5

Months to Invest 90% of
Amount Available for               ---                    ---                      ---                       ---
Investment (measured from
beginning of offering)
================================= ======================== ==========================  ======================= =====================
 Centennial Star of     Cornerstone Church
 Bethlehem Baptist
 Church of Ossining ,
 New York

 $450,000               $4,680,000

 $450,000               $4,680,000

 100%                   100%



 $ 29,250 (6.50%)       $278,460 (5.95%)
 ---                    ---
 $ 13,000 (2.89%)       $ 36,540 (.78%)
 90.61%                 93.27%
 ---                    ---

 ---                    ---


 11/15/96               12/15/96

 4                      4


 ---                    ---

====================== ========================

                                   United Baptist Church  Spring Lake Church of    New Jerusalem Church      Aloha Christian Life
                                                          Christ                                             Center


Dollar Amount Offered              $1,525,000             $600,000                 $2,300,000                $490,000

Dollar Amount Raised               $1,525,000             $600,000                 $2,300,000                $490,000

Percentage of Funds Raised         100%                   100%                     100%                      100%

Less Offering Expenses:
  Selling Commissions &
  Discounts retained by Affiliates $ 90,738 (5.95%)       $ 52,800 (8.80%)         $136,850 (5.95%)          $ 44,100 (9.00%)
 Organization Expenses             ---                    ---                      ---                       ---
 Other Underwriting Expenses       $ 19,000 (1.24%)       $ 10,000 (1.66%)         $ 24,000 (1.04%)          $  7,000 (1.43%)
 Percent Available to Issuer       92.81%                 89.54%                   93.01%                    89.57%
Total Acquisition Cost             ---                    ---                      ---                       ---
Percent Leverage (mortgage         ---                    ---                      ---                       ---
financing divided by total
acquisitions costs)
Date Offering Began                12/15/96               02/15/97                 03/15/97                  04/01/97
Length of Offering (mos.)          4                      2                        3                         1
Months to Invest 90% of
Amount Available for               ---                    ---                      ---                       ---
Investment (measured from
beginning of offering)
================================= ======================== ==========================  ======================= =====================
 Bethany Baptist        Original Holy Ark
 Church                 Missionary Baptist
                        Church

 $1,750,000             $675,000

 $1,750,000             $675,000

 100%                   100%



 $104,125 (5.95%)       $ 42,188 (6.25%)
 ---                    ---
 $ 22,000 (1.25%)       $ 14,000 (2.24%)
 92.80%                 91.51%
 ---                    ---
 ---                    ---


 04/01/97               04/15/97
 3                      2

 ---                    ---


====================== ========================

                                   Bethlehem Temple       Teen Mania Ministries,   Full Gospel Christian
                                   Community Church of    Inc.                     Assembly
                                   Rialto

Dollar Amount Offered              $1,200,000             $2,300,000               $1,525,000

Dollar Amount Raised               $   944,000            $1,992,000               $   952,000

Percentage of Funds Raised          77% (1)                87% (1)                  62% (1)

Less Offering Expenses:
  Selling Commissions &
  Discounts retained by Affiliates $ 75,000 (6.25%)       $139,150 (6.05%)         $ 95,313 (6.25%)
 Organization Expenses             ---                    ---                      ---
 Other Underwriting Expenses       $ 19,000 (1.58%)       $ 29,000 (1.26%)         $ 23,000 (1.51%)
 Percent Available to Issuer       92.17%                 92.69%                   92.24%
Total Acquisition Cost             ---                    ---                      ---
Percent Leverage (mortgage         ---                    ---                      ---
financing divided by total
acquisitions costs)
Date Offering Began                05/01/97               07/01/97                 07/01/97
Length of Offering (mos.)          Open                   Open                     Open
Months to Invest 90% of
Amount Available for               ---                    ---                      ---
Investment (measured from
beginning of offering)
================================= ======================== ==========================  =======================

     (1) Offering still in progress. Figures reflect bond sales through August 5, 1997

                          Page intentionally left blank

                     TABLE II - COMPENSATION TO SPONSOR AND
                        AFFILIATES For Program Offerings
                          Concluded Since January 1991



                                  Hopewell Missionary      New Life Christian       Triumph New Testament    Mt. Moriah African
                                   Baptist Church          Ministry                 Church                   Methodist Episcopal
                                                                                                             Church

Date Offering Commenced           1/15/91                  3/1/91                   3/15/91                  5/15/91
Dollar Amount Raised              $  3,700,000             $   715,000              $  850,000               $  1,290,000

Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)
   Acquisition Fees               $ 259,000                $ 50,050                 $ 59,500                 $ 90,300
     -  real estate fees
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)---                      ---                      ---                      ---
                                  $ 46,425                 $ 20,000                 $ 21,250                 $ 24,000
Dollar Amount of Cash Generated   ---                      ---                      ---                      ---
from Operations before Deducting
Payments to Sponsor
Amount Paid to Sponsor from
Operations:
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisor Fee earned     ---                      ---                      ---                      ---
            to date (3)           $ 24,574                 $ 5,000                  $ 6,411                  $ 9,751
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  Lake Baptist Church      Temple Baptist Church



  8/1/91                   8/1/91
  $  1,800,000             $  1,850,000




  $ 108,000                $ 129,500
                           ---
  ---                      ---
  ---                      ---
  $ 22,500                 $ 35,000
  ---                      ---




  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 10,206                 $ 7,333
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  North Stelton African    Shorter African          New Life Christian       Mt. Vernon Baptist
                                  Methodist Episcopal      Methodist Episcopal      Ministry, Inc.           Church
                                  Church                   Church

Date Offering Commenced           10/15/91                 11/1/91                  12/1/91                  12/15/91
Dollar Amount Raised              $ 725,000                $   1,860,000            $  110,000               $  1,350,000
Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)
   Acquisition Fees               $ 50,750                 $ 130,200                $ 8,250                  $ 94,500
     -  real estate fees
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)---                      ---                      ---                      ---
                                  $ 7,000                  $ 34,800                 $ 8,000                  $ 27,500
Dollar Amount of Cash Generated   ---                      ---                      ---                      ---
from Operations before Deducting
Payments to Sponsor
Amount Paid to Sponsor from
Operations:
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisory Fee earned    ---                      ---                      ---                      ---
         to date (3)              $ 5,196                  $ 15,140                 $ 358                    $ 5,060
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  Macedonia Missionary     First Baptist Church
  Baptist Church


  2/15/92                  3/1/92
  $  1,195,000             $  1,040,000



  $ 83,650                 $ 72,800

  ---                      ---
  ---                      ---
  $ 12,100                 $ 22,200
  ---                      ---




  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 11,565                 $10,312
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  World Missions           By His Word Christian    Metropolitan Baptist     Christian Hope Center
                                  Assembly                 Center                   Church


Date Offering Commenced           3/15/92                  4/1/92                   4/1/92                   5/1/92
Dollar Amount Raised              $  720,000               $   1,215,000            $  475,000               $  506,000

Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)           $50,400                  $ 85,050                 $ 33,250                 $  35,420
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                      ---
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)$15,100                  $ 18,500                 $ 13,750                 $ 11,500
Dollar Amount of Cash Generated
from Operations before Deducting
Payments to Sponsor               ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Operations:
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisory Fee earned    ---                      ---                      ---                      ---
        to date (3)               $ 2,554                  $ 4,828                  $ 4,524                  $ 7,582
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  Bible Missionary Baptist Central Holiness
  Church                   Church


  5/15/92                  6/15/92
  $  1,300,000             $  250,000



  $ 91,000                 $ 17,500

  ---                      ---
  ---                      ---
  $ 32,250                 $ 10,000


  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 11,940                 $ 7,596
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  St. James Episcopal      Church of Jesus Christ   Temple Baptist Church    Mt. Zion African
                                  Church                                                                     Methodist Episcopal
                                                                                                             Church

Date Offering Commenced           6/24/92                  7/1/92                   8/1/92                   8/15/92
Dollar Amount Raised              $  1,430,000             $   1,280,000            $  380,000               $  875,000

Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)           $ 85,085                 $ 89,600                 $ 26,700                 $ 61,250
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                      ---
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)$ 12,215                 $ 17,000                 $ 11,900                 $ 16,000
Dollar Amount of Cash Generated
from Operations before Deducting
Payments to Sponsor               ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Operations:
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisory Fee earned    ---                      ---                      ---                      ---
         to date (3)              $ 8,017                  $ 4,022                  $ 765                    $ 2,243
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  Calvary Temple of        Bethel Baptist Church
  Allentown, PA


  9/1/92                   9/15/92
  $  1,820,000             $  525,000



  $ 127,400                $ 36,750

  ---                      ---
  ---                      ---
  $ 37,500                 $ 12,250


  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 5,356                  $ 4,715
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fee remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  Unity Palo Alto          Christian Love Baptist   Tabernacle Baptist       Lee Memorial African
                                  Community Church         Church                   Church                   Methodist Episcopal
                                                                                                             Church

Date Offering Commenced           10/1/92                  11/15/92                 11/15/92                 12/15/92
Dollar Amount Raised              $  2,180,000             $  500,000               $  1,550,000             $  1,225,000

Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)           $ 147,150                $ 35,000                 $ 108,500                $ 85,750
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                      ---
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)$ 20,000                 $ 13,000                 $ 22,000                 $ 21,000
Dollar Amount of Cash Generated   ---                      ---                      ---                      ---
from Operations before Deducting
Payments to Sponsor
Amount Paid to Sponsor from
Operations:
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisory Fee earned    ---                      ---                      ---                      ---
         to date (3)              $ 11,391                 $ 4,145                  $ 11,888                 $ 8,502
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  Nazareth Baptist Church  Christian Pentecostal
                           Church


  1/15/93                  2/1/93
  $  390,000               $  1,600,000



  $ 27,300                 $ 112,000

  ---                      ---
  ---                      ---
  $ 9,700                  $ 24,000
  ---                      ---




  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 3,841                  $ 5,973
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  Mount Zion Christian     Lake Baptist Church      St. Marks Missionary     Friendship Missionary
                                  Baptist Church                                    Baptist Church           Baptist Church

Date Offering Commenced           1/15/93                  2/1/93                   2/1/93                   4/1/93
Dollar Amount Raised              $  750,000               $ 365,000                $  1,500,000             $  700,000

Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)           $ 52,500                 $ 25,550                 $ 105,000                $ 49,000
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                      ---
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)$ 14,500                 $ 8,000                  $ 23,000                 $ 15,000
Dollar Amount of Cash Generated   ---                      ---                      ---                      ---
from Operations before Deducting
Payments to Sponsor
Amount Paid to Sponsor from
Operations:
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisory Fee earned    ---                      ---                      ---                      ---
        to date (3)               $ 6,236                  $ 1,540                  $ 7,174                  $ 5,644
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  Christian Faith Center   Raleigh Christian
                           Community

  5/15/93                  6/1/93
  $  1,765,000             $  1,425,000



  $ 119,138                $ 90,750

  ---                      ---
  ---                      ---
  $ 17,000                 $ 14,000
  ---                      ---




  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 7,993                  $ 8,647
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  Porters Day Care and     Outreach Christian       Evergreen Baptist        Faith Southwest Baptist
                                  Educational Center       Center                   Church                   Church


Date Offering Commenced           5/15/93                  5/15/93                  6/1/93                   6/15/93
Dollar Amount Raised              $  350,000               $   575,000              $  345,000               $  700,000

Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)           $ 25,500                 $ 39,963                 $ 24,150                 $ 48,650
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                      ---
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)$ 14,000                 $ 12,000                 $ 11,000                 $ 14,000
Dollar Amount of Cash Generated   ---                      ---                      ---                      ---
from Operations before Deducting
Payments to Sponsor
Amount Paid to Sponsor from
Operations:
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisory Fee earned    ---                      ---                      ---                      ---
          to date (3)             $ 2,638                  $ 4,456                  $ 966                    $ 4,819
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  Cornerstone Church       St. Paul African
                           Methodist Episcopal
                           Church

  7/15/93                  8/15/93
  $  4,355,000             $  1,000,000



  $ 293,963                $ 67,500

  ---                      ---
  ---                      ---
  $ 37,250                 $ 19,000
  ---                      ---




  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 10,468                 $ 5,809
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  Windsor Village United   First Baptist Church     Peaceful Zion            Central Holiness Church
                                  Methodist Church                                  Missionary Baptist
                                                                                    Church

Date Offering Commenced           9/1/93                   10/1/93                  10/15/93                 11/15/93
Dollar Amount Raised              $  3,100,000             $   2,600,000            $  750,000               $  1,045,000

Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)           $ 193,750                $ 175,000                $ 52,500                 $ 87,813
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                      ---
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)$ 32,000                 $ 30,500                 $ 17,500                 $ 12,000
Dollar Amount of Cash Generated   ---                      ---                      ---                      ---
from Operations before Deducting
Payments to Sponsor
Amount Paid to Sponsor from
Operations:
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisory Fee earned    ---                      ---                      ---                      ---
         to date (3)              $ 17,338                 $ 14,633                 $ 5,255                  $ 9,420
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  Apostolic Faith Home     New Life Christian
  Assembly                 Ministry


  12/15/93                 2/15/94
  $  2,600,000             $  1,850,000



  $ 169,000                $ 130,000

  ---                      ---
  ---                      ---
  $ 36,500                 $ 23,000
  ---                      ---




  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 13,677                 $ 12,503
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  Calvary Temple of        First Baptist Church     Woodinville Church of    Resurrection Life
                                  Allentown, PA                                     Christ                   Ministries

Date Offering Commenced           2/15/94                  4/1/94                   5/15/94                  5/15/94
Dollar Amount Raised              $  1,950,000             $   740,000              $  440,000               $  620,000

Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)           $ 121,875                $ 46,250                 $ 27,500                 $ 90,300
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                      ---
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)$ 18,000                 $ 11,200                 $ 12,000                 $ 3,000
Dollar Amount of Cash Generated   ---                      ---                      ---                      ---
from Operations before Deducting
Payments to Sponsor
Amount Paid to Sponsor from
Operations:
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisory Fee earned    ---                      ---                      ---                      ---
        to date (3)               $ 7,776                  $ 12,116                 $ 2,041                  $ 14,588
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  Church of Jesus Christ   By His Word Christian
                           Center

  6/1/94                   8/28/94
  $  1,735,000             $  1,665,000



  $ 103,233                $ 71,595

  ---                      ---
  ---                      ---
  $ 21,000                 $ 17,000
  ---                      ---




  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 12,160                 $ 11,166
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  Liberty Church           Morningstar Baptist      Gates of Heaven          Windsor Village United
                                                           Church                                            Methodist Church

Date Offering Commenced           7/1/94                   9/15/94                  11/15/94                 1/1/95
Dollar Amount Raised              $ 900,000                $ 800,000                $ 3,400,000              $ 725,000
Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)           $ 53,550                 $ 47,600                 $ 202,300                $ 45,313
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                      ---
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)$ 11,000                 $ 10,000                 $ 30,000                 $ 7,000
Dollar Amount of Cash Generated   ---                      ---                      ---                      ---
from Operations before Deducting
Payments to Sponsor
Amount Paid to Sponsor from
Operations:                                                                         ---                      ---
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisor Fee earned     ---                      ---                      ---                      ---
        to date (3)               $ 6,267                  $ 7,091                  $ 13,288                 $ 2,876
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  Hopewell Missionary      St. Agnes Missionary
  Baptist Church           Baptist Church

  1/15/95                  3/15/95
  $ 6,350,000              $3,200,000


  $ 377,825                $ 190,400

  ---                      ---
  ---                      ---
  $ 45,000                 $ 27,000
  ---                      ---



  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 24,556                 $ 6,395
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  Church of the Great      Zion Evangelistic        St. Mark's Missionary    Emmanuel Baptist
                                  Commission               Temple                   Baptist Church           Church


Date Offering Commenced           4/1/95                   4/15/95                  04/01/95                 07/15/95
Dollar Amount Raised              $ 2,200,000              $4,375,000               $360,000                 $1,655,000
Amount Paid to Sponsor from
Proceeds of Offering:
  Underwriting Fees (1)           $ 130,900                $ 260,313                $ 24,300                 $ 98,475
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                      ---
     -  advisory fees             ---                      ---                      ---                      ---
      -  other (type & amount) (2)$ 25,500                 $ 39,000                 $ 14,500                 $ 20,000
Dollar Amount of Cash Generated   ---                      ---                      ___                      ___
from Operations before Deducting
Payments to Sponsor
Amount Paid to Sponsor from
Operations:
    Property Management Fees      ---                      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---                      ---
    Reimbursements                ---                      ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---                      ---
    Annual Advisor Fee earned     ---                      ---                      ---                      ---
        to date (3)               $ 8,755                  $ 16,102                 $ 2,298                  $ 7,888
    Other (identify & quantify)   ---                      ---                      ---                      ---
Dollar Amount of Property Sales
and Refinancing before Deducting
Payments to Sponsor:
    Cash                          ---                      ---                      ---                      ---
    Notes                         ---                      ---                      ---                      ---
Amount Paid to Sponsor from
Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---                      ---
================================= ======================== ======================== ======================== =======================
  The Community            Abundant Life Church
  Protestant Church        of Christ


  08/15/95                 10/15/95
  $1,500,000               $1,425,000


  $ 89,250                 $ 80,888

  ---                      ---
  ---                      ---
  $ 24,000                 $ 30,000
  ___                      ___




  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  ---                      ---
  $ 7,074                  $ 5,824
  ---                      ---



  ---                      ---
  ---                      ---


  ---                      ---
  ---                      ---
  ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  Greeley Church of        Twelfth Avenue General   The Holden Chapel       House of Praise
                                  Christ                   Baptist  Church, Inc.                            Ministries, Inc.

Date Offering Commenced          10/15/95                 10/15/95                 11/01/95                10/01/95
 Dollar Amount Raised             $500,000                 $1,195,000               $500,000                $675,000
 Amount Paid to Sponsor from
 Proceeds of Offering:
  Underwriting Fees (1)           $ 41,500                 83,650                   29,750                  $ 40,163
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                     ---
     -  advisory fees             ---                      ---                      ---                     ---
      -  other (type & amount) (2)$ 5,000                  $ 5,000                  $5,000                  $ 20,837
 Dollar Amount of Cash Generated  ---                      ---                      ___                     ___
 from Operations before Deducting
 Payments to Sponsor
Amount Paid to Sponsor from
 Operations:
    Property Management Fees      ---                      ---                      ---                     ---
    Partnership Management Fees   ---                      ---                      ---                     ---
    Reimbursements                ---                      ---                      ---                     ---
    Leasing Commissions           ---                      ---                      ---                     ---
    Annual Advisor Fee earned     ---                      ---                      ---                     ---
        to date (3)               ---                      ---                      $ 1,039                 $ 2,353
    Other (identify & quantify)   ---                      ---                      ---                     ---
Dollar Amount of Property Sales
 and Refinancing before Deducting
 Payments to Sponsor:
    Cash                          ---                      ---                      ---                     ---
    Notes                         ---                      ---                      ---                     ---
Amount Paid to Sponsor from
 Property Sales & Refinancing:                                                      ---                     ---
    Real Estate Commissions       ---                      ---                      ---                     ---
    Incentive Fees                ---                      ---                      ---                     ---
    Other (identify & quantify)   ---                      ---
================================= ======================== ======================== ======================== ======================

 Pembroke Park Church     Faith Community
 of Christ, Inc.          Church, Inc.

11/15/95                 12/01/95
 $600,000                 $950,000


 $ 37,500                 $ 84,800

 ---                      ---
 ---                      ---
 $ 6,000                  $ 13,000
 ___                      ___




 ---                      ---
 ---                      ---
 ---                      ---
 ---                      ---
 ---                      ---
 $ 1,220                  ---
 ---                      ---



 ---                      ---
 ---                      ---

 ---                      ---
 ---                      ---
 ---                      ---

= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  Christ Church of         Oasis Christian Center   Centennial Star of      St. Agnes Missionary
                                  Kirkland                                           Bethlehem              Baptist Church

 Date Offering Commenced          12/29/95                 02/15/96                 02/01/96                03/15/96
 Dollar Amount Raised             $2,785,000               $825,000                 $1,195,000              $875,000
 Amount Paid to Sponsor from
 Proceeds of Offering:
  Underwriting Fees (1)           $ 192,165                $ 49,088                 $ 71,103                $ 52,063
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                     ---
     -  advisory fees             ---                      ---                      ---                     ---
      -  other (type & amount) (2)$ 8,400                  $ 5,912                  $ 17,000                $ 15,000
 Dollar Amount of Cash Generated  ---                      ---                      ___                     ___
 from Operations before Deducting
 Payments to Sponsor
Amount Paid to Sponsor from
 Operations:
    Property Management Fees      ---                      ---                      ---                     ---
    Partnership Management Fees   ---                      ---                      ---                     ---
    Reimbursements                ---                      ---                      ---                     ---
    Leasing Commissions           ---                      ---                      ---                     ---
    Annual Advisor Fee earned     ---                      ---                      ---                     ---
        to date (3)               $ 8,172                  $ 2,776                  $ 3,293                 $ 8,204
    Other (identify & quantify)   ---                      ---                      ---                     ---
Dollar Amount of Property Sales
 and Refinancing before Deducting
 Payments to Sponsor:
    Cash                          ---                      ---                      ---                     ---
    Notes                         ---                      ---                      ---                     ---
Amount Paid to Sponsor from
 Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                     ---
    Incentive Fees                ---                      ---                      ---                     ---
    Other (identify & quantify)   ---                      ---                      ---                     ---
================================= ======================== ======================== ======================== =======================
 Lake Baptist             Cornerstone Church
 Church

 03/15/96                 05/15/96
 $1,184,000               $6,600,000


 $ 109,480                $ 412,500

 ---                      ---
 ---                      ---
 $ 15,520                 $ 32,000
 ___                      ___




 ---                      ---
 ---                      ---
 ---                      ---
 ---                      ---
 ---                      ---
 $ 5,662                  $ 6,019
 ---                      ---



 ---                      ---
 ---                      ---


 ---                      ---
 ---                      ---
 ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  Abundant Life Family     Vollintine Baptist       Aloha Christian Life    New Life Baptist Church
                                  Worship Ctr. Inc.        Church, Inc.             Center                  of Thurston County


 Date Offering Commenced          08/15/96                 08/15/96                 09/01/96                10/15/96
 Dollar Amount Raised             $2,025,000               $ 425,000                $1,380,000              $1,300,000
 Amount Paid to Sponsor from
 Proceeds of Offering:
  Underwriting Fees (1)           $120,488                 $ 25,288                 $ 84,850                $ 77,350
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                     ---
     -  advisory fees             ---                      ---                      ---                     ---
      -  other (type & amount) (2)$ 21,000                 $ 8,000                  $ 15,000                $ 14,000
 Dollar Amount of Cash Generated  ---                      ---                      ___                     ___
 from Operations before Deducting
 Payments to Sponsor
Amount Paid to Sponsor from
 Operations:
    Property Management Fees      ---                      ---                      ---                     ---
    Partnership Management Fees   ---                      ---                      ---                     ---
    Reimbursements                ---                      ---                      ---                     ---
    Leasing Commissions           ---                      ---                      ---                     ---
    Annual Advisor Fee earned     ---                      ---                      ---                     ---
        to date (3)               $ 4,434                  $ 765                    $ 1,887                 $ 1,560
    Other (identify & quantify)   ---                      ---                      ---                     ---
Dollar Amount of Property Sales
 and Refinancing before Deducting
 Payments to Sponsor:
    Cash                          ---                      ---                      ---                     ---
    Notes                         ---                      ---                      ---                     ---
Amount Paid to Sponsor from
 Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                     ---
    Incentive Fees                ---                      ---                      ---                     ---
    Other (identify & quantify)   ---                      ---                      ---                     ---
================================= ======================== ======================== ======================== =======================
 Centennial Star of       Cornerstone Church
 Bethlehem Baptist
 Church of Ossining, New
 York
 11/15/96                 12/15/96
 $ 450,000                $4,680,000


 $ 29,250                 $278,460

 ---                      ---
 ---                      ---
 $ 13,000                 $ 36,540
 ___                      ___




 ---                      ---
 ---                      ---
 ---                      ---
 ---                      ---
 ---                      ---
 $ 267                    $ 2,352
 ---                      ---



 ---                      ---
 ---                      ---


 ---                      ---
 ---                      ---
 ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                     TABLE II - COMPENSATION TO SPONSOR AND
                       AFFILIATES (continued) For Program
                     Offerings Concluded Since January 1991



                                  United Baptist Church    Spring Lake Church of    New Jerusalem Church    Aloha Christian Life
                                                           Christ                                           Center


 Date Offering Commenced          12/15/96                 02/15/97                 03/15/97                04/01/97
 Dollar Amount Raised             $1,525,000               $ 600,000                $1,745,000              $490,000
 Amount Paid to Sponsor from
 Proceeds of Offering:
  Underwriting Fees (1)           $ 90,738                 $ 52,800                 $136,850                $ 44,100
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---                     ---
     -  advisory fees             ---                      ---                      ---                     ---
      -  other (type & amount) (2)$ 19,000                 $ 10,000                 $ 24,000                $ 7,000
 Dollar Amount of Cash Generated  ---                      ---                      ___                     ___
 from Operations before Deducting
 Payments to Sponsor
Amount Paid to Sponsor from
 Operations:
    Property Management Fees      ---                      ---                      ---                     ---
    Partnership Management Fees   ---                      ---                      ---                     ---
    Reimbursements                ---                      ---                      ---                     ---
    Leasing Commissions           ---                      ---                      ---                     ---
    Annual Advisor Fee earned     ---                      ---                      ---                     ---
        to date (3)               $ 915                    $532                     $ 0                     $ 544
    Other (identify & quantify)   ---                      ---                      ---                     ---
Dollar Amount of Property Sales
 and Refinancing before Deducting
 Payments to Sponsor:
    Cash                          ---                      ---                      ---                     ---
    Notes                         ---                      ---                      ---                     ---
Amount Paid to Sponsor from
 Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---                     ---
    Incentive Fees                ---                      ---                      ---                     ---
    Other (identify & quantify)   ---                      ---                      ---                     ---
================================= ======================== ======================== ======================== =======================
 Bethany Baptist Church   Original Holy Ark
                          Missionary Baptist
                          Church

 04/01/97                 04/15/97
 $1,750,000               $675,000


 $104,125                 $ 42,188

 ---                      ---
 ---                      ---
 $ 22,000                 $ 14,000
 ___                      ___




 ---                      ---
 ---                      ---
 ---                      ---
 ---                      ---
 ---                      ---
 $ 1,031                  $322
 ---                      ---



 ---                      ---
 ---                      ---


 ---                      ---
 ---                      ---
 ---                      ---
= ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

                                   TABLE II  -   COMPENSATION   TO  SPONSOR  AND
                                         AFFILIATES   (continued)   For  Program
                                         Offerings Concluded Since January 1991



                                  Bethlehem Temple of      Teen Mania Ministries    Full Gospel Christian
                                  Rialto                                            Assembly

 Date Offering Commenced          05/01/97                 07/01/97                 07/01/97
 Dollar Amount Raised             $ 944,000 (4)            $1,992,000 (4)           $1,525,000 (4)
 Amount Paid to Sponsor from
 Proceeds of Offering:
  Underwriting Fees (1)           $ 59,000                 $ 120,516                $59,500
   Acquisition Fees
     -  real estate fees          ---                      ---                      ---
     -  advisory fees             ---                      ---                      ---
      -  other (type & amount) (2)$ 19,000                 $ 29,000                 $ 23,000
 Dollar Amount of Cash Generated  ---                      ---                      ___
 from Operations before Deducting
 Payments to Sponsor
Amount Paid to Sponsor from
 Operations:
    Property Management Fees      ---                      ---                      ---
    Partnership Management Fees   ---                      ---                      ---
    Reimbursements                ---                      ---                      ---
    Leasing Commissions           ---                      ---                      ---
    Annual Advisor Fee earned     ---                      ---                      ---
        to date (3)               $ 0                      $ 0                      $ 0
    Other (identify & quantify)   ---                      ---                      ---
Dollar Amount of Property Sales
 and Refinancing before Deducting
 Payments to Sponsor:
    Cash                          ---                      ---                      ---
    Notes                         ---                      ---                      ---
Amount Paid to Sponsor from
 Property Sales & Refinancing:
    Real Estate Commissions       ---                      ---                      ---
    Incentive Fees                ---                      ---                      ---
    Other (identify & quantify)   ---                      ---                      ---
================================= ======================== ======================== ========================

(1) Represents Broker-Dealer discounts paid to American Investors Group, Inc., Underwriter, an affiliate of the Advisor and the Managing Underwriter of the Company's offering of its shares. (2) Represent direct expense reimbursements for expenses incurred by American Investors Group, Inc., in connection with the offer and sale of the respective issuers' first mortgage bonds. (3) Represents the aggregate quarterly administrative fees paid by the issuers to American Investors Group, Inc., through 07/01/97. These fees remain payable for the duration for which each issuer's first mortgage bonds are outstanding.

     (4) Offering still in progress. Figures reflect bond sales through August 5, 1997.
                                                                            B-16

                                   TABLE II B

                  LOCATION OF PRIOR MORTGAGE LOANS TO CHURCHES
                          MADE BY AFFILIATE* OF ADVISOR

                              1987 to July 1, 1997


                                                             Total Original Principal      Loans Made in Each
                                       Number of                  Amount of Loans        State as Percentage
                                       Loans** Made             Made In Each State         Of Total Loans Made

           Arizona                            1                    $       950,000                  0.61%
           California                         9                         15,040,000                  9.29%
           Colorado                           3                          2,820,000                  1.80%
           Connecticut                        1                          1,655,000                  1.06%
           District of Columbia               4                          5,510,000                  3.53%
           Florida                            4                          4,075,000                  2.61%
           Georgia                            5                         12,770,000                  8.71%
           Illinois                           6                          5,925,000                  3.66%
           Indiana                            1                          1,195,000                  0.76%
           Kansas                             1                            475,000                  0.30%
           Maryland                           3                          4,205,000                  2.69%
           Massachusetts                      1                            500,000                  0.32%
           Michigan                           2                          6,675,000                  4.27%
           Minnesota                          4                          5,365,000                  3.43%
           New Jersey                         8                          8,190,000                  5.24%
           New York                          14                         11,510,000                  7.37%
           North Carolina                     3                          3,477,000                  2.22%
           Ohio                               1                          1,225,000                  0.78%
           Oklahoma                           2                          1,470,000                  0.94%
           Oregon                             6                          6,625,000                  4.24%
           Pennsylvania                       3                          4,120,000                  2.64%
           Tennessee                          8                          7,440,000                  4.76%
           Texas                             17                         37,040,000                 22.87%
           Virginia                           4                          5,271,000                  3.37%
           Washington                         6                          8,445,000                  5.40%
                                            117                     $  161,973,000                100.00%

           * Loans were made through first mortgage bond underwritings conducted by the Managing Underwriter, American Investors Group, Inc., which is an affiliate of the Advisor.

           ** Data includes refinancings of prior bond underwriting programs underwritten by American Investors Group, Inc.

                                    TABLE III

                MORTGAGE BOND FINANCINGS BY MANAGING UNDERWRITER

           The purpose of this summary is to provide information on the prior performance of the first mortgage church financing programs underwritten by American Investors Group, Inc., so as to provide a basis to evaluate the experience of the Advisor's affiliate -- American, which is owned and controlled by the principals of the Advisor. Notwithstanding the foregoing, although many of the financing guidelines and principles applicable to the Company's investment and business plan are applied in American's bond underwriting procedures, there can be no assurance that the results of financings underwritten by American, or the yields represented thereby, can or will be achieved by the Company, and the data herein is presented for information purposes only.

Material factors common to all of the church bond financing projects listed below include:

     o Secured by first mortgages with loan-to-value ratios of 75% or less, based on written appraisals issued by a Member of the Appraisal Institute ("MAI") or a state-certified appraiser. o Fixed interest rate loans with level or limited graduated payments.
     o  ALTA  or  equivalent   mortgagee  title  insurance  policy  required.
     o Borrower's total long-term debt (including the financing) limited to a multiple of four (4) times gross income for its most recent 12 months.
     o Borrower required to furnish audited financial statements for its most recent complete fiscal year, and reviewed or compiled financial statements for the two complete fiscal years prior to the most recent and, on a comparative basis, for the current period within 90 days of the financing date.
     o A security interest in all personal property of the borrower is required.
     o Key-man life insurance and automatic weekly loan payments are required.

                                      Date     Principal  Loan-to-    High Bond (2)  Average            to Annual    Term
                                    Financing  Amount of  Value       Yield/Last     Interest Payment   Support &     in
       Issuer Name                  Effective Financing   Ratio (1)  Maturity Date   Rate (3) Status    Revenue(4)   Years


1.     Deeper Life Christian           5/87    $1,038,000   51%      11.00%/May 2002  10.63%  Current       1.13     15 yrs
       Fellowship, Inc.

2.     Isrealite Church of God         5/87       460,000   71%      11.25%/May 1998  11.00%  Current       2.13     15 yrs
       in Christ, Inc.

3.     Speak the Word Church and       7/87     3,650,000   70%      10.50%/July 1999 10.25%  Current       2.57     12 yrs
       World Outreach

4.     Raleigh Christian Community     9/87     1,425,000   62%      11.25%/Sept 2000 11.00%   Repaid       3.24     13 yrs

5.     Palm Beach Cathedral AOG, Inc.  1/88     1,425,000   75%      11.25%/Jan 2001  11.00%  Default       3.13     13 yrs

6.     Windsor Village United          4/88     1,570,000   75%      12.2%/Apr 2000   12.00%   Repaid       1.78     12 yrs
       Methodist

7.     Deeper Life Christian           6/88       332,000   67%      11.0%/Nov 1996   10.80%  Current       1.85     11 yrs
       Fellowship, Inc.

8.     Macedonia Missionary            9/88       750,000   71%      12.25%/Sept 2003 12.15%   Repaid       2.85     15 yrs
       Baptist Church

9.     St. Agnes Missionary            9/88       900,000   58%      12.25%/Sept 2002 12.15%   Repaid       2.45     14 yrs
       Baptist Church

10.    Way of the Cross Church        11/88       895,000   39%      11.0%/July 2000  10.85%   Repaid       1.32     11 yrs

11.    Grace Community Fellowship      1/89       750,000   71%      12.25%/July 2002 12.10%   Repaid       2.50   13.5 yrs

12.    Faith Outreach International    4/89     1,720,000   75%      12.40%/Apr 2004  12.25%   Repaid       1.52     15 yrs
       d/b/a Christian Faith Centre

13.    By His Word Christian Center    5/89     1,040,000   75%      12.50%/May 2004  12.50%   Repaid       1.92     15 yrs

14.    Minneapolis Church of God       6/89       200,000   36%      12.50%/June 2000 12.15%  Current       1.33     15 yrs

15.    Austin Church on the Rock       9/89       960,000   75%      12.50%/Sept 2004 12.40%  Current       2.80     15 yrs

16.    Macedonia Missionary Baptist    9/89       390,000   71%      12.50%/Sept 2004 12.25%   Repaid       3.45     15 yrs
       Church

17.    Reid Temple A.M.E. Church      12/89     1,350,000   75%      12.40%/Dec 2004  12.00%  Current       4.27     15 yrs

18.    Unity Palo Alto Church          2/90     2,000,000   38%      12.25%/Feb 1990  12.00%   Repaid       2.40     15 yrs

--------------------------------------------------------------------------------

(1) Ratio (expressed as a percentage) of the principal amount of the loan to the appraised value of the real property serving as collateral for the loan. (2) Represents the highest interest rate payable on the longest maturing bonds issued by the borrowing church in the financing. (3) Represents the average interest payable by the borrowing church assuming the loan remains outstanding through its full term. (4) Multiple of principal amount of bond loan times the borrower's total support and revenues in the most recently completed fiscal year prior to the bond underwriting.


                                      Date     Principal  Loan-to-    High Bond (2)  Average            to Annual    Term
                                    Financing  Amount of  Value       Yield/Last     Interest Payment   Support &     in
       Issuer Name                  Effective Financing   Ratio (1)  Maturity Date   Rate (3) Status    Revenue(4)   Years

19.    Bishop Pickens Memorial Temple  3/90       340,000   54%     12.40%/Mar 2005   12.20%   Repaid       3.00     15 yrs

20.    Greater New Zion Baptist Church 5/90       570,000   59%     12.40%/May 2005   12.20%  Current       2.93     15 yrs

21.    St. Stephen's Missionary        6/90     1,100,000   63%     12.40%/June 2005  12.30%   Repaid       3.10     15 yrs
       Baptist Church

22.    Church of the Living God        6/90     1,145,000   64%    12.40%/June 2004   12.20%  Current       2.49     15 yrs

23.    Bethlehem Missionary Church     8/90       675,000   55%    12.25%/Aug 2005    12.20%  Current       2.44     15 yrs

24.    Central Holiness Church        10/90     1,065,000   70%    12.30%/Oct 2005    12.00%   Repaid       2.76     15 yrs

25.    Hopewell Missionary Baptist     1/91     3,700,000   64%    12.30%/Jan 2006    11.90%   Repaid       4.08     15 yrs
       Church

26.    New Life Christian Ministry     3/91       715,000   65%    12.30%/Mar 2006    11.90%   Repaid       2.19     15 yrs

27.    Triumph New Testament Church    3/91       850,000   53%    12.20%/Mar 2006    11.90%   Repaid       1.55     15 yrs

28.    Mount Moriah A.M.E. Church      5/91     1,290,000   69%    12.00%/May 2006    11.80%   Repaid       8.05     15 yrs

29.    Temple Baptist Church           8/91     1,850,000   58%    12.20%/Aug 2006    12.10%   Repaid       2.92     15 yrs

30.    Lake Baptist Church             8/91    1,800,000    51%      12.00%/Aug 2006  11.80%  Current       2.94     15 yrs

31.    North Stelton A.M.E. Church    10/91      725,000    53%      12.00%/Oct 2006  11.80%  Current       2.81     15 yrs

32.    Shorter Community A.M.E.       11/91    1,860,000    53%      12.00%/Nov 2006  11.80%  Current       2.83     15 yrs
       Church

33.    New Life Christian Ministry    12/91      110,000    72%      12.00%/Mar 2007  11.80%   Repaid       2.53     15 yrs

34.    Mount Vernon Baptist Church    12/91    1,350,000    65%      11.90%/Dec 2006  11.75%   Repaid       1.84     15 yrs

35.    Macedonia Missionary Baptist    2/92    1,195,000    75%      11.20%/Feb 2007  11.00%  Current       3.37     15 yrs
       Church

36.    First Baptist Church of Corona  3/92    1,040,000    40%      11.20%/Mar 2007  11.00%  Current       2.47     15 yrs

37.    World Missions Assembly         3/92      720,000    64%      11.20%/Mar 2007  11.00%  Default       2.04     15 yrs

38.    By His Word Christian Center    4/92    1,215,000    74%      11.00%/Apr 2007  10.60%   Repaid       2.03     15 yrs

39.    Metropolitan Baptist Church     4/92      475,000    75%      11.20%/Apr 2007  10.90%  Current       1.73     15 yrs

40.    Christian Hope Center, Ltd.     5/92      506,000    70%      11.00%/May 2007  10.60%  Current       2.89     15 yrs

41.    Bible Missionary                5/92    1,300,000    62%      11.00%/May 2007  10.50%  Current       2.55     15 yrs
       Baptist Church-Miami

42.    Central Holiness Church         6/92      250,000    69%      11.20%/June 2007 11.20%   Repaid       3.42     15 yrs

43.    St. James Episcopal Church      6/92    1,430,000    45%      10.00%/June 2009  9.25%  Current       1.86     17 yrs

44.    Church of Jesus Christ          7/92    1,280,000    55%      11.00%/July 2007 10.50%   Repaid       3.00     15 yrs

45.    Temple Baptist Church           8/92      380,000    65%      11.20%/Feb 2008  11.50%   Repaid       3.00     15 yrs
       of Nashville

46.    Mount Zion A.M.E. Church        8/92      875,000    38%      10.00%/Aug 2005   9.50%   Repaid       3.30     13 yrs

47.    Calvary Temple of Allentown, PA 9/92    1,820,000    38%      11.00%/Sept 2007 10.25%   Repaid       2.23     15 yrs

48.    Bethel Baptist Church           9/92      525,000    56%      11.00%/Sept 2007 10.75%  Current       2.40     15 yrs

49.    Palo Alto Community Church     10/92    2,180,000    41%      10.25%/Oct 2007   9.40%  Current       1.93     15 yrs

50.    Christian Love Baptist Church  11/92      500,000    44%      10.30%/Nov 2007   9.80%  Current       1.02     15 yrs

51.    Tabernacle Baptist Church      11/92    1,550,000    63%      10.75%/Nov 2007  10.40%   Repaid       2.55     15 yrs

52.    Lee Memorial A.M.E. Church     12/92    1,225,000    63%      10.30%/Dec 2007   9.90%  Current       3.94     15 yrs

53.    Nazareth Baptist Church         1/93      390,000    24%      10.30%/Jan 2008  10.20%  Current       3.14     15 yrs

54.    Christian Pentecostal           2/93    1,600,000    46%      10.30%/Feb 2008   9.80%  Current       3.28     15 yrs
       Church of Christ

55.    Mt. Zion Christian              1/93      750,000    59%      10.30%/Jan 2008   9.80%  Current       3.30     15 yrs
       Baptist Church

56.    Lake Baptist Church             2/93      365,000    60%      10.00%/Aug 2007  10.00%  Current       2.66   14.5 yrs

57.    St. Mark's Missionary           2/93    1,500,000    67%      10.30%/Feb 2008   9.90%  Current       2.90     15 yrs
       Baptist Church

58.    Friendship Missionary           4/93      700,000    48%      10.00%/Apr 2008   9.90%  Current       1.77     15 yrs
       Baptist Church

59.    Christian Faith Centre          5/93    1,765,000    66%      10.00%/May 2008   9.50%  Current       1.86     15 yrs

--------------------------------------------------------------------------------

(1) Ratio (expressed as a percentage) of the principal amount of the loan to the appraised value of the real property serving as collateral for the loan. (2) Represents the highest interest rate payable on the longest maturing bonds issued by the borrowing church in the financing. (3) Represents the average interest payable by the borrowing church assuming the loan remains outstanding through its full term. (4) Multiple of principal amount of bond loan times the borrower's total support and revenues in the most recently completed fiscal year prior to the bond underwriting.

                                                                                                        Ratio of
                                                                                                      Mortgage Debt
                                      Date     Principal  Loan-to-    High Bond (2)  Average            to Annual    Term
                                    Financing  Amount of  Value       Yield/Last     Interest Payment   Support &     in
       Issuer Name                  Effective Financing   Ratio (1)  Maturity Date   Rate (3) Status    Revenue(4)   Years

60.    Raleigh Christian Community     6/93    1,452,000    70%      10.00%/June 2008  9.50%  Current       1.19     15 yrs

61.    Porter's Day Care and           5/93      350,000    51%      10.00%/May 2008   9.80%  Current        .65     15 yrs
       Educational Ctr.

62.    Outreach Christian Center       5/93      575,000    46%      10.00%/May 2008   9.60%  Current       1.86     15 yrs

63.    Evergreen Baptist Church        6/93      345,000    36%      10.00%/June 2008  9.80%   Repaid       1.73     15 yrs

64.    Faith Southwest Baptist Church  6/93      700,000    66%      10.00%/Jun 2008   9.70%  Default       2.07     15 yrs

65.    Cornerstone Church              7/93    4,355,000    66%      10.00%/July 2008  9.70%  Current       1.92     15 yrs

66.    St. Paul A.M.E. Church          8/93    1,000,000    29%        9.80%/Aug 2008  9.50%  Current       2.25     15 yrs

67.    Windsor Village United          9/93    3,100,000    37%        9.65%/Sept 2008 9.25%  Current       1.03     15 yrs
       Methodist

68.    First Baptist Church           10/93    2,600,000    55%      9.70%/Oct 2008    9.35%  Current       2.86     15 yrs
       of Hampton

69.    Peaceful Zion Missionary       10/93      750,000    59%      9.70%/Oct 2008    9.65%  Current       2.72     15 yrs
       Baptist

70.    Central Holiness Church        11/93    1,405,000    67%      9.65%/Nov 2008    9.25%  Current       3.18     15 yrs

71.    The Apostolic Faith Home       12/93    2,600,000    45%      9.50%/Dec 2008    9.20%  Current       1.75     15 yrs
       Assembly

72.    New Life Christian Ministry     2/94    2,000,000    70%      9.75%/Feb 20012   9.45%  Current       2.60     18 yrs

73.    Calvary Temple of Allentown     2/94    1,950,000    41%      10.00%/Dec 20014  9.50%  Current       2.34     20 yrs

74.    First Baptist Church of Hampton 4/94      740,000    54%      9.55%/Octo 2010   9.50%  Current       3.31   16.5 yrs

75.    Woodinville Church of Christ    5/94      440,000    58%      9.75%/May 2014    9.38%  Current       2.03     20 yrs

76.    Resurrection Life Ministries    5/94      620,000    72%      8.50%/May 2001    8.40%  Current       2.50      7 yrs

77.    Church of Jesus Christ          6/94    1,735,000    75%      9.80%/June 2014   9.38%  Current       3.96     20 yrs

78.    Liberty Church                  7/94      900,000    75%      8.55%/July 2001   8.45%  Current       2.14      7 yrs

79.    By His Word Christian Center    9/94    1,665,000    75%      9.80%/Aug 2014    9.40%  Current       2.39     20 yrs

80.    Morningstar Missionary          9/94      800,000    57%      9.80%/Sept 2014   9.60%  Current       1.45     20 yrs
       Baptist Church

81.    Iglesia Puerta Del Cielo       11/94    3,400,000    62%      10.00%/Nov 2014   9.75%  Current       1.70     20 yrs

82.    Hopewell Missionary Baptist     1/95    6,350,000    68%      10.20%/Jan 2015   9.90%  Current       4.00     20 yrs
       Church

83.    Windsor Village United          1/95      725,000    58%      10.00%/Sept 2010 10.00%  Current       1.14   15.5 yrs
       Methodist

84.    St. Agnes Missionary Baptist    3/95    3,200,000    59%      10.20%/Mar 2015  10.00%  Current       2.22     20 yrs
       Church

85.    Church of the Great Commission  4/95    2,200,000    57%      10.20%/Mar 2015  10.00%  Current       1.50     20 yrs

86.    Zion Evangelistic Temple        4/95    4,375,000    46%      10.20%/Apr 2015  10.00%  Current       2.40     20 yrs

87.    St. Mark's Missionary           4/95      360,000    72%      10.20%/Feb 2010  10.20%  Current       2.04     15 yrs
       Baptist Church

88.    Emmanuel Baptist Church         7/95    1,655,000    47%      10.20%/July 2015  9.85%  Current       1.88     20 yrs

89.    The Community Protestant Church 8/95    1,500,000    50%      10.20%/Aug 2015   9.75%  Current       2.20     20 yrs

90.    Abundant Life Church of Christ 10/95    1,425,000    67%      10.20%/Oct 2015   9.75%  Current       2.58     20 yrs

91.    Greeley Church of Christ       10/95      500,000    33%      10.20%/Oct 2015   9.75%  Current       1.98     20 yrs

92.    Twelfth Ave. General           10/95    1,195,000    55%      9.90%/Oct 2010    9.50%  Current       1.41     15 yrs
       Baptist Church

93.    Holden Chapel                  11/95      500,000    42%      10.20%/Nov 2015   9.80%  Current        .65     20 yrs

94.    House of Praise Ministries     10/95      675,000    38%      10.20%/Oct 2015   9.75%  Current       1.42     20 yrs

95.    Pembroke Park Church of Christ 11/95      600,000    68%      10.20%/Nov 2015   9.75%  Current       3.25     20 yrs

96.    Faith Community Church         12/95      950,000    40%      10.00%/Dec 2010   9.60%  Current        .78     15 yrs

97.    Christ Church of Kirkland      12/95    2,785,000    65%      10.20%/Jan 2016   9.75%  Current       2.96     20 yrs

98.    Oasis Christian Center         02/96      825,000    69%      10.20%/Feb 2016   9.75%  Current       1.55     20 yrs

99.    Centennial Star of             02/96    1,195,000    52%      10.20%/Feb 2016   9.75%  Current       3.28     20 yrs
       Bethlehem Church

100.   St. Agnes Missionary           03/96      875,000    67%      10.20%/Mar 2016   10.05%  Current       2.82     20 yrs
       Baptist Church

--------------------------------------------------------------------------------

(1) Ratio (expressed as a percentage) of the principal amount of the loan to the appraised value of the real property serving as collateral for the loan. (2) Represents the highest interest rate payable on the longest maturing bonds issued by the borrowing church in the financing. (3) Represents the average interest payable by the borrowing church assuming the loan remains outstanding through its full term. (4) Multiple of principal amount of bond loan times the borrower's total support and revenues in the most recently completed fiscal year prior to the bond underwriting.

                                                                                                        Ratio of
                                                                                                      Mortgage Debt
                                      Date     Principal  Loan-to-    High Bond (2)  Average            to Annual    Term
                                    Financing  Amount of  Value       Yield/Last     Interest Payment   Support &     in
       Issuer Name                  Effective Financing   Ratio (1)  Maturity Date   Rate (3) Status    Revenue(4)   Years


101.   Lake Baptist Church            03/96    1,840,000    63%      10.05%/Sept 2011  9.95%  Current       2.83     15 yrs

102.   Cornerstone Church             05/96    6,600,000    68%      10.00%/May 2011   9.70%  Current       1.59     15 yrs

103.   Abundant Life Family           08/96    2,025,000    70%      10.20%/Aug 2016   9.85%  Current       2.68     20 yrs
       Worship Ctr, Inc.

104.   Vollintine Baptist             08/96      425,000    65%      10.35%/Aug 2016   9.85%  Current       1.68     20 yrs
       Church, Inc.

105.   Aloha Christian Life Center    09/96    1,380,000    48%      10.20%/Sept 2016  9.85%  Current      3.30%     20 yrs

106.   New Life Baptist Church        10/96    1,300,000    59%      10.20%/Oct 2016   9.85%  Current      3.58%     20 yrs
       of Thurston Cty
107.   Centennial Star of Bethlehem   11/96      450,000    59%      10.30%/Nov 2016   9.85%  Current      3.59%     20 yrs
       Baptist
108.   Cornerstone Church             12/96    4,680,000    69%      10.00%/Dec 2011   9.85%  Current      1.58%     15 yrs

109.   United Baptist Church          12/96    1,525,000    61%      10.20%/Dec 2016   9.85%  Current      2.55%     20 yrs

110.   Spring Lake Church of Christ   02/97      600,000    67%      10.20%/Feb 2017   9.85%  Current      3.84%     20 yrs

111.   New Jerusalem Church           03/97    2,300,000    67%      10.20%/Mar 2017   9.85%  Current      2.69%     20 yrs

112.   Aloha Christian Life Center    04/97      490,000    52%      10.20%/Apr 2017   9.90%  Current      2.34%     20 yrs

113.   Bethany Baptist Church         04/97    1,750,000    36%      10.20%/Apr 2017   9.80%  Current      2.67%     20 yrs

107.   Centennial Star of Bethlehem   11/96      450,000    59%      10.30%/Nov 2016   9.85%  Current      3.59%     20 yrs
       Baptist
108.   Cornerstone Church             12/96    4,680,000    69%      10.00%/Dec 2011   9.85%  Current      1.58%     15 yrs

109.   United Baptist Church          12/96    1,525,000    61%      10.20%/Dec 2016   9.85%  Current      2.55%     20 yrs

110.   Spring Lake Church of Christ   02/97      600,000    67%      10.20%/Feb 2017   9.85%  Current      3.84%     20 yrs

111.   New Jerusalem Church           03/97    2,300,000    67%      10.20%/Mar 2017   9.85%  Current      2.69%     20 yrs

112.   Aloha Christian Life Center    04/97      490,000    52%      10.20%/Apr 2017   9.90%  Current      2.34%     20 yrs

113.   Bethany Baptist Church         04/97    1,750,000    36%      10.20%/Apr 2017   9.80%  Current      2.67%     20 yrs

114.   Original Holy Ark Missionary   04/97      675,000    52%      10.10%/Apr 2017   9.84%  Current      1.26%     20 yrs
       Baptist Church

115.   Bethlehem Temple Community     05/97    1,200,000    51%      10.10%/May 2017   9.84%  Current      1.05%     20 yrs
       Church of Rialto

116.   Teen Mania Ministries, Inc.    07/97    2,300,000    65%      10.10%/July 2017  9.81%  Current      4.34%     20 yrs

117.   Full Gospel Christian Assembly 07/97    1,525,000    71%      10.10%/July 2017  9.84%  Current      1.48%     20 yrs

----------------------------------------------------------------------------------------------

(1) Ratio (expressed as a percentage) of the principal amount of the loan to the appraised value of the real property serving as collateral for the loan. (2) Represents the highest interest rate payable on the longest maturing bonds issued by the borrowing church in the financing. (3) Represents the average interest payable by the borrowing church assuming the loan remains outstanding through its full term. (4) Multiple of principal amount of bond loan times the borrower's total support and revenues in the most recently completed fiscal year prior to the bond underwriting.



         In January 1988, American, including the principals of the Advisor, underwrote the offering of $1,425,000 principal amount of insured first mortgage bonds issued by Palm Beach Cathedral Assembly of God, Inc., Lake Park, Florida ("Palm Beach"). In approximately July 1990, Palm Beach defaulted in its obligation to make weekly sinking fund payments, thus interest payments to bondholders ceased. Palm Beach filed for reorganization under Chapter 11 of the United States Bankruptcy Code, and in early 1994, its Plan of Reorganization (the "Plan") was confirmed by the bankruptcy court. Pursuant to the Plan, holders of the bonds received a ratable distribution of $550,000 cash, representing a return of approximately 39% of their principal investment. In addition, the holders of the bonds retained their first mortgage interest in the real estate and improvements, and Palm Beach is required to repay the balance of the principal in its entirety over 18 years, plus interest accrued to the confirmation date of the Plan, subject to earlier repayment in certain circumstances. The $550,000 distribution to the holders of the bonds was derived from a portion of a $700,000 loan made by the bond insurance company to Palm Beach in consideration of a complete release of further obligations, if any, of the insurer in connection with the bond default. The balance currently owed to bondholders is approximately $1.2 million (including accrued interest).

         In March 1992, American, including the principals of the Advisor, underwrote the offering of $720,000 principal amount of first mortgage bonds issued by World Missions Assembly, Inc., Brooklyn, New York ("World"). In September 1993, the bond trustee declared World's bonds in default due to World's failure to make all payments of principal and interest with respect to the bonds as due. Shortly thereafter, the bond trustee filed an action in New York State Supreme Court to prosecute the bondholders' rights under the trust indenture governing the bonds and to foreclose upon World's real property and improvements securing the bonds. The outstanding principal balance of the bonds at the time of default was $687,000. Interest accrues on the remaining principal balance at a rate of approximately 11% per annum. The foreclosure action has been prosecuted on behalf of the bondholders and the bond trustee has listed the real estate and improvements for sale on behalf and for the benefit of the bondholders. World has agreed to occupy, maintain and insure the premises until the property is sold. Representatives of the bondholders are currently negotiating with prospective purchasers of the property.

         In June 1993, American, including the principals of the Advisor, underwrote the offering of $700,000 principal amount of first mortgage bonds issued by Faith Southwest Baptist Church, Houston, Texas ("Faith"). In June 1997, Faith failed to make its quarterly interest and principal payment to bondholders. Based on information currently available through counsel and the bond trustee, Faith ceased making sinking fund payments in anticipation of its repayment of the bonds in their entirety through a bank loan. As of July 1, 1997 outstanding principal balance of the bonds was $609,000. In the event Faith does not obtain financing to repay the bonds or otherwise cure this default, the bond trustee will be required to exercise remedies on behalf of the bondholders.

[GRAPHIC OMITTED]                                                                                                         EXHIBIT A

                                             American Church Mortgage Company

                                                  Subscription Agreement

                          Amount $ _________________________ Number of Shares__________________

                                    Dividend Reinvestment Option ______ yes ______ no

OWNERSHIP             Name(s)_____________________________________________________________________________________________________
REGISTRATION:                                                 (investor(s) names)
                      Address_____________________________________________________________________________________________________

                      City_____________________________________________________________State _________________Zip__________________

                      Social Security # _____-_____-______     or   Tax I.D.# _____-________ Date(s) of Birth  ______/______/______

                                        ------------------                                                     ------/------/------


Under penalties of perjury, the undersigned  certifies (1) that the number shown as his taxpayer  identification  number is his correct  taxpayer  identification number and (2) that he is not subject to back up  withholding  either because he has not been notified that he is subject to backup  withholding as a result of a failure to report all  interest and  dividends  or because the Internal  Revenue
Service has notified him that he is no longer subject to backup withholding.
-----------------------------------------------------------------------------------------------------------------------------------

MAILING ADDRESS            Name(s)_________________________________________________________________________________________________
FOR CORRES-
PONDENCE AND CASH          Address_________________________________________________________________________________________________
DISTRIBUTIONS:
(If different from above)  City_______________________________________________________State _____________________Zip_______________
-----------------------------------------------------------------------------------------------------------------------------------

TITLE TO              _______Individual             _______Tenants in Common       _______IRA             _______Partnership
BE HELD:              _______Joint Tenants/Rights   _______Corporation             _______Trust           _______Pension Plan
                                  of Survivorship   _______Transfer on Death(TOD)  _______Custodian       _______Profit Sharing
-----------------------------------------------------------------------------------------------------------------------------------

SIGNATURES:           The undersigned hereby represents and warrants that:

                      (i)  he/she is or will be in a financial position appropriate to enable him/her to realize, to a significant extent, the benefits discussed in the Prospectus;
                      (ii) he/she  has a fair  market  net worth  sufficient  to sustain the risks  inherent in the Shares,  including
                           loss of investment and lack of liquidity;
                      (iii)the Shares are otherwise suitable for the above-named investor based on the factors set forth in the Prospectus;
                      and  (iv) a copy  of the  Prospectus,  as  amended  and/or supplemented  to date,  has been  delivered  to me,  and I acknowledge that such
                           Prospectus was received.

                      Executed this ______day of ______________, 199_____ at ___________________________(city)_______________(state)


                      Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.)_________________________________________

                      Additional Signature (if joint tenant)___________________________ ___________________________________________

-----------------------------------------------------------------------------------------------------------------------------------
On the basis of the foregoing  representations  and  warranties,  the Soliciting
Dealer believes that the Shares are suitable for the above-named investor(s) and we have  informed the  investor(s)  of the  illiquidity  of the Shares,  and the investor(s) has a fair market net worth sufficient to sustain the risks inherent in the Shares.

SOLICITING            Firm
DEALER
ENDORSEMENT:          Registered Representative _____________________________________________   Phone______________________________

                      Address______________________________________________________________________________________________________

                      Dealer Authorized Signature _________________________________________________________________________________

NOTE:                 Checks to be made payable to: American Investors Group, Inc., 10237 Yellow Circle Drive, Minnetonka, MN  55343
-----------------------------------------------------------------------------------------------------------------------------------

     Accepted by:     AMERICAN CHURCH MORTGAGE CORPORATION

                      By:    Church Loan Advisors, Inc.                                    Date
                             --------------------------------------------------------------------------------------
                                   (Advisor)                     (Officer)


                                White - Issuer Yellow - Investor Pink - Broker-Dealer Gold - Broker




[GRAPHIC OMITTED]


                                                                                                                          EXHIBIT A1

                                                  American Church Mortgage Company


                                                       Subscription Agreement


                               Amount $ _________________________ Number of Shares__________________



Dividend Reinvestment
 Option                           ______ yes     ______ no (not available for shares to be held by National Financial Services)

Hold shares in book-entry at
 the transfer agent               ______ yes     ______ no (not applicable for shares to be held by National Financial Services)

Register and ship securities to
 National Financial Services      ______ yes     ______no (not available for Dividend Reinvestment Program)





OWNERSHIP             Name(s)_____________________________________________________________________________________________________
REGISTRATION:                                                 (investor(s) names)

                      Address_____________________________________________________________________________________________________


                      City_____________________________________________________________State _________________Zip__________________

                      Social Security # _____-_____-______     or   Tax I.D.# _____-________ Date(s) of Birth  ______/______/______

                                        ------------------                                                     ------/------/------


Under penalties of perjury, the undersigned  certifies (1) that the number shown as his taxpayer  identification  number is his correct  taxpayer  identification number and (2) that he is not subject to back up  withholding  either because he has not been notified that he is subject to backup  withholding as a result of a failure to report all  interest and  dividends  or because the Internal  Revenue
Service has notified him that he is no longer subject to backup withholding.
-----------------------------------------------------------------------------------------------------------------------------------

CLIENT'S HOME              Name(s)_________________________________________________________________________________________________
MAILING ADDRESS
FOR CORRES-                Address_________________________________________________________________________________________________
PONDENCE:
(If different from above)  City_______________________________________________________State _____________________Zip_______________
-----------------------------------------------------------------------------------------------------------------------------------

TITLE TO              _______Individual               _______Tenants in Common       _______IRA             _______Partnership
BE HELD:              _______Joint Tenants/Rights     _______Corporation             _______Trust           _______Pension Plan
                                   of Survivorship    _______Transfer on Death (TOD) _______Custodian       _______Profit Sharing
                      _______Other
-----------------------------------------------------------------------------------------------------------------------------------

SIGNATURES:           The undersigned hereby represents and warrants that:

                      (i)  he/she is or will be in a financial position appropriate to enable him/her to realize, to a significant extent, the benefits discussed
                           in the Prospectus;
                      (ii) he/she  has a fair  market  net worth  sufficient  to sustain the risks  inherent in the Shares,  including
                           loss of investment and lack of liquidity;
                      (iii)the Shares are otherwise suitable for the above-named investor based on the factors set forth in the Prospectus;
                      and  (iv) a copy  of the  Prospectus,  as  amended  and/or supplemented  to date,  has been  delivered  to me,  and I acknowledge that such
                           Prospectus was received.

                      Executed this ______day of ______________, 199_____ at ___________________________(city)_______________(state)


                      Signature (investor's, otherwise Trustee of IRA, Pension Plan, etc.)_________________________________________

                      Additional Signature (if joint tenant)_______________________________________________________________________

-----------------------------------------------------------------------------------------------------------------------------------
On the basis of the foregoing  representations  and  warranties,  the Soliciting
Dealer believes that the Shares are suitable for the above-named investor(s) and we have  informed the  investor(s)  of the  illiquidity  of the Shares,  and the investor(s) has a fair market net worth sufficient to sustain the risks inherent in the Shares.

SOLICITING            Firm______________________________________________________________________________________________________

DEALER
ENDORSEMENT:
                      Registered Representative _____________________________________________Phone_________________________________


                      Address______________________________________________________________________________________________________


                      Dealer Authorized Signature _________________________________________________________________________________

NOTE:                 Checks to be made payable to:  LaSalle St. Securities, Inc. 810 W. Washington, Blvd., Chicago, Illinois 60607
-----------------------------------------------------------------------------------------------------------------------------------

     Accepted by:     AMERICAN CHURCH MORTGAGE CORPORATION

                      By:    Church Loan Advisors, Inc.                                       Date
                             -----------------------------------------------------------------------------------------
                                              (Advisor)               (Officer)


                                                    THIS IS A LEGAL SIZE DOCUMENT



 White - Issuer          Yellow - Investor           Pink - Broker-Dealer          Gold - Broker



                                                                                                                           EXHIBIT B

                                                      1,500,000 Common Shares

                                                  American Church Mortgage Company

                                                      SUITABILITY CERTIFICATE

                                            (to be returned with Subscription Agreement)



TO:  American Church Mortgage Company
     10237 Yellow Circle Drive
     Minnetonka, Minnesota   55343

I certify that:  (please check one)

     _____ I (either individually or with my spouse) had an annual gross income of at least $45,000 during the previous calendar year, have a net worth of at least $45,000 (exclusive of my (our) principal residence and its furnishings and automobiles), and am purchasing Common Shares for my (our) own account or for my
(our) retirement plan or trust.

     _____ I (either individually or with my spouse) have a net worth of at least $150,000 (exclusive of my (our) principal residence and its furnishings and automobiles) and am purchasing Common Shares for my (our) own account or for my (our) retirement plan or trust.

     In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary.



Dated:_________________________________________

                                                     -----------------------------------------------------
                                                     (Signature)

                                                     -----------------------------------------------------
                                                     (Print or type name)


       If the purchaser is an entity:                _____________________________________________________
                                                     (Print or type name of entity)

                                                     -----------------------------------------------------
                                                     (Print or type title or position of signatory)



     Note: The person signing this Certificate warrants, by his signature above, that he or she is fully authorized and empowered by the entity named above to make the representations contained herein with respect to such entity.











                                 White - Issuer Yellow - Investor Pink - Broker-Dealer Gold - Broker


                          Page intentionally left blank

----------------------------------------------------------

     No Person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or a solicitation of an offer to buy such securities in any circumstances or in any jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

                            -----------------------
                                TABLE OF CONTENTS

 PROSPECTUS SUMMARY.......................................................... 4
 RISK FACTORS................................................................ 9
 WHO MAY INVEST..............................................................14
 USE OF PROCEEDS.............................................................15
 COMPENSATION TO ADVISOR AND AFFILIATES......................................15
 CONFLICTS OF INTEREST.......................................................17
 DISTRIBUTIONS...............................................................19
 CAPITALIZATION..............................................................21
 SELECTED FINANCIAL DATA.....................................................22
 MANAGEMENT'S DISCUSSION AND ANALYSIS
   OF FINANCIAL CONDITION....................................................23
 BUSINESS OF THE COMPANY.....................................................25
 MANAGEMENT..................................................................32
 SECURITY OWNERSHIP OF MANAGEMENT
   AND OTHERS................................................................35
 CERTAIN RELATIONSHIPS AND TRANSACTIONS
   WITH  MANAGEMENT..........................................................36
 THE ADVISOR AND THE ADVISORY AGREEMENT .....................................37
 FEDERAL INCOME TAX CONSEQUENCES.............................................39
 ERISA CONSEQUENCES..........................................................44
 DESCRIPTION OF CAPITAL STOCK................................................46
 SUMMARY OF THE ORGANIZATIONAL DOCUMENTS.....................................47
 PLAN OF DISTRIBUTION........................................................51
 COMMISSION POSITION ON INDEMNIFICATION
   FOR SECURITIES ACT LIABILITIES............................................53
 LEGAL MATTERS...............................................................54
 EXPERTS.....................................................................54
 REPORTS TO SHAREHOLDERS, RIGHTS
   OF EXAMINATION AND
   ADDITIONAL INFORMATION....................................................54
 GLOSSARY....................................................................56
 FINANCIAL STATEMENTS.......................................................F-1
APPENDIX I..................................................................A-1
                             -----------------------


Until 45 days after completion of this Offering, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.







           ----------------------------------------------------------


                                1,500,000 Shares

[GRAPHIC OMITTED]








                                 American Church
                                Mortgage Company



                                  Common Stock




                            ------------------------

                                   PROSPECTUS
                            ------------------------

















                          LASALLE ST. SECURITIES, INC.


                         AMERICAN INVESTORS GROUP, INC.

                             _______________ , 1997

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

       SEC Registration Fee.......................................................... $       5,000
       NASD Filing Fee...............................................................         2,150
       *Blue Sky Qualification Fees and Expenses.....................................        15,000
       *Fees of Transfer Agent.......................................................         4,000
       *Printing and Engraving.......................................................        15,000
       **Underwriters' Expense Allowance.............................................       133,000
       *Legal Fees and Expenses......................................................        12,850
       *Accounting Fees and Expenses.................................................         6,000
       *Miscellaneous................................................................        10,000
                   Total.............................................................     $ 203,000

----------------------------------------
  * The amount has been estimated.
** Assumes all Shares are sold. The Company has agreed to pay the non-accountable expense allowance in the amount of $35,000 on the first 100,000 Shares sold and $7,000 on each increment of 100,000 Shares sold thereafter.

Item 34.  Indemnification of Directors and Officers

         Article 7 of the Registrant's Amended and Restated Articles of Incorporation, and Article 5 of the Registrant's Amended and Restated Bylaws, included as Exhibits 3.1 and 3.2 respectively, provide for indemnification of the Directors and Officers of the Registrant against liability to the full extent permitted under Minnesota law, as limited by the NASAA Statement of Policy Regarding REIT's, adopted September 29, 1993. Subject to any limitations contained below, the Company shall indemnify and hold harmless the Directors, Advisors or Affiliates who are performing services on behalf of the Company and acting within the scope of the Director's authority against any and all losses or liabilities reasonably incurred by them and connection with or by reason of any act performed or omitted to be performed by them and that (i) the Directors, Advisors or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company, (ii) such liability or loss was not the result of: (a) negligence or misconduct by the Directors, excluding the Independent Directors, Advisors or Affiliates, or (b) gross negligence or willful misconduct by the Independent Trustees, and (iii) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Company and not from the Shareholders.

         The Company shall not indemnify any Person, including any person acting as a broker-dealer, for any liability imposed by the judgment, and costs associated therewith, including attorney's fees, arising from or out of a violation of state or federal securities laws associated with the offer and sale of Shares. Notwithstanding anything to the contrary in the preceding paragraph, however, the Company may indemnify a Director, Advisor or Affiliate for any losses, liabilities, or expenses arising from or out of an alleged violation of federal or state securities laws provided one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee, or (c) a court of competent jurisdiction approves a settlement or the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the Company's Shares were offered and sold as to indemnification for violations of securities laws.

         The indemnification provided by the provisions of the Amended and Restated Articles of Incorporation shall continue for the period of time of service or for any matter arising out of the term of service as to an indemnified party and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Company shall not pay for any insurance covering liability of the indemnified party for actions or omissions for which indemnification is not permitted hereunder; provided, however, that nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming an indemnified party or a party potentially entitled to indemnification hereunder as an additional insured party thereunder. Nothing contained in the Amended and Restated Articles of Incorporation shall constitute a waiver by any person entitled to indemnification of any right which he or she may have against any party under federal or state securities laws.

         The Company may not advance funds to a Director, Advisor or Affiliate for legal expenses and other costs incurred as a result of a legal action for which indemnification is being sought unless all of the following conditions are satisfied: (1) The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (2) The legal action is initiated by a third party who is not a Shareholder or the legal action is initiated by a Shareholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (3) The Directors, Advisors or Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Directors, Advisors or Affiliates are found not to be entitled to indemnification.

         Section 6 of the form of  Underwriting  Agreement,  included as Exhibit
1.0 hereto provides for the indemnification by the Underwriters of the Registrant's Directors and Officers who have signed or will sign any Registration Statement of the Company against certain civil liabilities arising in connection with the offer and sale of the Shares, including liabilities under the Securities Act of 1933, as amended. Such indemnification is limited by the above provisions.

Item 36.  Financial Statements and Exhibits.

    (a)  Financial Statements

         Audited Financial Statement:
              Report of Independent Auditors
              Balance Sheet at June 30, 1996 and 1997
              Balance Sheet at December 31, 1996 and 1997
              Statements of Operations for the Years Ended December 31, 1995 and
                  1996 and for the Six Months Ended June 30, 1996 and 1997
              Statement of Stockholders' Equity for the Years Ended December 31,
                  1994, 1995 and 1996 and for the Six Months Ended June 30, 1997
              Statements of Cash Flows for the Years Ended December 31, 1995 and
                  1996 and for the Six Months Ended June 30, 1997 and 1996

         Schedules

         None

    (b) Exhibits

Exhibit
Number   Title                                                                                    Method of Filing

  1      Forms of Underwriting Agreement, Soliciting Dealer
         Agreement and Agreement Between Underwriters...................................  previously filed

3.1      Amended & Restated Articles of Incorporation
         of the Company.................................................................             *

3.2      Amended & Restated By-laws of the Company......................................             *

  4      Specimen Certificate of Common Stock, $0.1 par value...........................             *

  5      Opinion Letter of Maun & Simon, PLC
         as to the legality of the securities...........................................  previously filed

                                        5

  8      Opinion Letter of Maun & Simon, PLC as to certain tax
         matters relating to the securities.............................................  previously filed

10.1     Supplement and Amendment to Advisory Agreement Between the
         Company and Church Loan Advisors, Inc..........................................  filed herewith

10.2     Dividend Reinvestment Plan of the Company......................................             *

10.3     Stock Option Plan for Directors and Advisor (includes form of
         Stock Option Agreement Exhibit "A")............................................             *

10.4     Gemisys Corporation Agreement to act as Transfer Agent, Registrar
         and Dividend Reinvestment Agent................................................             *

 23      Consent of Auditor.............................................................  filed herewith

23.2     Consent of Counsel.............................................................  previously filed

 24      Power of Attorney..............................................................  previously filed

--------------------------------------
     * Incorporated by reference to the Registrant's filing on Form S-11 under SEC Registration No. 33-87570

Item 37. Undertakings.

       The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suite or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby further undertakes:

       (1) To remove from registration by means of a post-effective amendment any of the securities being registered for sale to the public pursuant to the Prospectus (part I) which remain unsold at the termination of the offering.

       (2) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

       (3) To send to each shareholder at least on an annual basis a detailed statement of all transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

       (4) To file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933, during the distribution period describing each property involving the use of 10% or more (on a cumulative basis) of the total assets of the Registrant, and which has not been identified in the Prospectus, and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the shareholders. Each sticker supplement shall disclose all compensation and fees received by the

Advisor and/or its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 Regulation S-X for such properties acquired during the distribution period.

       (5) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bond fide offering thereof.

       (6) The Registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of the Registrant's operations.

       (7) That, for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

       (8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

       The Registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% of more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.








                    Balance of page intentionally left blank

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933 the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on the 7th day of August 1997.


                                                AMERICAN CHURCH MORTGAGE COMPANY


                              By: /s/ David G. Reinhart
                                  David G. Reinhart, Vice-President & Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates set forth below opposite their respective names:

Signature                     Capacity                      Date


/s/ V. James Davis            Chief Executive Officer,      August 7, 1997
V. James Davis                Treasurer (and Chief
                              Financial Officer) and
                              Director

/s/ David G. Reinhart         Vice President,               August 7, 1997
David G. Reinhart             Secretary and Director

/s/ Kirbyjon H. Caldwell      Director                      August 7, 1997
Kirbyjon H. Caldwell*

/s/ Robert O. Naegele, Jr.    Director                      August 7, 1997
Robert O. Naegele, Jr.*

/s/ Dennis J. Doyle           Director                      August 7, 1997
Dennis J. Doyle*

/s/ John M. Clarey            Director                      August 7, 1997
John M. Clarey*



* By: David G. Reinhart and V. James Davis, Attorneys-in-Fact.